As filed with the Securities and Exchange Commission on April 29, 2026

Registration Statement No. 333-294994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

C2 Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2741	20-5379243
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7700 Congress Avenue, Suite 3105

Boca Raton, FL 33487

Telephone: (561) 482-9336

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jonathan Honig

President and Principal Executive Officer

C2 Capital Group, Inc.

7700 Congress Avenue, Suite 3105

Boca Raton, FL 33487

Telephone: (561) 482-9336

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700	Ross David Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas 26th Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of shares of our common stock (including shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any) through the underwriters named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount up to 651,214 shares of our common stock (the “Selling Stockholder Prospectus”). The IPO Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Pages for Selling Stockholder Prospectus.”

The Selling Stockholder Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	they contain different Offering sections in the Prospectus Summary section;
●	they contain different Use of Proceeds sections;
●	the Capitalization section is deleted from the Selling Stockholder Prospectus;
●	the Dilution section is deleted from the Selling Stockholder Prospectus;
●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;
●	the Underwriting section from the IPO Prospectus is deleted from the Selling Stockholder Prospectus and a Plan of Distribution is inserted in its place; and
●	the Legal Matters section in the Selling Stockholder Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Stockholder Prospectus as compared to the IPO Prospectus.

The sales of our common stock registered in the IPO Prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 7 of the IPO Prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 29, 2026

3,750,000 Shares

Common Stock

C2 Capital Group, Inc.

This is a firm commitment public offering of shares of common stock of C2 Capital Group, Inc. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price of our shares will be between $4.00 and $5.00 and the 3,750,000 shares of common stock offered hereby is based on an assumed offering price of the initial public offering of $4.50 per share, the midpoint of such estimated price range. See “Determination of Offering Price” on page 59.

We have applied to list our shares of common stock on the NYSE American under the symbol “CCLV.” If our common stock is not approved for listing on NYSE American, we will not consummate this offering. No assurance can be given that our application will be approved.

In addition, we have registered an aggregate of 651,214 shares of our common stock for resale by certain selling stockholders by means of the Selling Stockholder Prospectus. Sales of the shares of our common stock registered in this prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of the information that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of gross proceeds of this offering payable to the underwriters. We refer you to “Underwriting” beginning on page 57 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 562,500 additional shares of common stock at the initial public offering price per share, less underwriting discounts and commissions  solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about                         , 2026.

D. Boral Capital

The date of this prospectus is                      , 2026

i

This prospectus constitutes a part of a registration statement on Form S-1 (or, together with all amendments and exhibits thereto, the Registration Statement) filed by us with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to C2 Capital Group, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you.

This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the® and ™ symbols, but we and the respective owners will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our Company (as defined herein) discussed in the “Risk Factors” section of this prospectus, and matters set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.” In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to C2 Capital Group, Inc. and its wholly-owned subsidiaries.

Company Background

We were incorporated on March 28, 2024, as a Nevada corporation and are headquartered in Boca Raton, Florida. Our live streaming platform, known as C2 Live, is a competitive, creator-first live streaming platform focused on maximizing earnings through high-impact virtual gifting and gamified monetization (“C2 Live”). Officially launched in beta in August 2024, C2 Live has demonstrated early revenue and engagement traction. Built on a modern technology stack, C2 Live offers a next-generation destination for real-time connection, live performance, and community-driven interaction.

Our principal executive offices are located at 7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487 and our telephone number is (561) 482-9336.

Platform Overview

C2 Live empowers creators with tools to build deeper connections while generating sustainable income. Our platform supports real-time interaction and rewards top performance through virtual gifts, time-based events, and direct fan support — all in an authentic, drama-free environment.

At the core of C2 Live is a high-impact gifting system that combines animation, sound, and emotional storytelling to drive user engagement and support creator income. These features are supported by a scalable in-house technology architecture and a hybrid moderation model designed to foster a safe and inclusive community.

Monetization Model and Growth Strategy

We generate revenue through the redemption of prepaid virtual coins for virtual gifts during livestreams. While use of the platform is free, viewers send gifts to support content creators who host live video streams, participate in events, and gain visibility. Revenue is recognized when the virtual gifts are delivered to creators, representing the conversion of virtual coins into gifts. Our monetization model is gamified—rewarding performance and engagement with dynamic leaderboards, competitions, referral challenges, and Elite badges that unlock paid contracts for top creators. As our user base expands, we plan to diversify revenue through recurring subscriptions, live shopping, direct-to-fan content sales and advertising revenue. In addition, while we do not currently offer advertising on our platform, as our user base and viewer engagement continue to grow, we plan to introduce advertising opportunities in the future. These may include in-app display ads, sponsored events, brand partnerships, or other forms of native promotion. We believe advertising could become an additional source of revenue once we achieve sufficient scale to deliver meaningful reach and value to advertisers.

Market Opportunity

C2 Live sits at the intersection of three fast-growing digital markets: the creator economy, live streaming, and live commerce. According to Exploding Topics, the creator economy was valued at $127.6 billion in 2023, projected to reach $528.4 billion by 2030 (22.5% CAGR). According to IMARC Group, the global live-streaming market reached approximately $87.8 billion in 2024 and is projected to exceed $605.2 billion by 2033, driven by rising demand for real-time content, increased mobile connectivity, and evolving monetization models. According to Axios, live commerce (excluding China) is projected to grow from about $65 billion in December 2025 to nearly $2 trillion by 2030, with the U.S. and Europe anticipated to contribute significantly to this expansion. We believe C2 Live is well-positioned to benefit from this expansion through its creator-first platform, which integrates high-impact gifting, gamified monetization, and performance-based incentive programs.

Competitive Positioning

We compete with global platforms such as TikTok Live, Instagram Live, MeetMe, Twitch and Bigo Live, but differentiate through a streamlined user experience, high-impact gifting and gamified monetization. Unlike ad-driven platforms, C2 Live is built around discretionary user spend—rewarding creators directly and optimizing for earnings rather than algorithmic reach.

Our technology stack is fully developed in-house, giving us control over product velocity, data, and user experience.

2

Our leadership team has significant experience building and operating large-scale social consumer platforms.

C2 Live Product Screenshots

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in gross revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

3

The Offering

Common stock to be offered:	3,750,000 shares of common stock.

Common stock outstanding prior to offering:	9,427,611 shares.

Common stock to be outstanding after this offering:	13,177,611 shares (or 13,740,111 shares if the underwriters exercise their option to purchase additional shares in full) based on an assumed public offering price of $4.50 per share, the midpoint of the price range listed on the cover page of this prospectus.

Option to purchase additional shares of common stock:	We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to 562,500 additional shares of our common stock, an amount equal to 15% of the number of shares offered hereby, on the same terms and conditions as set forth herein, to cover over-allotments, if any.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $14.54 million, or approximately $16.87 million if the underwriters exercise their over-allotment option in full, at an assumed initial public offering price of $4.50 per share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently plan to use the net proceeds of this offering for product development, marketing and creator acquisition, infrastructure scaling, regulatory compliance and general working capital and corporate purposes. These uses include enhancing platform features, expanding our creator network, strengthening cloud and moderation systems, and supporting general operations and compliance. We may also use a portion of the net proceeds to explore strategic partnerships or technology acquisitions if suitable opportunities arise; however, we have no current commitments or obligations to do so. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-up agreements:

The Company will not, without the prior written consent of the Representative, sell, transfer or otherwise dispose of any capital securities (or underlying securities) of the Company for a period of twelve months from the date of this prospectus.

Our directors, officers and holders of 5% or more of the Company’s outstanding shares as of the effective date of the registration statement of which this prospectus forms a part will enter into lock-up agreements with the Representative not to sell, transfer, or dispose of any of our common stock for a period of twelve months from the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions. In addition, holders of less than 5% of the Company’s outstanding shares as of the effective date of the registration statement of which this prospectus forms a part will enter into lock-up agreements with the Representative not to sell, transfer, or dispose of any of our common stock for a period of six months from the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions.

See “Underwriting” for additional information.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” in addition to other information in this prospectus for a discussion of factors you should carefully consider before making an investment decision.

Proposed NYSE American trading symbol:	“CCLV”.

The number of shares of common stock to be outstanding immediately after this offering is based on 9,427,611 shares of common stock outstanding as of April 23, 2026 and excludes the following:

●	3,126,670 shares of common stock underlying outstanding options at a weighted average exercise price of $1.20 per share;

●	60,588 shares of common stock underlying warrants at an exercise price of $3.75 per share;

●	100,000 shares of common stock issuable upon vesting of outstanding performance-based restricted stock units; and

●	3,004,068 shares of common stock reserved for future issuance under our 2024 Omnibus Equity Incentive Plan.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	a 3-for-2 stock split of our common stock effected on April 1, 2026 pursuant to which (i) every three shares of outstanding common stock was decreased to two shares of common stock, (ii) the number of shares of common stock for which each outstanding option and warrant to purchase common stock is exercisable was proportionally decreased on a 2-for-3 basis and (iii) the exercise price of each outstanding option and warrant to purchase common stock was proportionally increased on a 2-for-3 basis (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share; and

●	No exercise of the underwriters’ option to purchase up to an additional 562,500 shares of common stock to cover allotments, if any.

4

Summary Consolidated Financial Data

The summary of our audited consolidated statements of operations data for the fiscal year ended March 31, 2025 and the period from March 28, 2024 (inception) to March 31, 2024, and our unaudited data for the nine months ended December 31, 2025, along with the summary balance sheet data at December 31, 2025 were derived from the consolidated financial statements of included elsewhere in this prospectus. The unaudited consolidated interim financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair statement of the financial information set forth in those statements. The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results that may be expected for a full year. The following summary consolidated financial and other data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of the Company included elsewhere in this prospectus.

Consolidated Statements of Operations Data:

	Year Ended March 31,	March 28, 2024 (Inception)	Nine Months Ended December 31, (unaudited)
	2025	To March 31, 2024	2025	2024
Revenue	$1,637,704	$-	$3,340,965	$1,012,075
Operating expenses	$2,362,186	$-	$3,424,461	$1,598,177
Net loss	$(2,242,328)	$-	$(3,792,814)	$(1,393,614)
Basic net (loss) per share	$(0.32)	$-	$(0.42)	$(0.22)
Diluted net (loss) per share	$(0.32)	$-	$(0.42)	$(0.22)
Basic weighted average shares outstanding	7,007,585	-	8,941,226	6,330,192
Diluted weighted average shares outstanding	7,007,585	-	8,941,226	6,330,192

Consolidated Balance Sheet Data:

	Actual	As of December 31, 2025 (Unaudited) As Adjusted(1)
Cash	$2,005,900	17,162,150
Working capital	$1,352,727	16,508,977
Total assets	$2,300,509	17,456,759
Total current liabilities	$797,178	797,178
Total stockholders’ equity	$1,479,470	16,635,721

(1) The as adjusted balance sheet data reflects our sale of 3,750,000 shares of common stock in this offering at an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. As adjusted balance sheet data is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease as adjusted cash, total assets and total stockholders’ equity by approximately $3.75 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. A 500,000 share increase or decrease in the number of shares offered by us would increase or decrease as adjusted cash, total assets and total stockholders’ equity by approximately $1.88 million, assuming that the assumed initial price to public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These unaudited adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances.

Summary of Risk Factors

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors but these risks are not the only ones we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors,” together with the other information included in this prospectus. If any of the following risks actually occurs (or if any of those listed elsewhere in this prospectus occur), our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

Risks Related to Our Financial Position and Need for Additional Capital

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	Even if this offering is successful, we may require additional funding. If we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

5

Risks Related to Our Business and Industry

●	Our business is based on a new business model in a new market in which user demand may change or decrease substantially. In addition, we are a relatively young company, and you should consider our prospects considering the risks and uncertainties which early-stage companies.

●	If we do not effectively manage our growth or implement our business strategies, our business and results of operations may be materially and adversely affected.

●	Our business is heavily dependent on revenues from live streaming services. If our live streaming revenue declines in the future, our results of operations may be materially and adversely affected.

●	We may be held liable for information or content displayed on, retrieved from or linked to our platform, or distributed to our users, or foreign authorities may impose legal sanctions on us, including, in serious cases, suspending or revoking the licenses necessary to operate our platform.

●	The revenue model for our live streaming and subscriber programs may not remain effective, which may affect our ability to retain existing users and attract new users and materially and adversely affect our business, financial condition and results of operations.

●	We may generate a portion of our revenues from online advertising. If we fail to attract advertisers to our platform or if advertisers are less willing to advertise with us, our revenues may be adversely affected.

●	We may not be able to keep our users engaged, which may reduce our monetization opportunities and materially and adversely affect our revenues, profitability and prospects.

●	Spammers and malicious applications may affect user experience, which could reduce our ability to attract users and advertisers and materially and adversely affect our business, financial condition and results of operations.

●	We use third party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Concerns about collection and use of personal data could damage our reputation and deter current and potential users from using our products and services, which could lead to lower revenues.

●	We have limited experience in international markets. If we fail to meet the challenges presented by increased global operations, our business, financial condition and results of operations may be materially and adversely affected.

●	The majority of our employees are employed in Canada and are subject to Canadian law.

●	Our results of operations are subject to substantial quarterly and annual fluctuations due to seasonality.

Risks Related to Government Regulations

●	Our business is subject to a variety of local and international laws, rules and policies. Failure to comply with such applicable laws, regulations and rules could subject us to significant reputational, financial, legal and operational consequences.

Risks Related to Intellectual Property

●	We may be subject to intellectual property infringement claims or other allegations, which could result in our payment of substantial damages, penalties and fines, removal of relevant content from our website or seeking license arrangements which may not be available on commercially reasonable terms.

Risks Related to This Offering and Ownership of Our Common Stock

●

There is no guarantee that our common stock will be listed on the NYSE American. Furthermore, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

●	Jonathan Honig, our President and Principal Executive Officer may be able to influence the outcome of all corporate actions requiring approval of our stockholders as a result of his ownership of voting capital of the Company.

●	We have never paid dividends and we do not expect to pay dividends for the foreseeable future.
●	Investors in this offering will experience immediate and substantial dilution.

●	We are registering shares of common stock to certain stockholders concurrently with the primary offering. The sales of such shares might affect the price, demand, and liquidity of our common stock.

6

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus including “Cautionary Statement Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes thereto included elsewhere in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur as well as other risks not currently known to us or that we currently consider immaterial. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Financial Position and Need for Additional Capital

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of March 31, 2025 have been prepared under the assumption that we will continue as a going concern for the next 12 months. Our independent registered public accounting firm included in its opinion for the year ended March 31, 2025 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and generate significant revenue. Our financial statements as of March 31, 2025 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital.

Although we have generated approximately $3.3 million and $1.6 million of revenues for the nine months ended December 31, 2025 and the year ended March 31, 2025, respectively, our future profitability is uncertain.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development and expansion of a business enterprise. Our net losses were approximately $3.8 million and $2.2 million for the nine months ended December 31, 2025 and the year ended March 31, 2025, respectively, and our accumulated deficit as of December 31, 2025 and March 31, 2025 was approximately $6.0 million and $2.2 million, respectively. If we are unable to achieve and maintain profitability, we may be unable to continue our operations.

Even if this offering is successful, we may require additional funding. If we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our business.

To date, we have funded a significant portion of our operations through the sale of our equity securities. As of December 31, 2025 and March 31, 2025 we had cash of approximately $2.0 million and $2.3 million, respectively. We estimate that the net proceeds from this offering will be approximately $14.54 million (or $16.87 million if the underwriters exercise their over-allotment option in full), based upon an assumed initial public offering price of $4.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect that the net proceeds from this offering and our existing cash will be sufficient to fund our current operations through at least 12 months from the date of this prospectus. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other third-party funding or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or based upon specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to make certain dividends, incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue our operations or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Risks Related to Our Business and Industry

Our business is based on a new business model in a new market in which user demand may change or decrease substantially.

Many of the elements of our business are unique, evolving, and unproven. The markets for our technology, especially our live streaming technology, and products and services are new and rapidly developing and are subject to significant challenges. Our business plan relies heavily upon increased revenues from our live streaming services and our ability to successfully monetize our user base and products and services, and we may not succeed in any of these respects.

As the online live streaming industry in North America is young and untested, there are few proven methods of projecting user demand or available industry standards on which we can rely. Furthermore, some of our current monetization methods are in a preliminary stage. For example, if we do not effectively manage the supply and timing of our in-app virtual items and the proper price points for these products and services, our users may be less likely to buy in-app virtual items from us. We consider industry standards and expected user demand in deciding how to optimize virtual item merchandizing most effectively. We cannot assure you that our attempts to monetize our user base and products and services will continue to be successful, profitable, or widely accepted, and therefore, the future revenue and income potential of our business are difficult to evaluate.

If we do not effectively manage our growth or implement our business strategies, our business and results of operations may be materially and adversely affected.

We have experienced a period of growth and expansion that has placed, and continues to place, significant strain on our management and resources. We cannot assure you that this level of significant growth will be sustainable or achieved at all in the future. We believe that our continued growth will depend on our ability to develop new sources of revenue, increase monetization, attract new users, retain and expand paying users, encourage additional purchases by our paying users, continue developing innovative products, services and technologies in response to user demand, increase brand awareness through marketing and promotional activities, react to changes in user access to and use of the internet, expand into new market segments, integrate new devices, platforms and operating systems, develop new advertising and promotion methods, attract new advertisers and retain existing advertisers and take advantage of any growth in the relevant markets. We cannot assure you that we will achieve any of the above or achieve any of the above in a cost-effective manner.

To manage our growth and to achieve and maintain profitability, we expect that we will need to continue to implement, from time to time, a variety of new and upgraded operational and financial systems, procedures, and controls on an as-needed basis. We will also need to further expand, train, manage and motivate our workforce and manage our relationships with users, creators, third party developers, advertiser’s media platforms and other business partners. All these endeavors involve risks and will require substantial management efforts and skills and significant added expenditures. We cannot assure you that we will be able to effectively manage our growth or implement our future business strategies, and failure to do so may materially and adversely affect our business and results of operations.

7

Although our short-term focus is the US market and most of our revenues and operations are concentrated in the United States, we may, in the future, grow internationally. Currently, our C2 Live platform is accessible globally and has users generating limited amounts of revenue in certain international markets, principally in Canada, the United Kingdom and Australia. We will face certain risks inherent in doing business internationally, including, but not limited to, difficulties in developing, staffing, and simultaneously managing a foreign operation because of distance, language, and cultural differences, challenges in formulating effective local sales and marketing strategies targeting users from various jurisdictions and cultures, who have a diverse range of preferences and demands; challenges in identifying appropriate local business partners and establishing and maintaining good working relationships with them; dependence on local platforms in marketing our international products and services overseas; challenges in selecting suitable geographical regions for international business; political or social unrest or economic instability; compliance with applicable foreign laws and regulations and unexpected changes in laws or regulations; exposure to different tax jurisdictions that may subject us to greater fluctuations in our effective tax rate and potentially adverse tax consequences; and increased costs associated with doing business in foreign jurisdictions.

We are a relatively young company, and you should consider our prospects considering the risks and uncertainties which early-stage companies.

We expect that we will continue to incur significant costs and expenses in many aspects of our business, such as sales and marketing expenses to acquire users and raise our brand awareness, as well as research and development costs to update existing services and launch new services and rising bandwidth costs to support our video function, grow our user base and generally expand our business operations. We may not generate sufficient revenues to offset such costs to achieve or sustain profitability in the future. In addition, we expect to continue to invest heavily in our operations to maintain our current market position, support our anticipated future growth and meet our expanded reporting and compliance obligations as a public company.

Our profitability is also affected by other factors beyond our control. The continued success of our business depends on our ability to identify which services will appeal to our user base and to offer such services on commercially acceptable terms. Our ability to finance our planned expansion also depends in part on our ability to convert active users (as defined herein) into paying users (as defined herein) and increase the average revenue per paying user, or ARPU, and successfully compete in a very competitive market.

We were incorporated in March 2024 and have a limited operating history. We introduced C2 Live in August 2024 and have experienced a high growth rate since then. As a result of our relatively short history, our historical results of operations may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve similar growth rates in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. We may again incur net losses in the future, and you should consider our prospects considering the risks and uncertainties which early-stage companies with limited operating histories such as ours may be exposed to or encounter, including risks associated with being a public company with business operations located mainly in the United States.

Our business is heavily dependent on revenues from live streaming services. If our live streaming revenue declines in the future, our results of operations may be materially and adversely affected.

During both the year ended March 31, 2025 and the nine months ended December 31, 2025, we derived all of our revenue from live streaming activities through the sale of virtual coins used to purchase virtual gifts during live streams. We expect that our business will continue to be dependent on revenues from live streaming services in the future. Any decline in live streaming revenues may materially and adversely affect our results of operations. The revenue model for our live streaming and subscriber programs may not be effective, which may affect our ability to retain existing users and attract new users and materially and adversely affect our business, financial condition and results of operations.

8

We may be held liable for information or content displayed on, retrieved from or linked to our platform, or distributed to our users, or foreign authorities may impose legal sanctions on us, including, in serious cases, suspending or revoking the licenses necessary to operate our platform.

Our live streaming platform enables users to exchange information, generate and distribute content, advertise products and services, conduct business and engage in various other online activities. Although we maintain a zero-tolerance policy for bullying and harassment and use automated detection tools and community moderators to identify and promptly address inappropriate content, because most of the communications on our platform are conducted in real time, we are unable to verify the sources of all information posted thereon or examine the content generated by users before they are posted. Therefore, it is possible that users may engage in illegal, obscene or incendiary conversations or activities, including the publishing of inappropriate or illegal content that may be deemed unlawful under laws and regulations of any jurisdictions in which our products and services are available on our platform. If any content on our platform is deemed or alleged to be illegal, obscene or incendiary, or if appropriate licenses and third-party consents have not been obtained, claims may be brought against us for defamation, libel, negligence, copyright, patent or trademark infringement, other unlawful activities or other theories and claims based on the nature and content of the information delivered on or otherwise accessed through our platform. Even if such claims are ultimately found to be without merit, we may incur significant costs and be required to expend significant resources in defending against such claims. We also may face liability for copyright or trademark infringement, fraud, and other claims based on the nature and content of the materials that are delivered, shared or otherwise accessed through or published on our platform. Defending any such actions could be costly and involve significant time and attention of our management and other resources.

The revenue model for our live streaming and subscriber programs may not remain effective, which may affect our ability to retain existing users and attract new users and materially and adversely affect our business, financial condition and results of operations.

We operate our live streaming platform using a virtual tipping-based revenue model whereby users can get access to the live streaming for free and have the option of purchasing in-stream virtual gifts and items. We have generated, and expect to continue to generate, a substantial majority of our live streaming revenues using this revenue model. For both the year ended March 31, 2025 and the nine months ended December 31, 2025, revenues from live streaming represented 100% of our total net revenues. Our live streaming business has experienced significant growth in recent months, but we cannot assure you that we will continue to achieve a similar growth rate in the future, as the user demand for this service may change, decrease substantially or dissipate, or we may fail to anticipate and serve user demands effectively.

We may not be able to successfully implement the virtual tipping-based revenue model for live streaming, as popular creators may leave our platform and we may be unable to attract new talent that can attract users or cause such users to increase the amount of time spent engaging and money spent on purchasing in-stream virtual gifts, items and subscriptions on our platform. Failure to keep our users engaged in the live streaming service may result in reducing average revenue per user and the number of paying users, which may adversely affect our financial condition and results of operations.

At our discretion, we grant Elite status to select creators under monthly paid contracts. The Elite Badge creators are engaged under fixed-term service agreements and receive monthly compensation based on performance metrics such as content quality, consistency, and audience engagement. We believe these Elite status creators are important to our future success by generating income for us. The amount we are required to pay to creators may increase in the future, or we may fail to reach mutually acceptable terms, which may adversely affect our revenue or result in us losing access to these creators. In addition, we face competition for Elite creators from competing platforms that may offer higher earnings or revenue sharing, broader distribution, or more favorable contractual terms. If we were to lose our ability to attract and retain popular creators or the cost to attract and retain Elite creators were to increase, our ability to grow and be successful would be negatively affected which would affect our revenue, financial condition and results of operations. As of March 31, 2025, we had approximately 15,600 creators on our platform, of which approximately 71 were granted Elite status. As of December 31, 2025, our platform grew to approximately 43,300 creators, of which approximately 127 creators had been granted Elite status.

We may not be able to enforce or maintain compliance with terms of service and platform polices which could adversely affect our business, financial condition and results of operations.

We maintain comprehensive Terms of Service, Privacy Policy, and Community Conduct Guidelines that govern user behavior and platform use. These policies are designed to ensure a safe, respectful, and engaging environment for both users and creators. Our Terms of Service outline acceptable use, user rights and responsibilities, content ownership, and limitations of liability. Our Privacy Policy details our practices for collecting, using, and protecting user data in accordance with applicable data protection laws. Our Community Conduct Guidelines establish clear standards around user interactions, including prohibitions on harassment, fraud, hate speech, and abusive behavior. These policies are publicly available at c2live.co/terms, c2live.co/privacy, and c2live.co/conduct.

9

We cannot assure you that we will be able to enforce or maintain compliance with our various terms of service and policies. If we fail to have users adhere to our policies and terms of service or any of our policies or terms is held to be illegal or unenforceable in any jurisdiction, our business, financial condition and results of operations may be adversely affected.

We may generate a portion of our revenues from online advertising. If we fail to attract advertisers to our platform or if advertisers are less willing to advertise with us, our revenues may be adversely affected.

We may generate a portion of our revenues from online advertising. If the online advertising market size does not materialize, or if we are unable to capture and retain a sufficient share of that market, our online advertising revenues, if any, and our profitability and prospects could be adversely affected.

We plan to offer advertising services through contracts entered with third party advertising agencies and by way of displaying advertisements on our websites and platform or providing promotion integrated in the programs, shows or other content offered on our live streaming platform. We cannot assure you that we will be able to attract direct advertisers and advertising agencies. If we fail to attract direct advertisers and direct advertising agencies or any of our future advertising methods or promotion activities becomes less effective, our business, financial condition and results of operations may be adversely affected.

We have granted employee stock options and other share-based awards in the past and are likely to continue to do so in the future. We recognize share-based compensation expenses in our consolidated statements of operations in accordance with the relevant rules under U.S. GAAP, which have had and may continue to have a material and adverse effect on our results of operations.

We have granted share-based compensation awards, including share options, restricted shares and restricted share units, to various employees, key personnel and other non-employees to incentivize performance and align their interests with ours. As a result of these grants and potential future grants, we expect to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. The expenses associated with share-based compensation may reduce our net income in the future. In addition, any additional securities issued under share-based compensation schemes will dilute the ownership interests of our stockholders. If we limit the scope of the share-based compensation schemes, we may not be able to attract or retain key personnel who expect to be compensated by options, restricted shares or restricted share units.

The number of mobile active users we have may fluctuate and we may fail to attract more paying users, which may materially and adversely affect our revenues growth, results of operations and financial condition.

The number of our mobile monthly active users may substantially fluctuate from time to time. If we are unable to attract new users and retain them as active users and convert non-paying active users into paying users, our revenues may fail to grow, and our results of operations and financial condition may suffer.

We may not be able to keep our users engaged, which may reduce our monetization opportunities and materially and adversely affect our revenues, profitability and prospects.

Our success depends on our ability to maintain and grow our user base and keep our users engaged. To attract and retain users and remain competitive, we must continue to innovate our products and services, implement new technologies and functionalities, and improve the features of our platform to entice users to use our products and services more frequently and for longer durations.

The internet industry is characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and services and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes on a cost- effective and timely basis; failure to do so may cause our user base to shrink and user engagement level to decline which could materially and adversely effect our results of operations.

Due to the intensified competition among live streaming platforms, users may leave us for competitor platforms more quickly than in other online sectors. A decrease in the number of active C2 Live users may reduce the diversity and vibrancy of our platform’s online ecosystem and affect our user-generated channels, which may in turn reduce our monetization opportunities and have a material and adverse effect on our business, financial condition and results of operations.

We cannot assure you that our platform will continue to be sufficiently popular with our users to offset the costs incurred to operate and expand it. User satisfaction is particularly difficult to predict as internet users in North America may not be familiar with the concept of a live streaming platform such as ours which enables users to interact in live online group activities through voice, text and video. We have historically relied on word-of-mouth and incentivized referrals, agency partnerships and search marketing to increase user awareness of our products and services and to expand our user base. If we decide to engage in more conventional advertising or marketing campaigns, our sales and marketing expenses will increase, which could have an adverse effect on our results of operations. Failure to maintain or grow our user base in a cost-effective manner, or at all, and keep our users engaged would materially and negatively affect our results of operations.

10

We face competition in several major aspects of our business. If we fail to compete effectively, we may lose users and advertisers which could materially and adversely affect our business, financial condition and results of operations.

We face competition in several major aspects of our business, particularly from companies that provide live-streaming services. Our competitors primarily include TikTok Live, Instagram Live, Bigo Live, MeetMe, Twitch and other live streaming platforms, and other short-form video and live streaming platforms such as TikTok and Instagram. Some of our competitors may have longer operating histories and significantly greater financial, technical and marketing resources than we do, and in turn may have an advantage in attracting and retaining users and advertisers. In addition, competitors in some areas of our business may have significantly larger user bases and more established brand names than we do and may be able to more effectively leverage their user bases and brand names to provide live streaming and other products and services and thereby increase their respective market shares. We may also face potential competition from global live streaming service providers that seek to enter the North American market, whether independently or through the formation of alliances with, or acquisition of, domestic internet companies.

If we are not able to effectively compete in any of our lines of business, our overall user base and level of user engagement may decrease, which could reduce our paying users or make us less attractive to advertisers. We may be required to spend additional resources to further increase our brand recognition and promote our products and services, and such additional spending could adversely affect our profitability. Furthermore, if we are involved in disputes with any of our competitors that result in negative publicity to us, such disputes, regardless of their veracity or outcome, may harm our reputation or brand image and in turn lead to reduced number of users and advertisers. Any legal proceedings or measures we take in response to such disputes may be expensive, time-consuming and disruptive to our operations and divert our management’s attention.

Spammers and malicious applications may affect user experience, which could reduce our ability to attract users and advertisers and materially and adversely affect our business, financial condition and results of operations.

Spammers may use C2 Live to send targeted and untargeted spam messages to users, which may affect user experience. As a result, our users may use our products and services less or stop using them altogether. In spamming activities, spammers typically create multiple user accounts for the purpose of sending spam messages. Although we attempt to identify and delete accounts created for spamming purposes, we may not be able to effectively eliminate all spam messages from our platform in a timely fashion. Any spamming activities could have a material and adverse effect on our business, financial condition and results of operations.

We use third party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

Our business depends heavily on services provided by, and relationships with, third parties. If we are unable to attract or retain popular creators for our live-streaming platform, or if these individuals fail to draw fans or participants, our results of operations may be negatively impacted. Similarly, if creators cannot establish or maintain mutually satisfactory cooperation with others on our platform, we risk losing key contributors, which could adversely affect our business and operations.

Additionally, our reliance on third-party app stores, such as Apple’s App Store and Google Play, poses a significant risk. If these app stores choose to remove our applications due to policy changes, perceived violations, or other reasons, it would severely impact our ability to acquire new users and retain existing ones. Such an event could lead to substantial revenue losses, reputational damage, and increased costs associated with addressing the removal or finding alternative distribution channels.

We also depend on rights to host popular online games and applications. If we are unable to obtain or retain these rights or are required to share a larger portion of revenues with third-party developers, it may necessitate increased resources to secure hosting rights for new games and applications, negatively impacting our results of operations.

Moreover, some third-party software we use in our operations is publicly available without charge. If the owners of this software decide to charge for usage or discontinue availability, we may incur significant costs to license or replace it. If replacement software is unavailable or prohibitively expensive, our business and operations could be adversely affected.

Our services also rely on a complex network of servers maintained by third-party data centers across the United States and broadband connections provided by third-party operators. Any damage to or interruptions in these networks and services could impact our results of operations. This dependency on third-party infrastructure is expected to continue.

11

In addition, a significant portion of our products and services are sold through third-party online payment systems. If these payment systems experience security breaches or operational failures, user confidence in the payment systems could erode, leading to reduced purchases of our virtual items and negatively affecting our results of operations.

As we exercise no direct control over third-party partners, any increases in their pricing, failures in their service delivery, termination of agreements, or discontinuation of relationships could result in service interruptions, reduced revenues, or increased costs. Such developments could have a material adverse effect on our business, financial condition, and results of operations.

System failure, interruptions and downtime can result in adverse publicity for our products and result in net revenue losses, a slowdown in the growth of our registered user accounts (as defined herein) and a decrease in the number of our active users. If any of these system disruptions occur, our business, financial condition and results of operations may be materially and adversely affected.

Although we seek to reduce the possibility of disruptions or other outages, our services may be disrupted by problems with our own technology and system, such as malfunctions in our software or other facilities and network overload. Our systems may be vulnerable to damage or interruption from telecommunication failures, power loss, computer attacks or viruses, earthquakes, floods, fires, terrorist attacks and similar events. Parts of our system are not fully redundant, and our disaster recovery planning is not sufficient for all eventualities. Despite any precaution we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in the availability of our products and services. Any interruption in the ability of our users to use our products and services could reduce our future revenues, harm our future profits, subject us to regulatory scrutiny and lead users to seek alternative forms of online social interactions.

Our servers that process user payments may experience scheduled or unscheduled downtime, which may negatively affect our brand and user perception of the reliability of our systems. Any scheduled or unscheduled interruption in the ability of users to use our payment systems could result in an immediate, and possibly substantial, loss of revenues.

With the expansion of our business, we may be required to purchase more bandwidth and upgrade our technology and infrastructure to keep up with the increasing traffic on our websites and increasing user levels on our platform overall. We cannot assure you that the telecommunications providers whose networks we lease or the third-party agents that operate our data centers would be able to accommodate all our requests for more bandwidth or upgraded infrastructure or network, or that the internet infrastructure and the fixed telecommunications networks will be able to support the demands associated with the continued growth in our internet usage.

Our users may use our products or services for critical transactions and communications, especially business communications. As a result, any system failures could result in damage to such users’ businesses. These users could seek significant compensation from us for their losses. Even if unsuccessful, this type of claim would likely be time consuming and costly for us to address.

We have limited control over the prices of the services provided by telecommunication service providers and may have limited access to alternative networks or services. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be materially and adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline, and our business may be harmed.

12

The respective number of our registered user accounts, active users and paying users may overstate the number of unique individuals who register to use our products and services, log on to our platform and purchase virtual items or other products and services on our platform, respectively, and may therefore lead to an inaccurate interpretation of our average revenue per paying user metric and of our business operations by our management and by investors, and may affect advertisers’ decisions on the amount spent on advertising with us.

The number of our registered user accounts (the total number of user accounts that have completed the account registration process on our platform) may overstate the number of unique individuals who register to use our products and services. This is because users of our platform are not required or obligated to undergo ID verification during registration. Therefore, we cannot and do not track the number of unique paying users. Instead, we track the number of registered user accounts, active users (paying and non-paying users who engage with our live streaming platform) and paying users (registered user accounts that have purchased virtual coins and generate revenue for our Company). During the nine months ended December 31, 2025, we had approximately 1,034,054 registered user accounts, 60,010 active users, and 8,436 paying users. During the year ended March 31, 2025, we had approximately 515,291 registered user accounts and 4,015 paying users. We did not track active user metrics during the year ended March 31, 2025, as the internal systems used to measure user activity were implemented after that period.

We calculate certain operating metrics in the following ways: (a) the number of registered user accounts is the cumulative number of user accounts at the end of the relevant period that have logged onto our platform at least once after registration, (b) the number of active users is the cumulative number of user accounts at the end of the relevant period that have signed onto our platform at least once during the relevant period, and (c) the number of paying users is the cumulative number of registered user accounts that have purchased virtual items or other products and services on our platform at least once during the relevant period. The actual number of unique individual users, is lower than that of registered user accounts, active users and paying users, for three primary reasons. First, each individual user may register more than once and therefore have more than one account, and sign onto each of these accounts during a given period. For example, a user may (a) create separate accounts for community and personal use and log onto each account at different times for different activities or (b) if he or she lost his or her original username or password, he or she may register again and create an additional account. Second, we experience irregular registration activities such as the creation of a significant number of improper user accounts by a limited number of individuals, which may be in violation of our policies, including for the purpose of clogging our network or posting spam to our channels. We have limited ability to validate or confirm the accuracy of information provided during the user registration process to ascertain whether a new user account created was created by an existing user who is registering duplicative accounts. Thus, the respective number of our registered user accounts, active users and paying users may overstate the number of unique individuals who register on our platform, sign onto our platform and purchase virtual items or other products and services on our platform and access C2 Live, respectively, which may lead to an inaccurate interpretation of our average revenue per paying user metric. Third, we may be unable to track whether we are successfully converting registered users or active users into paying users since we do not track the number of unique individuals or operate our platform on a real-name basis. If the growth in the number of our registered user accounts, active users or paying users continues to be lower than the actual growth in the number of unique individual registered, active or paying users, our user engagement level, sales and our business may not grow as quickly as we expect, and advertisers, if any, may reduce the amount spent on advertising with us, which may harm our business, financial condition and results of operations. In addition, such overstatement may cause inaccurate evaluation of our business operations by our management and by investors, which may also materially and adversely affect our business and results of operations.

If we are unable to continue to successfully capture and retain the growing number of users that access internet services through mobile devices or successfully monetize mobile users, our business, financial condition and results of operations may be materially and adversely affected.

Users are accessing our platform using mobile devices. If we are unable to attract and retain mobile users, or if we are slower than our competitors in developing attractive services for mobile devices, we may fail to expand our user base and lose existing users, which may materially and adversely affect our business and results of operations.

Furthermore, as new mobile devices and operating systems are continually being released, it is difficult to predict the problems we may encounter in developing and updating versions of our products and services for use on these devices and operating systems, and we have devoted, and expect to continue to devote, significant resources to create, support and maintain these services. Devices providing access to our products and services are not manufactured and sold by us, and we cannot assure you that companies manufacturing or selling these devices would always ensure that their devices perform reliably and are maximally compatible with our systems. Any faulty connection between these devices and our products and services may result in consumer dissatisfaction with us, which could damage our brand and have a material and adverse effect on our financial results. In addition, the lower resolution, functionality and memory associated with some mobile devices make the use of our products and services through such devices more difficult and the versions of our products and services we develop for these devices may fail to attract users. Manufacturers or distributors may establish unique technical standards for their devices and, as a result, our mobile applications may not work or be viewable on these devices.

Due to the importance of mobile devices for our platform, any of the above may have a material adverse effect on our business, financial condition and results of operations.

Concerns about collection and use of personal data could damage our reputation and deter current and potential users from using our products and services, which could lead to lower revenues.

Concerns about our practices regarding the collection, use or disclosure of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. We apply strict management and protection for any information provided by users and, under our privacy policy, without our users’ prior consent, we will not provide any of our users’ personal information to any unrelated third party unless legally compelled to do so. While we strive to comply with our privacy guidelines as well as all applicable data protection laws and regulations, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others and could damage our reputation. User and regulatory attitudes towards privacy are evolving, and future regulatory or user concerns about the extent to which personal information is used or shared with advertisers or others may adversely affect our ability to share certain data with advertisers, which may limit certain methods of targeted advertising. Concerns about the security of personal data could also lead to a decline in general internet usage, which could lead to lower registered, active or paying user numbers on our platform.

13

The security, reliability, and fee structures of third-party online payment platforms may materially impact our business and results of operations.

We currently rely on third-party online payment systems to process all transactions for our products and services. The secure transmission of sensitive information—such as credit card data and personal details—over public networks is critical to maintaining user trust and confidence. Any compromise in payment security, increase in transaction fees, or disruption in service could adversely affect user experience, revenue, and our reputation.

We do not have control over the security measures of our third-party online payment vendors, and security breaches of the online payment systems that we use could expose us to litigation and possible liability for failing to secure confidential customer information and could, among other things, damage our reputation and the perceived security of all the online payment systems that we use. If a well-publicized internet or mobile network security breach were to occur, users concerned about the security of their online financial transactions may become reluctant to purchase our virtual items even if the publicized breach did not involve payment systems or methods used by us. In addition, there may be billing software errors that would damage customer confidence in these online payment systems. If any of the above were to occur and damage our reputation or the perceived security of the online payment systems we use, we may lose paying users and users may be discouraged from purchasing our services, which may have a material adverse effect on our business.

In addition, there are currently only a limited number of third-party online payment systems. If any of these major payment systems decides to cease to provide services to us, or significantly increase the percentage they charge us for using their payment systems for our virtual items and other services, our results of operations may be materially and adversely affected.

Our core values of focusing on user experience and satisfaction first and acting for the long-term may conflict with the short-term operating results of our business, and negatively impact our relationships with advertisers or other third parties.

One of our core values is to focus on user experience and satisfaction, which we believe is essential to our success and serves the best, long-term interests of our Company and our stockholders. Therefore, we have made, and may make in the future, significant investments or changes in strategy that we think will benefit our users, even if our decision negatively impacts our operating results in the short term. For example, to provide users of C2 Live with uninterrupted entertainment options, we do not place significant advertising on C2 Live. While this decision adversely affects our operating results in the short-term, we believe it enables us to provide a higher quality user experience on C2 Live, which will help us expand and maintain our current user base and create better monetizing potential in the long term. In addition, this philosophy of putting our users first may also negatively impact our relationships with advertisers or other third parties and may not result in the long-term benefits that we expect, in which case the success of our business and operating results could be harmed.

We have limited experience in international markets. If we fail to meet the challenges presented by increased global operations, our business, financial condition and results of operations may be materially and adversely affected.

We have limited experience in international markets, and we expect to enter into and expand our operations globally which exposes us to several risks, including:

●	compliance with applicable foreign laws and regulations, including, but not limited to, internet content provider licenses, internet content requirements, foreign exchange controls, cash repatriation restrictions, intellectual property protection rules and data privacy requirements;

●	challenges in identifying appropriate local business partners and establishing and maintaining good working relationships with them. Our business partners primarily include popular talents and their agencies, third parties that promote our platform and applications and third parties that provide us technology support;

●	challenges in formulating effective marketing strategies targeting users from various geographies and cultures, who have a diverse range of preferences and demands;

●	challenges in attracting users to generate appealing localized content;

●	local competition;

●	challenges in meeting local advertiser demands as well as online marketing practices and conventions;

●	differences in user and advertiser reception and perception of C2 Live’s applications internationally;

●	local employment laws and practices;

●	fluctuations in currency exchange rates;

●	exposure to different tax jurisdictions that may subject us to greater fluctuations in our effective tax rate and assessments in multiple jurisdictions on various tax-related assertions, including transfer pricing adjustments and permanent establishment; and

●	increased costs associated with doing business in foreign jurisdictions.

Our business, financial condition and results of operations may be materially and adversely affected by these and other risks associated with our intended increasingly globalized operations.

We may not be able to successfully halt the operations of platforms that aggregate our data as well as data from other companies, including social networks, or “copycat” platforms that have misappropriated our data in the past or may misappropriate our data in the future. Those platforms may also lure away some of our users or advertisers or reduce our market share, causing material and adverse effects on our business operations.

Third parties may misappropriate our data through scraping our platform, robots or other means and aggregate this data on their platforms with data from other companies. In addition, “copycat” platforms or client applications may attempt to misappropriate data on our platform, implant Trojan viruses to steal user data from C2 Live and attempt to imitate our brand or the functionality of our platform. We may not be able to detect all such platforms in a timely manner and, even if we could, technological and legal measures may be insufficient or unavailable to stop their operations. In those cases, our available remedies may not be adequate to protect us against such platforms. Regardless of whether we can successfully enforce our rights against these platforms, any measures that we may take could require significant financial or other resources from us. Those platforms may also lure away some of our users or advertisers or reduce our market share, causing material and adverse effects to our business operations.

14

If we fail to maintain and enhance our brand or to effectively promote our product and acquire new users, or if we incur excessive expenses in these efforts, our business, results of operations and prospects may be materially and adversely affected.

We believe that maintaining and enhancing our brands is of significant importance to the success of our business. Well-recognized brands are important to increasing the number of users and the level of engagement of our users and enhancing our attractiveness to advertisers. Since we operate in a highly competitive market, brand maintenance and enhancement directly affect our ability to maintain our market position.

Although we have developed awareness of C2 Live through word-of-mouth and incentivized referrals, agency partnerships and search marketing, as we expand, we may conduct various marketing and brand promotion activities using various methods to continue promoting our brands. We cannot assure you, however, that these activities will be successful or that we will be able to achieve the brand promotion effect we expect. In addition, any negative publicity in relation to our products or services, regardless of its veracity, could harm our brands and reputation.

We have sometimes received, and expect to continue to receive, complaints from users regarding the quality of the products and services we offer. Negative publicity or public complaints by users may harm our reputation and affect our ability to attract new users and retain existing users. If our users’ complaints are not addressed to their satisfaction, our reputation and our market position could be significantly harmed, which may materially and adversely affect our business, results of operations and prospects.

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business operations may be severely disrupted if we lose their services.

Our future success depends substantially on the continued efforts of our executive officers and key employees. If one or more of our executive officers or key employees were unable or unwilling to continue their services with us, we might not be able to replace them easily, in a timely manner, or at all. Our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain personnel. If any of our executive officers or key employees joins a competitor or forms a competing company, we may lose customers, know-how and key professionals and staff members.

If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain qualified personnel, particularly management, technical and marketing personnel with expertise in the internet industry; inability to do so may materially and adversely affect our business. Since the internet industry is characterized by high demand and intense competition for talent, we cannot assure you that we will be able to attract or retain qualified staff or other highly skilled employees. As our Company is relatively young, our ability to train and integrate new employees into our operations may not meet the growing demands of our business which may materially and adversely affect our ability to grow our business and hence our results of operations.

The majority of our employees are employed in Canada and are subject to Canadian law which provides certain protections for employment and as a result we may incur additional claims and costs and we could incur fines, penalties and potential legal claims for non-compliance.

Employment in Canada is primarily governed by federal or provincial labor laws, depending on the industry and location. In most cases, provincial employment standards legislation applies and sets minimum requirements for wages, hours of work, overtime pay, vacation pay, leaves of absence, notice of termination, and severance obligations. Employers must comply with minimum wage laws and provide statutory holidays and vacation entitlements. Employees are also entitled to certain job-protected leaves, such as parental or sick leave.

In addition, employers in Canada are required to make contributions to government-mandated social programs, including the Canada Pension Plan, Employment Insurance, and workers’ compensation programs. Upon termination, employees who are not terminated for cause are generally entitled to statutory notice or pay in lieu, and in some provinces, additional severance pay may be required depending on the length of service and size of the employer. Failure to comply with applicable labor and social welfare laws may result in fines, penalties, or potential legal claims, which could adversely affect our business and financial condition.

We may face risks associated with employing staff in Canada that could adversely affect our operations and results.

As of April 23, 2026, we had 21 employees located in Canada. Employing personnel in Canada subjects us to various local labor laws, regulations, and tax requirements, including employment standards, workplace safety, privacy regulations, and potential changes in provincial or federal employment legislation. Although our Canadian employees are not currently unionized, we cannot predict whether unionization efforts may occur in the future or whether labor regulations in Canada may become more restrictive. Any changes in labor laws, unexpected regulatory developments, or difficulties in attracting or retaining qualified personnel in Canada could increase our operating expenses and adversely affect our business, financial condition, and results of operations.

We may face risks related to refunds, chargebacks, and potential misuse of virtual coins and gifts, which could affect our revenues and cash flows.

Our revenue model depends substantially on the sale of virtual coins and gifts which users purchase to engage with creators and unlock features on our platform. While these purchases are generally considered final, we may still be required to process refunds or face chargebacks initiated through payment providers in certain cases. Additionally, some users may misuse our policies or payment systems by purchasing and spending virtual coins and then seeking refunds or chargebacks. These activities can lead to the loss of revenue, unexpected cash outflows, and increased operational costs. Higher chargeback rates may also result in additional fees or restrictions from payment processors, which could adversely impact our business, financial condition, and results of operations.

15

We may be exposed to cybersecurity risk.

Computer hackers, foreign governments or cyber terrorists may attempt to penetrate our network security mobile application and website. Unauthorized access to our business information or customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third- party providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our network security or our website or our mobile application change frequently, are increasingly diverse and sophisticated and may not be recognized until launched against a target, we may be unable to anticipate these techniques. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, unauthorized access to user data, and loss of consumer confidence. In addition, we may be the target of email scams that attempt to acquire personal information or Company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber-attack that attempts to obtain our or our users’ data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation. In addition, any such breaches may result in negative publicity, adversely affect our brand, decrease demand for our products and services, have a material adverse effect on our ability to retain and attract users and adversely affect our operating results and financial condition.

Our results of operations are subject to substantial quarterly and annual fluctuations due to seasonality.

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage. As a result, comparing our operating results on a period-to-period basis may not be meaningful. For example, online user numbers tend to be lower during holidays and certain parts of the year, which negatively affects our cash flow for those periods. As a result, our operating results in future quarters or years may fall below the expectations of securities analysts and investors. In such event, the trading price would likely be materially and adversely affected.

Our business is sensitive to global economic conditions. A severe or prolonged downturn in the global or US economy could materially and adversely affect our business, financial condition and results of operations.

Any severe or prolonged slowdown in the global or US economy may materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We may enter strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to several risks, including risks associated with sharing information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

In addition, although we have no current acquisition plans, if appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. Future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. In addition to possible stockholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs.

Currency exchange rate fluctuations could affect our results.

The functional currency of our Canadian subsidiary, C2 Live Inc., is the Canadian dollar. As the values of the Canadian dollar increase or decrease relative to the U.S. dollar, our sales, expenses, profits, losses, assets and liabilities, as reported in our financial statements, may increase or decrease, accordingly.

16

Risks Related to Government Regulations

Our business is subject to a variety of local and international laws, rules, policies and other obligations regarding data protection. Any losses or unauthorized access to or releases of confidential information and personal data could subject us to significant reputational, financial, legal and operational consequences.

Our business requires us to use and store confidential information, including, among other things, personally identifiable information, or PII, with respect to our users and employees. While most of our revenues and operations are concentrated in the United States, our C2 Live platform is accessible globally and has users generating limited amounts of revenue in certain international markets, principally in Canada, the United Kingdom and Australia. As such, we are subject to state, federal, local and international laws, as our overseas expansion evolves, relating to the collection, use, retention, security and transfer of PII. In many cases, these laws not only apply to third-party transactions, but also may restrict transfers of PII among us and our international subsidiaries. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. Non-compliance could result in significant penalties or legal liability. Foreign data protection, privacy, and other laws and regulations can impose even more constricting obligations.

Regulatory authorities around the world are considering several legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain. It is possible that these laws may be applied in a manner that is inconsistent with our data practices. These legislative and regulatory proposals, if adopted, and such interpretations could, in addition to the possibility of fines, result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

The General Data Protection Regulation, or GDPR, applies to all activities conducted in the EU or related to products and services that we may in the future offer to EU users. The GDPR creates significant requirements regarding the protection of personal data and significantly increases the financial penalties for noncompliance. If we fail to comply with the requirements stipulated by GDPR in a timely manner, or at all, we may be subject to significant penalties and fines, which may in turn adversely affect our business, reputation, financial condition and operating results.

In addition to the new requirements imposed by GDPR, the privacy requirements and expectations created in the EU by GDPR are stricter than those in the U.S. and Canada. These requirements include rules restricting the flow of data across borders. These restrictions may cause companies to localize data, decline to make use of services provided by our customers, and otherwise impact the use of our services.

Furthermore, the General Data Protection Regulation as it applies in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK GDPR”), applies to our processing of personal data, and is far-reaching and responses continue to develop. If we fail to comply with the UK GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties, private or class action lawsuits and/or reputational damage.

Moreover, The Privacy Act 1988 (Commonwealth) (“Australian Privacy Act”) is Australia’s Federal legislation governing the collection, handling and use of PII. The Australian Privacy Act has extra-territorial operation and generally requires private sector entities which carry on a business in Australia to comply with the Australian Privacy Principles. Unlike other jurisdictions, the Australian Privacy Act is principles based (i.e. its requirements are less prescriptive and instead require compliance with principles regarding information handling) meaning the interpretation of the Act’s specific requirements is not always certain. Further, the Australian Privacy Act is currently under reform. The first tranche of reforms is now in effect. The second tranche of such reforms is under development and, depending on its final content, may significantly influence our practices regarding Australian PII. If we fail to comply with the requirements stipulated by the Australian Privacy Act in a timely manner, or at all, we may be subject to significant penalties and fines, which may in turn adversely affect our business, reputation, financial condition and operating results.

We make statements about our use and disclosure of PII through our privacy policy, information provided on our internet platform and press statements. Any failure by us to comply with these public statements or with other domestic or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others. In addition to reputational impacts, penalties could include ongoing audit requirements and significant legal liability. None of the data security measures can provide absolute security, and losses or unauthorized access to or releases of confidential information, in particular PII, may still occur, which could materially and adversely affect our reputation, financial condition and operating results.

From time to time, concerns may be expressed about whether our products, services, or processes compromise the privacy of users, customers, and others. Concerns about our practices regarding the collection, use, disclosure, or security of PII or other privacy related matters, even if unfounded, could damage our reputation and adversely affect our operating results. As our overseas expansion evolves, we may, from time to time, be subject to data protection regulations from other jurisdictions, which may impose additional and more stringent requirements. See “Business — Government Regulations” for additional information.

We face risks and uncertainties to comply with the laws, regulations and rules in various aspects internationally. Failure to comply with such applicable laws, regulations and rules may subject our international operation to strict scrutiny by local authorities, which in turn may materially and adversely affect our globalized operations.

When we expand our operations in additional emerging markets and regions, we may have to adapt our business models or operations to the local markets due to various legal requirements and market conditions. Our international operations and expansion efforts may result in increased costs and are subject to a variety of risks, including content control from local authorities, uncertain enforcement of intellectual property rights and infringements and the complexity of compliance with foreign laws and regulations. Compliance with applicable foreign laws and regulations related to matters that are central to our business, including those related to live streaming services, content restrictions, data privacy, virtual items, anti-corruption laws, anti-money laundry and minors’ protection, increases the costs and risk exposure of doing business in foreign jurisdictions. In some cases, compliance with the laws and regulations of one country could violate the laws and regulations of another country. As our globalized operations evolves, we cannot assure you that we are able to fully comply with the legal requirements of each foreign jurisdiction and successfully adapt our business models to local market conditions.

We are primarily in the live streaming business in several markets. We face significant challenges to ensure the content presented on our platform is in compliance with local jurisdictions, the regulatory framework of which could be substantially different from that of the United States and each other due to the differences in, among others, the legal system, political environment, culture and religion. Such differences may impose more stringent requirements and restrictions to the content we presented, and our experience gained from our operations in United States may not apply to our international operations. In addition, cultural differences may also impose additional challenges to our efforts in content control. Therefore, such different and possibly more stringent regulatory and cultural environments may increase the risk exposure to our daily operations in foreign jurisdictions. Such incidents or similar incidents related to our failure to comply with other foreign laws, regulations and rules could materially and adversely affect our business, results of operations, global reputation and global growth efforts. In additional, each foreign jurisdiction may have different regulatory framework, implementation and enforcement for live streaming or short- form video business, which may substantially increase our compliance costs to obtain, maintain or renew requisite licenses and permits or fulfil any required administrative procedures.

We note Australia’s Online Safety Act 2021 (Commonwealth) (“Australian Online Safety Act”) presents unique regulatory requirements. The Australian Online Safety Act implements various industry codes and standards which regulate social media platforms from content restriction, protection of minors and user age restriction perspectives. As the user age restriction requirement has only recently come into effect it is possible that the regulator’s expectations/guidance for compliance will adapt over time, meaning achieving compliance with such requirements may require us to change our business practices and operations in relation to Australian users. If we fail to comply with the requirements stipulated by the Australian Online Safety Act in a timely manner, or at all, we may be subject to significant penalties and fines, which may in turn adversely affect our business, reputation, financial condition and operating results.

Risks Related to Intellectual Property

Trademarks registered, internet search engine keywords purchased, and domain names registered by third parties that are similar to our trademarks, brands or websites could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

Competitors and other third parties may purchase trademarks that are similar to our trademarks and keywords that are confusingly similar to our brands or websites in internet search engine advertising programs and in the header and text of the resulting sponsored links or advertisements in order to divert potential customers from us to their websites. Preventing such unauthorized use is inherently difficult. If we are unable to prevent such unauthorized use, competitors and other third parties may continue to drive potential online customers away from our platform to competing, irrelevant or potentially offensive platforms, which could harm our reputation and cause us to lose revenue.

We may be subject to intellectual property infringement claims or other allegations, which could result in our payment of substantial damages, penalties and fines, removal of relevant content from our website or seeking license arrangements which may not be available on commercially reasonable terms.

Third party owners or right holders of technology patents, copyrights, trademarks, trade secrets and website content may assert intellectual property infringement or other claims against us. In addition, content generated through our platform, including real-time content, may also potentially cause disputes regarding content ownership or intellectual property. For example, we could face copyright infringement claims with respect to songs performed live, recorded or made accessible and online games being streamed live, recorded or made accessible on our live streaming platform.

17

The validity, enforceability and scope of protection of intellectual property rights in internet-related industries are uncertain and still evolving. As we face increasing competition and as litigation becomes a more common way to resolve disputes, we face a higher risk of being the subject of intellectual property infringement claims.

We have implemented procedures to reduce the likelihood that we may use, develop or make available any content or applications without the proper licenses or necessary third-party consents. Such procedures include requiring creators, channel owners and users to acknowledge and agree that they would not perform or upload copyrighted content without proper authorization and that they will indemnify us for any relevant copyright infringement claims. However, these procedures may not be effective in preventing unauthorized posting or use of copyrighted content on our platform or the infringement of other third-party rights. Specifically, such acknowledgments and agreements by creators and users are not enforceable against third parties who may nevertheless file claims of copyright infringement against us. Furthermore, creators and users who generate content that may infringe on copyrights of third parties on our platform may not be easily traceable, if at all, by a plaintiff who may then choose to file a claim against us, and these creators, and users may not have resources to fully indemnify us, if at all, for any such claims. As our business expands, the cost of carrying out these procedures and obtaining authorization and licenses, if applicable, for the growing content on our platform may increase, which may potentially have material and adverse effects on our results of operations.

Although we have not been subject to claims or lawsuits in the United States, we cannot assure you that we will not become subject to intellectual property claims or lawsuits in the United States in the future, and we cannot assure you that we will not become subject to intellectual property laws in other jurisdictions, the ability of users to access our platform in other jurisdictions, the performance of songs and other content which are subject to copyright and other intellectual property laws of countries outside the United States, or the extraterritorial application of foreign law by foreign courts or otherwise. In addition, as a publicly listed company, we may be exposed to increased risk of litigation.

If an infringement claim brought against us in the United States or any other jurisdiction is successful, we may be required to pay substantial statutory penalties or other damages and fines, remove relevant content from our platform or enter into license agreements which may not be available on commercially reasonable terms or at all. Litigation or other claims against us also subject us to adverse publicity which could harm our reputation and affect our ability to attract and retain users, which could materially and adversely affect the popularity of our platform and therefore, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our intellectual property as critical to our success, and we rely on intellectual property laws, trade secret protection and confidentiality and license agreements with our employees and others to protect our rights.

It is often difficult to create and enforce intellectual property rights. Patents, trademarks and service marks may also be invalidated, circumvented, or challenged. Trade secrets are difficult to protect, and our trade secrets may be leaked or otherwise become known or be independently discovered by others. Confidentiality agreements may be breached, and we may not have adequate remedies for any breach. Even where adequate, relevant laws exist, it may not be possible to obtain swift and equitable enforcement of such laws, if at all, or to obtain enforcement of a court judgment or an arbitration award delivered in another jurisdiction, and accordingly, we may not be able to effectively protect our intellectual property rights or enforce agreements. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we have taken may be inadequate to prevent the misappropriation of our technologies. Given the potential cost, effort, risks and downsides of obtaining patent protection, we have not and may not apply for patents or other forms of formal intellectual property protection for certain key technologies. If some of these technologies are later proven to be important to our business and are used by third parties without our authorization, especially for commercial purposes, our business and competitive position may be harmed.

Any future patent applications may not be granted and, if issued, our patent rights may be contested, circumvented, invalidated or limited in scope, and may not effectively protect us. We may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business operations, financial condition and results of operations.

In the event we are issued patents, it is uncertain whether such patents will be contested, circumvented or invalidated in the future. The rights granted under any issued patents may not provide us with protection or competitive advantages. Further, the claims under any patents that issue may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others will bar us from licensing and from exploiting any patents that issue. Numerous U.S. and foreign issued patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over any patent applications we submit and could subject our future applications to invalidation. Finally, in addition to those who may claim priority, any of future patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

Risks Related to This Offering and Ownership of Our Common Stock

There is no guarantee that our common stock will be listed on the NYSE American.

We have applied to have our shares of common stock listed on the NYSE American. Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that our common stock will be listed on the NYSE American. Such listing, however, is not guaranteed. Even if such listing is approved, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any shares you purchase in this offering if you desire or need to sell them. Our lead underwriter, D. Boral, is not obligated to make a market in our common stock, and even after making a market, can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that the market will continue.

Unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, inflationary pressure and interest rate changes, increases in unemployment rates and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. Moreover, the 2023 closures of Silicon Valley Bank and Signature Bank and their placement into receivership with the Federal Deposit Insurance Corporation (“FDIC”) created bank-specific and broader financial institution liquidity risk and concerns. Although the Department of the Treasury, the Federal Reserve, and the FDIC jointly released a statement that depositors at SVB and Signature Bank would have access to their funds, even those in excess of the standard FDIC insurance limits, under a systemic risk exception, future adverse developments with respect to specific financial institutions or the broader financial services industry may lead to market-wide liquidity shortages, impair the ability of companies to access near-term working capital needs, and create additional market and economic uncertainty. We may have cash balances at financial institutions which, throughout the year, exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on our financial condition, results of operations, and cash flow.

There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner, if available, and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our business plans. In addition, there is a risk that one or more of our financial institutions and other third parties with whom we engage may be adversely affected by the foregoing risks, which may have a material adverse effect on our business.

18

Market and economic conditions may negatively impact our business, financial condition, and share price.

Concerns over medical epidemics, energy costs, geopolitical issues, the U.S. mortgage market and a deteriorating real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay, curtail or abandon our business plans.

Jonathan Honig, our President and Principal Executive Officer may be able to influence the outcome of all corporate actions requiring approval of our stockholders as a result of his ownership of voting capital of the Company.

Jonathan Honig, our President and Principal Executive Officer, currently owns approximately 46.35% of the total issued and outstanding capital stock of the Company and after the offering will own approximately 34.26% of the total issued and outstanding capital stock of the Company, assuming the sale of 3,750,000 shares of common stock in this offering at an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus. As such, Mr. Honig is able to influence the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may have the effect of delaying or preventing a change in control and may adversely affect the market price of our common stock.

We are an “emerging growth company” and “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” and/or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

19

Our Bylaws provide that we will indemnify our directors, and that we will indemnify our officers and employees, to the fullest extent permitted by law, which may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties, or from bringing derivative litigation against our directors and officers.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by the NRS, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our Company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful. We shall reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, to the extent such person is successful on the merits or otherwise which may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties, or from bringing derivative litigation against our directors and officers.

Our Bylaws provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or its directors, officers, employees or agents.

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of us or on our behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent to us or our stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of our Articles of Incorporation or Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, other employees or agents and may result in increased costs to our stockholders, which may discourage such lawsuits against us and our directors, officers, other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, results of operations, and financial condition.

Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal controls over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the audit of our financial statements for the year ended March 31, 2025, our independent registered public accounting firm identified a material weakness. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal controls over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness that has been identified by our independent registered public accounting firm relates to our failure to have a comprehensive and formalized accounting and financial reporting policies and procedures manual and inadequate segregation of duties. We intend to take steps to remediate the material weakness in our internal control over financial reporting by implementing a formal policies and procedures manual that clearly defines control activities, approval processes, and documentation requirements across all accounting and finance functions. In addition, we intend to enhance segregation of duties by reallocating existing responsibilities, hiring or outsourcing additional accounting personnel, and implementing secondary review and approval controls. We expect to complete these remediation efforts and test their operating effectiveness during fiscal year 2026. Notwithstanding the foregoing, however, we may not be successful in remediating such weakness in a timely manner, if at all, which may undermine our ability to provide accurate, timely and reliable reports on our financial and operating results. Furthermore, if we remediate our current material weakness but identify new material weaknesses in our internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected. As a result of such failures, we could also become subject to investigations by the NYSE American, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources from our business.

We have never paid dividends and we do not expect to pay dividends for the foreseeable future.

We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on shares of our common stock in the foreseeable future. The payment of future cash dividends, if any, depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and other factors. As a result, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

20

An active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Prior to this offering, there has been no public market for trading shares of our common stock. We have applied to list our common stock on the NYSE American, in connection with this offering; however, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained. The price for our common stock in this offering will be determined by negotiations between us and the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. Consequently, the lack of an active market may reduce the price of shares of common stock and you may not be able to sell your common stock at or above the initial public offering price or at any other price or at the time that you would like to sell. Furthermore, an inactive market may impair our ability to raise capital by selling shares and our ability to use our capital stock to acquire other companies or technologies. We cannot predict the prices at which our common stock will trade. The initial public offering price of our common stock may not bear any relationship to the market price at which our common stock will trade after this offering.

If we successfully list on the NYSE American, our shares are likely to be thinly traded for some time and an active market may never develop.

If we successfully list on the NYSE American, it is likely that initially there will be a very limited trading market for our common stock and we cannot ensure that a robust trading market will ever develop or be sustained. Our shares of common stock may be thinly traded, and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock in the future. The market liquidity will be dependent on the perception of our operating business, competitive forces and the internet industry, among other things. We may, in the future, take certain steps, to increase awareness of our business; however, there can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our Company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect current holders of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further stockholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our stock price may be volatile, and you could lose all or part of your investment.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. The trading price of our common stock following this offering may fluctuate substantially and may be higher or lower than the initial public offering price. This may be especially true for companies with a small public float. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	actual or anticipated variations in our revenues, earnings, cash flow and changes or revisions of our expected results;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	detrimental negative publicity about us, our competitors or our industry;
●	additions or departures of key personnel;
●	regulatory developments affecting us or our industry
●	the announcement of new products or services by our competitors;
●	developments in our industry or market; and
●	general economic or political conditions.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. Furthermore, in the past, stockholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Investors in this offering will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your shares of common stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $3.35 per share to new investors purchasing our shares in this offering assuming the sale of 3,750,000 shares of common stock in this offering at an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus. In addition, you will experience further dilution to the extent that we issue shares of our common stock upon the exercise of any options or warrants. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders. Although no assurances can be given that we will consummate a future financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and potentially substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We also intend to register all common stock that we may issue under our 2024 Omnibus Equity Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to the lock-up agreements described in “Underwriting” and limitations on the sale of control securities by our affiliates under Rule 144. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital. Please see “Shares Eligible for Future Sale” for a description of sales that may occur in the future.

21

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Jonathan Honig, our President and Principal Executive Officer, currently owns approximately 46.35% of the outstanding shares of our common stock and will own approximately 34.26% of our common stock after this offering assuming the sale of 3,750,000 shares of common stock in this offering at an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus. If he, or any other of our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or upon the expiration of any contractual obligations, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Our common stock may become subject to the “penny stock” rules of the SEC, which would make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the NYSE American or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares, as well as overall liquidity, of our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase or maintain the value of your investment.

We are registering shares of common stock to certain stockholders concurrently with the primary offering. The sales of such shares might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders concurrently with the primary offering which include the potential resale by certain selling stockholders of an aggregate amount up to 651,214 shares of our common stock. Sales by these selling stockholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

General Risk Factors

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. If no or few securities or industry analysts cover our Company, the trading price for our common stock would be negatively impacted. If one or more of the analysts who covers us downgrades our common stock or publishes incorrect or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price or trading volume to decline.

Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we will incur significant additional legal, accounting and other expenses that we did not incur as a private company. The obligations of being a public company in the U.S. require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company” and/or a “smaller reporting company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

22

●	expected changes in our revenue, costs or expenditures;

●	growth of and competition trends in our industry;

●	our expectations regarding demand for, and market acceptance of, our products;

●	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

●	our expectation regarding the use of proceeds from this offering;

●	fluctuations in general economic and business conditions in the markets in which we operate; and

●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will continue to be a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise except as required by law.

USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $14.54 million from this offering (or approximately $16.87 million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $4.50 per share, the midpoint of the price range listed on the cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

●	Product Development and Engineering (30%): To scale our core technology stack, enhance video and audio streaming quality, accelerate feature release velocity, and expand creator monetization through new platform capabilities such as live shopping, innovative gifting mechanics, and direct-to-fan services.

●	Marketing and Creator Acquisition (25%): To attract and retain top creators, fund performance-based incentives, and increase brand visibility through strategic influencer campaigns and content partnerships.

●	Platform Infrastructure and Cloud Services (20%): To scale hosting, content delivery, and moderation capabilities across domestic and international regions.

●	Working Capital and General Corporate Purposes (15%): To support ongoing business operations, staffing, and overhead.

●	Legal, Compliance, and Regulatory (10%): To enhance data privacy and content compliance systems, strengthen legal safeguards, and mitigate platform risk related to app store policies, international regulations, and evolving jurisdictional requirements.

23

These allocations are estimates and are subject to change based on evolving business needs and market conditions. We may also use a portion of the net proceeds to explore strategic partnerships or technology acquisitions if suitable opportunities arise. However, we have no commitments to use the proceeds from this offering for any such acquisitions or investments at this time.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, and investment-grade securities.

A $1.00 increase or decrease in the assumed initial public offering price of $4.50 per share (the midpoint of the price range listed on the cover page of this prospectus) would increase or decrease the net proceeds from this offering by approximately $3.41 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. An increase (decrease) of 500,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds from this offering by $2.25 million, assuming no change in the assumed initial public offering price per share and after deducting estimated underwriting discounts and commissions.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2025 on:

●	an actual basis; and

●

on an as adjusted basis to give effect to the issuance and sale of 3,750,000 shares of common stock being sold in this offering at an assumed initial public offering price of $4.50 per share (the midpoint of the price range listed on the cover page of this prospectus), after deducting the estimated underwriting discounts and commissions and our estimated offering expenses.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our common stock and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

As of December 31, 2025

	Actual	As Adjusted (1)
Cash	$2,005,900	$17,162,150
Stockholders (deficit) equity:
Common Stock, $0.0001 par value per share, 50,000,000 shares authorized	$943	$1,318
Additional Paid-In Capital	7,513,669	22,669,544
Accumulated deficit	(6,035,142)	(6,035,142)
Total Stockholders’ Equity	1,479,470	16,635,721
Total Capitalization	$1,479,470	$16,635,721

(1) Each $1.00 increase (decrease) in the assumed offering price per share of $4.50, the midpoint of the price range set forth on the cover page of this prospectus, assuming no charge in the numbers of shares to be sold, would increase (decrease) the net proceeds that we receive in this offering and each of the total stockholders’ equity and total capitalization by approximately $3,750,000 (or $4,312,500 if the underwriters exercise the over-allotment option in full), after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us. Similarly, an increase (decrease) of 500,000 shares of our common stock offered by us in this offering, assuming no change in the offering price, would increase (decrease) the new proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $1,875,000 (or $2,156,250 if the underwriters exercise the over-allotment option in full) after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

The number of shares of common stock that will be outstanding after this offering is based on 9,427,611 shares of common stock outstanding as of December 31, 2025, and excludes:

●	3,126,670 shares of common stock underlying outstanding options at a weighted average exercise price of $1.20 per share;

●	60,588 shares of common stock underlying warrants at an exercise price of $3.75 per share;

●	100,000 shares of common stock issuable upon vesting of outstanding performance-based restricted stock units; and

●	3,004,068 shares of common stock reserved for future issuance under our 2024 Omnibus Equity Incentive Plan.

24

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of December 31, 2025 was $1,352,328, or $0.14 per share of our common stock. Our historical net tangible book value represents the amount of our total tangible assets less our total liabilities at December 31, 2025.

After giving effect to our issuance and sale of 3,750,000 shares of our common stock in this offering, based upon the assumed initial public offering price of $4.50 per share, the midpoint of the price range listed on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025, would have been $16.51 million, or $1.25 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $1.11 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $3.25  per share to new investors purchasing shares of common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of common stock	$4.50
Historical net tangible book value per share as of December 31, 2025	$0.14
Increase in as adjusted net tangible book value per share attributable to investors in this offering
As adjusted net tangible book value per share after this offering	1.11
Dilution per share to new common stock investors in this offering	$3.25

A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our as adjusted net tangible book value after this offering by $1.51 per share of common stock and the dilution to new investors purchasing common stock in this offering by $2.99 per share of common stock, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discount and commissions. An increase of 500,000 shares offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value after this offering by $1.26 per share of common stock and decrease the dilution to new investors purchasing common stock in this offering by $3.09 per share of common stock, assuming no change in the initial public offering price per share and after deducting estimated underwriting discounts and commissions. A decrease of 500,000 in the number of shares offered by us would decrease the as adjusted net tangible book value after this offering by $0.95 per share of common stock and decrease the dilution to new investors purchasing common stock in this offering by $3.40 per share of common stock, assuming no change in the initial public offering price per share and after deducting estimated underwriting discounts and commissions.

The number of shares of common stock that will be outstanding after this offering is based on 9,427,611 shares of common stock outstanding as of December 31, 2025, and excludes:

●	3,126,670 shares of common stock underlying outstanding options at a weighted average exercise price of $1.20 per share;

●	60,588 shares of common stock underlying warrants at an exercise price of $3.75 per share;

●	100,000 shares of common stock issuable upon vesting of outstanding performance-based restricted stock units; and

●	3,004,068 shares of common stock reserved for future issuance under our 2024 Omnibus Equity Incentive Plan.

The following table summarizes, on the as adjusted basis described above, the total number of shares of common stock purchased from us, the total consideration paid or to be paid, and the average price per share paid or to be paid by existing stockholders and by new investors in this offering at an assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Common Stock Purchased		Total Consideration		Average Price Per Common
	Number	Percentage	Amount	Percentage	Share
Existing stockholders	9,427,611	71.54%	$6,392,240	27.47%	$0.68
New investors	3,750,000	28.46	$16,875,000	72.53%	$4.50

Total	13,177,611	100.00%	$23,267,240	100.00%	$1.77

A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors by $3,750,000 and, in the case of an increase, would increase the percentage of total consideration paid by new investors by 3.81% and, in the case of a decrease, would decrease the percentage of total consideration paid by new investors by 5.28%, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. An increase (decrease) of 500,000 shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by new investors by $2,250,000 and, in the case of an increase, would increase the percentage of total consideration paid by new investors by 2.42% and, in the case of a decrease, would decrease the percentage of total consideration paid by new investors by 2.94%, assuming no change in the initial public offering price.

To the extent stock options or warrants are exercised, new stock options are issued under our equity incentive plan or we issue additional common stock or common stock equivalents in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

25

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations and that involve risks, uncertainties and assumptions. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.” All amounts in this report are in U.S. dollars, unless otherwise noted.

Overview

C2 Capital Group, Inc.’s platform, C2 Live, is a next-live streaming generation mobile platform that helps creators monetize their audiences in real time through interactive and gamified experiences.

Since launching in August 2024, C2 has gained traction among creators all over the world. The platform delivers immersive content experiences that foster meaningful connections between creators and their fans.

C2 differentiates itself through a high-impact virtual gifting experience, a streamlined user interface, and a unique focus on gamified, community-driven competition.

C2’s platform is built on proprietary software and a scalable, cloud-based infrastructure capable of supporting real-time, high-volume interactions. It blends internally developed technology with select third-party services for video, hosting, and analytics.

Key Performance Indicators

We use registered user accounts (the total number of user accounts that have completed the account registration process on our platform), active users (paying and non-paying users who engage with our live streaming platform) and paying users (registered user accounts that have purchased virtual coins and generate revenue for our Company) as key performance indicators to evaluate the growth and performance of our C2 Live platform.

Registered user accounts provide an indication of overall platform reach, while active users reflect engagement with live streaming content during a given period. Paying users represent registered user accounts that have purchased virtual coins and are a key driver of revenue, as substantially all of our revenues are generated from the sale of virtual coins to paying users.

Management evaluates the foregoing metrics together with revenue, average revenue per paying user, and creators’ performance metrics to manage our business, assess operating trends, and allocate resources. While creators’ participation is important to user engagement and platform vitality, our revenues are primarily driven by paying users and their level of virtual gifting activity rather than the number of creators.

Notwithstanding the foregoing, such metrics have inherent limitations. Because users are not required to verify their identity, a single individual may maintain multiple accounts, which may cause these metrics to overstate the number of unique individuals using the platform. In addition, these metrics are calculated using internal Company data and may not be directly comparable to similarly titled measures used by other companies. Furthermore, these metrics are used to assess historical performance and are not intended to be indicators of future results. See the section titled “Risk Factors — Risks Related to Our Business and Industry — The respective number of our registered user accounts, active users and paying users may overstate the number of unique individuals who register to use our products and services, log on to our platform and purchase virtual items or other products and services on our platform, respectively, and may therefore lead to an inaccurate interpretation of our average revenue per paying user metric and of our business operations by our management and by investors, and may affect advertisers’ decisions on the amount spent on advertising with us.”

During the nine months ended December 31, 2025, we had approximately 1,034,054 registered user accounts, 60,010 active users and 8,436 paying users. During the year ended March 31, 2025, we had approximately 515,291 registered user accounts and 4,015 paying users. We did not track active user metrics during the year ended March 31, 2025, as the internal systems used to measure user activity were implemented after that period.

26

Trends and Seasonality

We operate a live streaming and creator monetization platform that enables broadcasters to earn income from virtual gifts, in-app purchases, and audience engagement. Our performance is influenced by trends in digital entertainment consumption, user acquisition costs, and the overall health of the creator economy.

During 2024 and the first half of 2025, we observed steady user engagement and growth in creator participation, supported by our agency network and organic referrals. However, the live streaming industry is characterized by intense competition and rapidly evolving user preferences. Management has observed variability in creator earnings and viewer spending levels, which it believes may be influenced by broader economic conditions, seasonality, and shifts in consumer engagement behavior.

We continue to invest in new creator tools, streaming integrations, and enhanced payment options to improve platform reliability and scalability. These initiatives are intended to strengthen our relationships with professional creators, reduce churn, and enhance long-term monetization potential. In addition, as we prepare to operate as a public company, we are incurring higher compliance, legal, and infrastructure costs, which we expect will moderate as the business scales.

Our results are also subject to seasonality consistent with other social and entertainment platforms. User activity and in-app spending on the platform may vary by season. Management believes that engagement levels can be affected by calendar-driven factors, including holiday periods, seasonal weather patterns, and the timing of promotional or themed events. As a result, user activity and monetization levels may fluctuate throughout the year, and these seasonal trends may not be consistent across all periods or markets.

Results of Operations

For the Year Ended March 31, 2025 and period from March 28, 2024 (Inception) to March 31, 2024

The following discussion of our results of operations is based on our audited financial statements and the accompanying notes for the periods presented, and should be read in conjunction with those financial statements included elsewhere in this prospectus.

Our results of operations for the year ended March 31, 2025, are presented below. The Company was incorporated on March 28, 2024, and had no operating activity from inception through March 31, 2024. Accordingly, the results for the fiscal year ended March 31, 2025, reflect our first year of operations.

	For the Year ended	March 28, 2024 (Inception)
	March 31,	To March 31,
	2025	2024
Total revenue	$1,637,704	$-
Cost of revenue	(1,563,569)	-
Gross profit	74,135	-
General and administrative expenses	863,236	-
Sales and marketing expenses	327,909	-
Research and development expenses	1,171,041	-
Other income	45,723	-
Net loss	$(2,242,328)	$-

27

Revenue

The Company recognized revenue of approximately $1.6 million for the year ended March 31, 2025, all of which was derived from live streaming activities on its C2 Live platform. Revenue was derived from the sale of virtual coins used to purchase virtual gifts during live streams. Revenue growth during the period was primarily driven by strong user engagement and increased adoption of virtual gifting features.

Cost of Revenue

Costs of revenue for the year ended March 31, 2025, totaled approximately $1.6 million. Our cost of revenue consists of expenses associated with the delivery and distribution of our products. These mainly include expenses related to our technical infrastructure, such as cloud hosting and video streaming fees. Cost of revenue also consists of costs associated with content costs, virtual coins, redemptions, merchant fees, store fees, credit card and other fees related to processing customer transactions.

Operating Expenses

Operating expenses for the year ended March 31, 2025, were as follows:

General and Administrative (“G&A”):

For the year ended March 31, 2025, we incurred G&A expenses of approximately $863 thousand. G&A includes expenses related to executive salaries, legal fees, accounting, and other administrative functions.

Sales and Marketing (“S&M”):

For the year ended March 31, 2025, we incurred S&M costs of approximately $328 thousand. S&M covers costs associated with advertising, promotions, sales personnel, and customer acquisition efforts.

Research and Development (“R&D”):

For the year ended March 31, 2025, we incurred R&D costs of approximately $1.2 million. R&D encompasses expenditures for product development, testing, and related activities.

Total operating expenses amounted to approximately $2.4 million for the year ended March 31, 2025. There was no activity in the prior stub period as the Company had only recently incorporated.

Other Income

Other income for the year ended March 31, 2025 totaled $45,723 which primarily consisted of interest income.

Net Loss

For the year ended March 31, 2025, we incurred a net loss of approximately $2.2 million. The net loss was primarily attributable to operating expenses totaling approximately $2.4 million, which exceeded our gross profit of approximately $74 thousand. The operating expenses were largely driven by investments in research and development of approximately $1.2 million, as well as general and administrative expenses and sales and marketing efforts necessary to support the launch, development, and growth of our C2 Live platform. As this was our first full year of operations following incorporation, we prioritized platform development, infrastructure buildout, and user acquisition initiatives, which contributed to the operating loss for the period.

28

For the Nine Months Ended December 31, 2025, and 2024

Our results of operations for the nine months ended December 31, 2025, and 2024 are presented below.

	For the Nine Months Ended December 31,
	2025	2024	Change	% Change
Total revenue	$3,340,965	$1,012,075	$2,328,890	230%
Cost of revenue	3,754,079	832,335	2,921,744	351%
Gross profit (loss)	(413,114)	179,740	(592,854)	(330)%
General and administrative expenses	1,268,226	646,048	622,178	96%
Sales and marketing expenses	752,994	176,789	576,205	326%
Research and development expenses	1,403,241	775,340	627,901	81%
Other income	44,761	24,823	19,938	80%
Net loss	$(3,792,814)	$(1,393,614)	$(2,399,200)	172%

Revenue

The Company generated revenue of approximately $3.3 million and $1.0 million for the nine months ended December 31, 2025, and 2024, respectively. The increase in revenue was primarily attributable to the expansion of the Company’s platform following its incorporation on March 28, 2024, and the commencement of revenue-generating activities in August 2024. As a result, the prior-year period reflects only a partial period of operations.

Revenue growth during the nine months ended December 31, 2025, was driven by increased user engagement and broader adoption of the Company’s virtual gifting and interactive features, which allow users to support creators and participate in live streaming experiences. While the Company does not currently disclose key operating metrics such as monthly active users (“MAU”) or average revenue per user (“ARPU”), management observed growth in streaming activity, creator participation, and overall viewership during the period, contributing to increased monetization across the platform.

Cost of Revenue

Cost of revenue for the nine months ended December 31, 2025, totaled approximately $3.8 million, compared to approximately $0.8 million for the nine months ended December 31, 2024. The increase was primarily attributable to higher platform usage volumes, which resulted in increased cloud hosting, video streaming, and transaction processing costs, as well as higher content-related expenses associated with virtual currency redemptions and creator payouts.

Cost of revenue increased at a faster rate than revenue during the period as the Company continued to scale its platform and invest in infrastructure to support anticipated future growth. In addition, the Company experienced higher variable costs related to promotional incentives and virtual gifting activity, which contributed to a gross loss of approximately $0.4 million for the nine months ended December 31, 2025. Management expects gross margins to improve over time as revenue scales and infrastructure costs are optimized.

Operating Expenses

Operating expenses for the nine months ended December 31, 2025, and 2024 were as follows:

General and Administrative (“G&A”):

For the nine months ended December 31, 2025, we incurred expenses of approximately $1.3 million, compared to approximately $0.6 million in the same period of 2024. The lower costs in the prior year reflected the fact that we had only recently incorporated on March 28, 2024, and had not yet commenced full operations. The increase in G&A expenses in the current period was primarily driven by the scaling of our operations, including higher contract labor costs, stock-based compensation, and recruiting expenses.

29

Sales and Marketing (“S&M”):

Sales and marketing expenses for the nine months ended December 31, 2025, were approximately $753 thousand, compared to approximately $177 thousand in the prior-year period. The increase was primarily attributable to the Company’s increased investment in user and creator acquisition initiatives, including promotional campaigns, creator incentives, and brand awareness efforts following the initial launch of the platform.

The lower level of sales and marketing expenses in the prior-year period reflected the Company’s limited operating history, as the platform was still in its early stages and revenue generation had only recently commenced. Management believes these investments are necessary to build a critical mass of creators and users and to support long-term revenue growth.

Research and Development (“R&D”):

Research and development expenses for the nine months ended December 31, 2025, were approximately $1.4 million, compared to approximately $0.8 million in the prior-year period. The increase was primarily driven by expanded engineering and product development efforts focused on enhancing platform functionality, improving scalability, and developing new features to support user engagement and monetization.

The lower level of research and development expenses in the prior-year period reflected the Company’s early-stage development activities following incorporation in March 2024. Management expects research and development expenses to remain significant as the Company continues to invest in its technology platform.

Other Income

Other income for the nine months ended December 31, 2025, and 2024 totaled approximately $45 thousand and $25 thousand, respectively. Other income is attributed to interest income.

Net Loss

Net loss for the nine months ended December 31, 2025, was approximately $3.8 million, compared to approximately $1.4 million for the nine months ended December 31, 2024. The increase in net loss was primarily attributable to higher operating expenses and increased cost of revenue associated with scaling the Company’s platform, partially offset by increased revenue.

The Company is in an early stage of operations and continues to invest in product development, infrastructure, and market expansion. As a result, management expects to continue incurring operating losses in the near term as it focuses on growing its user base and enhancing monetization capabilities.

30

Liquidity and Capital Resources

For the year ended March 31, 2025, our operating expenses totaled approximately $2.4 million, which equates to an average monthly cash burn rate of roughly $200 thousand. For the nine months ended December 31, 2025, our operating expenses totaled approximately $3.4 million, which equates to an average monthly cash burn rate of roughly $380 thousand.

We believe that our existing cash resources, together with the anticipated net proceeds from this offering, will be sufficient to fund our planned operations and capital requirements for at least the next 12 months. This expectation is based on our current operating plan and assumes no significant changes in our business model or expenditures.

Our cost structure reflects a disciplined approach to resource allocation, supported by a lean team of 22 cross-functional employees across engineering, content moderation, and creator support functions. This operational efficiency has allowed us to scale strategically while prioritizing investment in product development and platform expansion.

Liquidity

As of March 31, 2025, we had working capital of approximately $2.2 million, including cash of approximately $2.3 million. For the year ended March 31, 2025, we reported a net loss of approximately $2.2 million. Net cash used in operating activities totaled approximately $1.4 million, net cash used in investing activities totaled approximately $109 thousand, and net cash provided by financing activities totaled approximately $3.8 million.

As of December 31, 2025, we had working capital of approximately $1.4 million, including cash of approximately $2.0 million. For the nine months ended December 31, 2025, we reported a net loss of approximately $3.8 million. Net cash used in operating activities totaled approximately $2.4 million, net cash used in investing activities totaled approximately $12 thousand, and net cash provided by financing activities totaled approximately $2.1 million.

Our sources and uses of cash were as follows:

Cash Flows from Operating Activities

We experienced negative cash flows from operating activities of approximately $1.4 million for the year ended March 31, 2025. Net cash used in operating activities primarily reflected a net loss of approximately $2.2 million, adjusted for non-cash expenses including stock-based compensation of approximately $745 thousand and depreciation and amortization of approximately $21 thousand, along with changes in operating assets and liabilities. These changes included increases in accounts payable of approximately $1 thousand, accrued expenses of approximately $18 thousand, creator liability of approximately $154 thousand, deferred revenue of approximately $22 thousand, and accounts receivable of approximately $86 thousand.

31

Net cash used in operating activities was approximately $2.4 million for the nine months ended December 31, 2025, compared to approximately $0.7 million for the same period in 2024, representing an increase of approximately $1.6 million. The increase in cash outflows was primarily driven by the higher net loss for the period, partially offset by non-cash charges for stock-based compensation and depreciation and amortization. Changes in working capital also contributed to the increase in operating cash outflows, primarily reflecting increases in accounts receivable, deposits, and prepaid expenses, partially offset by increases in accounts payable, accrued expenses, creator liability, and deferred revenue.

For the nine months ended December 31, 2024, net cash used in operating activities primarily reflected a net loss of approximately $1.4 million, adjusted for non-cash items including stock-based compensation of approximately $616 thousand and depreciation and amortization of approximately $15 thousand, as well as changes in working capital. Working capital changes during the period included increases in accounts receivable, accounts payable, accrued expenses, creator liability, and deferred revenue.

Cash Flows from Investing Activities

Net cash used in investing activities was approximately $109 thousand for the year ended March 31, 2025, reflecting purchases of equipment of approximately $9 thousand and software of approximately $100 thousand.

Net cash used in investing activities was approximately $12 thousand for the nine months ended December 31, 2025, compared to approximately $103 thousand for the same period in 2024. Investing activity during the 2025 period primarily reflected purchases of property and equipment. Investing activity during the 2024 period primarily related to purchases of property and equipment of approximately $3 thousand and purchases of software and other intangible assets of approximately $100 thousand.

Cash Flows from Financing Activities

Net cash provided by financing activities was approximately $3.8 million for the year ended March 31, 2025, consisting of proceeds from the sale of common stock of approximately $3.7 million and a cash contribution of approximately $10 thousand.

Net cash provided by financing activities was approximately $2.1 million for the nine months ended December 31, 2025, compared to approximately $3.8 million for the nine months ended December 31, 2024. The decrease in cash provided by financing activities was primarily attributable to lower proceeds from the issuance of common stock during the current period.

For the nine months ended December 31, 2025, cash provided by financing activities consisted solely of proceeds from the issuance of common stock of approximately $2.1 million. For the nine months ended December 31, 2024, cash provided by financing activities consisted of proceeds from the issuance of common stock of approximately $3.7 million, as well as capital contributions of approximately $10 thousand.

32

Availability of Additional Funds

Our principal source of liquidity is cash. Cash consists of cash on deposit maintained in financial institutions the Company deems to be creditworthy. As part of our cash management strategy, we concentrate cash deposits with large financial institutions. Cash and cash equivalents were $2,282,018 as of March 31, 2025 and cash was $2,005,900 as of December 31, 2025.

We believe that our existing cash, together with the anticipated proceeds from this offering, will be sufficient to meet our operating and capital requirements for at least the next 12 months. However, absent the proceeds from this offering, our current cash resources would not be sufficient to fund our operations for the next 12 months, which raises substantial doubt about our ability to continue as a going concern. We continue to evaluate our liquidity and capital resources and may seek additional financing to support our operations and strategic initiatives.

Critical Accounting Policies and Significant Accounting Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting period. The accounting areas that require the use of estimates include the valuation of share-based compensation. While these estimates affect the reported amounts in the financial statements, they are not subject to significant uncertainty or highly sensitive to changes in assumptions. Actual results could differ from those estimates.

Our significant accounting policies are more fully described in our financial statements in Note 2 in our audited financial statements for the year ended March 31, 2025. The most critical policies are described below.

Revenue Recognition

The Company accounts for revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

33

The Company’s primary performance obligation is to provide a platform where customers may purchase virtual coins and redeem them to gift gems to online creators. Revenue is recognized at a point in time when a user redeems coins to gift gems, as this is when control is transferred and the Company’s performance obligation is satisfied.

Amounts received from the sale of coins that have not yet been redeemed are recorded as deferred revenue. To the extent that coins remain unredeemed, revenue is not recognized until the coins are redeemed or the user’s account is terminated. At the time of account termination, all unredeemed coins are recognized as revenue.

The Company does not currently recognize breakage related to unredeemed coins or unpaid gems, as there is insufficient historical information to reliably estimate breakage. The Company will evaluate the recognition of breakage in future periods as sufficient data becomes available.

The Company’s contractual performance obligations include providing a platform where customers are able to purchase virtual coins and gift gems to on-line creators.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

OUR BUSINESS

Overview

Our mission is to power the next generation of the creator economy by uniting live entertainment, fan-driven commerce, and gamified monetization into one seamless, real-time platform. Our live streaming platform, known as C2 Live, helps creators overcome algorithmic barriers and establish lasting, direct relationships with their audiences—transforming engagement into sustainable income through authentic, interactive experiences.

In today’s digital landscape, creators face increasing challenges in monetizing their content. The rapid growth of AI-generated media, increased competition, and evolving platform algorithms have reduced visibility and limited earning potential—leaving many creators feeling disconnected from their audiences and undervalued.

34

As content distribution becomes more algorithm-driven, reach has grown increasingly inconsistent—even among a creator’s existing audience. Platforms now prioritize paid and high-engagement content, often restricting visibility to as low as 1–3.5% of followers. This inconsistency makes it difficult to maintain visibility or generate reliable revenue through passive content alone. In response, creators are shifting toward platforms that prioritize real-time interaction and active engagement from their core supporters.

C2 Live is built to meet the demands of today’s evolving creator landscape. Our platform fosters direct, real-time connections between creators and fans through immersive live streaming and gamified engagement features. We offer tools that strengthen creator–fan relationships and support monetization strategies based on authenticity, consistency, and community.

Using a gamified monetization model, C2 Live provides multiple revenue pathways for creators, including agency commissions, time-based referral challenges, themed gifter events, and monthly competitions that unlock paid Elite status. These mechanics create a dynamic, goal-oriented environment that increases platform activity, deepens fan engagement, and rewards consistent performance.

At the heart of C2 Live is a high-impact virtual gifting system—designed to trigger emotional engagement through sound, humor, and premium animation. These shared moments strengthen relationships and transform routine interactions into memorable experiences.

C2 Live further differentiates itself through a proactive approach to community safety. Our hybrid moderation framework leverages AI tools, automation, policy enforcement, and community moderators to reduce toxic behavior and foster a healthy, inclusive environment. While many live platforms struggle with user conduct, C2 Live places safety at the core of the user experience.

By aligning monetization with engagement and rewarding meaningful creator–fan interactions, C2 Live helps users build friendships, grow loyal audiences, and earn income in a way that feels both personal and sustainable.

C2 Live Market Opportunity

The global live streaming market is experiencing rapid growth, driven by rising demand for real-time content, creator monetization, and increased mobile internet usage. According to IMARC Group, the live streaming market was valued at approximately $87.8 billion in 2024 and is projected to reach $605.2 billion by 2033, representing a compounded annual growth rate, or CAGR, of 23.9%. According to Grand View Horizon, the North America live streaming market is expected to generate over $100 billion in revenue by 2030, supported by continued adoption of interactive and creator-driven monetization models.

C2 Live also sits at the intersection of three fast-growing digital markets: the creator economy, live streaming, and live commerce. According to Exploding Topics, the creator economy was valued at $127.6 billion in 2023, projected to reach $528.4 billion by 2030 (22.5% CAGR). According to IMARC Group, the live streaming market is expected to grow from $87.8 billion in 2024 to $605.2 billion by 2033 (23.9% CAGR), driven by demand for real-time, interactive content. According to Axios, live commerce (excluding China) is projected to grow from about $65 billion in December 2025 to nearly $2 trillion by 2030, with the U.S. and Europe anticipated to contribute significantly to this expansion. Together, these trends underscore the scale of opportunity for platforms like C2 Live that blend creator-driven content, real-time interaction, and monetized engagement.

According to Influencer MarketingHub, many content creators earn below professional income levels and face challenges monetizing their content. For example, more than half of surveyed creators earn less than $15,000 annually from content creation, highlighting monetization barriers for a substantial share of the creator population. Subscription-based models have gained popularity, with 48% of individuals expressing willingness to pay a subscription fee for exclusive content. Additionally, 29% of people support their favorite content creators due to finding them inspiring, while 35.3% provide financial tips as a means of support.

35

As monetization becomes increasingly central in the evolving attention economy, we believe C2 Live’s differentiated offering will enable us to capture meaningful share in this expanding market.

Monetization Model

C2 Live’s monetization model is built on real-time creator engagement, with revenue driven by the sale of virtual gifts during livestreams. While the platform is free to use, viewers frequently send virtual gifts to show support, help creators reach specific goals, or gain recognition during casual, interactive sessions. This dynamic drives high-value engagement, supports creator income, and generates platform revenue. Virtual gifting is a proven and fast-growing monetization model, valued at approximately US $16 billion globally in 2024 according to Data Intelo, and projected to reach US $47.2 billion by 2033. Leading live streaming platforms have demonstrated the scale of virtual gifting–driven monetization. For example, according to Music Business Worldwide, TikTok entered 2023 with a cumulative total of $6.2 billion in consumer spending on its platform, adding $3.8 billion over the course of the year and its revenue was fueled by virtual gifts and tipping features. In addition, publicly reported financial disclosures from JOYY indicate that its Bigo Live platform continues to generate hundreds of millions of dollars in quarterly livestreaming revenue, primarily from virtual gifting and related in-app monetization. As our user base expands, we plan to diversify revenue through recurring subscriptions, live shopping, direct-to-fan content sales and advertising revenue.

Live Streaming and Creator Monetization Competition

The live streaming and creator monetization industry is highly competitive and rapidly evolving. Our primary competitors include global platforms like TikTok Live, Instagram Live, and Twitch, as well as live-first apps such as Bigo Live and MeetMe. These incumbents benefit from large user bases, brand recognition, and significant resources.

However, many existing platforms prioritize passive viewership and narrow content verticals (e.g., chatting or gaming), often at the expense of broader creator engagement. Interfaces are frequently cluttered, monetization options limited, and community environments weakened by toxic behavior and inconsistent enforcement.

C2 Live addresses these gaps with a streamlined, creator-first platform focused on interactive engagement, emotional connection, and gamified monetization.

Our key differentiators include:

●	High-Impact Gifting: Visually rich, emotionally engaging virtual gifts powered by sound, animation, humor, and visual storytelling—designed to create memorable interactions and deepen fan-creator connection.

●	Gamified Monetization: A dynamic rewards system that includes daily and weekly contests, time-based referral challenges, gifter competitions, and a monthly Elite badge program that offers paid contracts to top creators. See “Business — Creator Monetization and Payment Arrangements” for additional information.

●	Performance-Driven Discovery: A transparent trending algorithm that ranks creators based on real-time engagement metrics—such as likes and gems earned—ensuring visibility is earned through performance.

●	Multiple Ways to Earn: Multiple monetization opportunities including virtual gifts, agency commissions, referral incentives, performance-based contracts, and event-based competitions designed to maximize creator income.

●	Healthy Community Dynamics: A drama-free environment maintained through a strict zero-tolerance policy on harassment, backed by a hybrid moderation framework combining AI detection, policy enforcement, and active community moderation.

36

We do not operate an ad-based model. Instead, we compete for discretionary user spend on virtual goods, creator time and loyalty, and fan attention. Our success depends on delivering a more engaging, rewarding, and emotionally resonant experience for both creators and users.

As the industry evolves, we expect intensifying competition from global live streaming service providers that seek to enter the North American and international markets, whether independently or through the formation of alliances with, or acquisition of, other internet companies as well as from adjacent sectors enabling creator monetization, real-time entertainment, and fan engagement. We also compete for talent, particularly in engineering, design, and product development.

See the section titled “Risk Factors — Risks Related to Our Business and Industry — If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected and — We face competition in several major aspects of our business. If we fail to compete effectively, we may lose users and advertisers which could materially and adversely affect our business, financial condition and results of operations.”

Creator Monetization and Payment Arrangements

Virtual Gems

C2 Live users purchase virtual coins which are then used to send virtual gifts to creators (content creators who host live video streams) during live broadcasts on our C2 Live platform. When a virtual gift is delivered by a user to a creator, the corresponding value is credited to the creator in the form of virtual gems, which represent an in-app currency. Creators may then redeem accumulated virtual gems for cash payments which are made once minimum redemption thresholds set by us are met and are paid out in fixed increments, subject to our payout policies and procedures. The minimum redemption threshold is 40,000 virtual gems, equivalent to $100. The fixed increments of payments are paid monthly. Depending on performance levels, there are three monthly payment tiers of either $500, $1,000, or $1,500.

Elite Badge Program

In addition to our virtual gems program, we maintain an Elite Badge program for selected creators pursuant to which such creators are engaged under fixed-term contracts and receive monthly compensation based on performance metrics such as content quality, consistency, and audience engagement. Payments made under the Elite Badge program are not tied to virtual gem redemptions and are accounted for separately. As such, Elite Badge creators can also earn and redeem virtual gems in the same manner as non-Elite creators as set forth above. Our Elite Badge program is designed to ensure a steady supply of high-quality live content, promote professional standards of conduct, and retain top-performing creators.

As of March 31, 2025, we had approximately 15,600 creators on our platform, which grew to approximately 43,300 creators as of December 31, 2025. At our discretion, we grant Elite status to select creators under monthly paid contracts. As of March 31, 2025, December 31, 2025, we had approximately 71 and 127 Elite Badge creators, respectively.

Growth Strategy

We have incurred minimal marketing expenses for our platform to date, and have acquired users primarily through email marketing, word-of-mouth and incentivized referrals, agency partnerships and search marketing. We plan to employ a variety of marketing activities to further promote our platform, including digital advertising, social media advertising, search engine optimization, affiliate programs, influencer partnerships, content marketing and sponsorships, with the proceeds of this offering. While we do not currently offer advertising on our platform, as our user base and viewer engagement continue to grow, we plan to introduce advertising opportunities in the future. These may include in-app display ads, sponsored events, brand partnerships, or other forms of native promotion. We believe advertising could become an additional source of revenue once we achieve sufficient scale to deliver meaningful reach and value to advertisers.

C2 Live primarily targets adults aged 18+ who are seeking meaningful social interaction, creative self-expression, or new ways to earn supplemental income. While most of our revenues and operations are concentrated in the United States, our C2 Live platform is accessible globally and has users generating limited amounts of revenue in certain international markets, principally in Canada, the United Kingdom and Australia. According to U.S. Surgeon General’s Advisory on the Healing Effects of Social Connection and Community, nearly 60% of U.S. adults report feeling lonely, and according to Zapier’s “Rise of the Side Hustle” report, 1 in 3 Americans have a side hustle. According to a 2023 global survey conducted by Gallup, approximately 23% of people worldwide reported feeling lonely for much of the day, indicating that social isolation is a widespread global issue. In today’s digital environment, C2 Live offers a timely and valuable solution. For users, it’s more than just entertainment — it’s a place to connect, build friendships, and feel part of a real-time community.

Technology Architecture

C2 Live is built on a modern, cloud-hosted architecture optimized for scalability and real-time performance. All application code is developed fully in-house—no outsourcing—using a custom framework and internal API services purpose-built by our engineering team. For video streaming, we integrate with a third-party delivery provider via API, while all other systems—including user analytics, administration/configuration dashboards, content moderation, and fraud detection—are proprietary and managed internally. This hybrid approach gives us full control over user experience, data, and platform performance while leveraging best-in-class video delivery infrastructure.

We are committed to continuous innovation through regular feature rollouts, user-driven development, and data-informed product updates. Our team actively analyzes engagement trends and community feedback to guide new releases. This iterative approach is intended to allow us to adapt quickly and increase user participation.

Technology is the backbone of our service. C2 Live’s streamlined user experience is supported by a highly scalable infrastructure, intelligent algorithms, and mobile software optimized for seamless live broadcasting performance.

Leadership Team

Our leadership team is comprised of Lamont Wilcott (Chief Executive Officer), Geoff Kendall (Chief Product Officer), and Muntasir Mohiuddin (Chief Technology Officer) who bring significant experience building and operating large-scale social consumer platforms.

●	In 2011, the team founded Keek, a social video network; and

●	In 2014, the team launched Clover, a consumer platform combining dating and live streaming features.

37

This collective experience uniquely positions us to accelerate growth and establish a leading presence in the live-streaming and social media space.

In April 2025, we strengthened our executive team with the addition of Melony Valleau as Chief Financial Officer. Ms. Valleau brings over two decades of financial leadership in public companies, with prior roles including Interim CFO at Numinus Wellness, Chief Accounting Officer at MedMen Enterprises, and CFO at BAR Education, Inc. She has extensive experience in financial reporting, budgeting, SEC compliance, and strategic restructuring. Her proven ability to lead financial operations across complex, multi-state businesses further reinforces our foundation for disciplined growth and public company readiness.

Intellectual Property

Our future success and competitive position depend in part upon our ability to obtain and maintain protection of our technologies. We also rely on a combination of non-disclosure agreements and other contractual provisions, as well as our employees’ commitment to confidentiality and loyalty, to protect our technology and processes.

We seek to protect intellectual property rights by relying on federal, state, and common law rights in the United States and other countries, as well as contractual restrictions. We will enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with other third parties, in order to limit access to, and disclosure and use of, our confidential information technology. In addition to these contractual arrangements, we rely on a combination of trademarks filed in the name of our Company, unregistered trademark rights, trade dress, domain names, and trade secrets to help protect our brand and our other intellectual property.

We have pending trademark applications for “C2” and “C2 Live” in the US and have applied for protection in Canada, UK, and Australia.

We may be unable to obtain patent or trademark protection for our technologies and brands, and any patents or trademarks that may be issued in the future, may not provide us with competitive advantages or distinguish our products and services from those of our competitors. In addition, any patents and trademarks may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing, diluting or otherwise violating them.

Companies in the internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. We may face allegations that we have infringed or otherwise violated the patents, copyrights, trademarks, trade secrets, and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more intellectual property-related claims and litigation matters. For additional information, see the section titled “Risk Factors — Risks Related to Intellectual Property”.

Government Regulations

While most of our revenues and operations are concentrated in the United States, our C2 Live platform is accessible globally and has users generating limited amounts of revenue in certain international markets, principally in Canada, the United Kingdom and Australia. As such, we are subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation, or other subjects. Many of these laws and regulations are still evolving and could be interpreted in ways that could have a material adverse effect on our business. Additionally, the expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny.

Foreign and Domestic Regulatory Environment

Domestic Regulatory Environment

We are subject to a wide range of foreign and domestic laws and regulations governing data protection, privacy, content moderation, competition, and other aspects of our business. These laws and regulations are constantly evolving and can be subject to significant change. The application, interpretation, and enforcement of such laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we operate and may be applied inconsistently across jurisdictions and in ways that conflict with our existing policies and practices. For example, regulatory or legislative actions, or litigation, concerning the manner in which we display or moderate content or utilize data may adversely affect user growth and engagement, alter the manner in which we provide our services, or otherwise have an adverse affect on our financial results.

Foreign Laws and Regulations

Foreign data protection, privacy, content, competition, and other laws and regulations may impose obligations that differ from, or are more restrictive than, those applicable in the United States. In certain jurisdictions, these laws may be enforced by private parties in addition to government entities. Proposed, new and evolving legislation and regulations, as well as evolving interpretations of and practices around certain regulations, could also significantly affect our business. For example, the implications the General Data Protection Regulation as it applies in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK GDPR”), which apply to our processing of personal data, are far-reaching and responses to these continue to develop. If we fail to comply with the UK GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties, private or class action lawsuits and/or reputational damage. In addition to these laws, there are a number of legislative proposals in other jurisdictions that could impose new obligations or limitations in areas affecting our business.

In Canada, we may be subject to Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities. Our users may be restricted from accessing us from certain countries, and other countries may intermittently restrict access to us. It is possible that other governments may seek to restrict access to or block our website or mobile applications, censor content available through our products or impose other restrictions that may affect the accessibility or usability for an extended period of time or indefinitely.

We are also subject to evolving laws and regulations that dictate whether, how, and under what circumstances we can transfer, process or receive certain data that is critical to our operations, including data shared between countries or regions in which we operate and have users of our C2 Live platform. If we are unable to transfer data between and among countries and regions in which we operate and have users of our C2 Live platform, it could affect our ability to provide access to our C2 Live platform which could adversely affect our operations and financial results.

38

In Australia, the Australian Privacy Act requires regulated entities to comply with the Australian Privacy Principles which (amongst other things) enable individuals to request access to, or correction of their PII as well as regulating how their PII can be disclosed to persons located outside of Australia. Furthermore, in Australia, social media platforms are generally subject to the Australian Online Safety Act which implements various industry codes and standards that impose requirements pertaining to content restriction, protection of minors and user age restriction. The user age restriction requirements which came into effect recently requires social media platforms which meet certain criteria to take reasonable steps to prevent Australian children under the age of 16 from having accounts on their platforms. Similar to other jurisdictions, the Australian Online Safety Act requires regulated entities to promptly comply with the regulator’s directions regarding the removal of illegal and restricted content. Achieving compliance with the Australian Online Safety Act is likely to increase our compliance costs.

U.S. Laws and Regulations

In the United States, we are subject to a broad and evolving framework of federal and state laws and regulations regarding privacy, data protection, content moderation, and related matters. These laws may be enforced by government entities as well as, in certain cases, through private rights of action. Regulatory or legislative developments at both the federal and state level may impose new or heightened compliance obligations, restrict the manner in which we collect, use, or share data, or otherwise affect the operation of our business. The evolving nature of this regulatory landscape creates uncertainty regarding the scope and application of these requirements, which may be interpreted and enforced inconsistently across jurisdictions.

State privacy laws such as the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and other state laws, may affect our operations if we meet the triggering thresholds for such laws to apply. The California Consumer Privacy Act, as amended by the California Privacy Rights Act, as well as other state privacy laws in other states, such as Virginia, Texas, Colorado and Utah (to name a few), establishes certain transparency rules and creates certain data privacy rights for users, including limitations on our use of certain sensitive personal information and more ability for users to control the purposes for which their data is shared with third parties.

In addition to privacy laws, there are new and emerging online safety laws globally such as the UK Online Safety Act, the Australian Online Safety Act and U.S. laws targeting companies that operate online platforms, which include significant penalties for non-compliance. Such online safety laws and codes may require us, in the future, to change our products, business practices or operations, which could adversely affect user growth and engagement and increase compliance costs for our business.

As an internet platform we are also subject to 47 U.S. Code §230. 47 U.S. Code §230 provides a potential defense from incurring liability for restricting access to or the availability of material that a user may consider to be obscene, lewd, lascivious, filthy, excessively violent, harassing, or otherwise objectionable whether or not such material is protected by the First Amendment of the U.S. Constitution.

We maintain comprehensive Terms of Service, Privacy Policy, and Community Conduct Guidelines that govern user behavior and platform use. These policies are designed to ensure a safe, respectful, and engaging environment for both users and creators. Our Terms of Service outline acceptable use, user rights and responsibilities, content ownership, and limitations of liability. Our Privacy Policy details our practices for collecting, using, and protecting user data in accordance with applicable data protection laws. Our Community Conduct Guidelines establish clear standards around user interactions, including prohibitions on harassment, fraud, hate speech, and abusive behavior. These policies are publicly available at c2live.co/terms, c2live.co/privacy, and c2live.co/conduct, and are regularly reviewed and updated to reflect evolving legal requirements and platform standards.

The foregoing description does not include an exhaustive list of the laws and regulations governing or impacting our business. See the discussion contained in the “Risk Factors” section of this prospectus for information regarding how actions by regulatory authorities or changes in legislation and regulation in the jurisdictions in which we operate may have a material adverse effect on our business.

Human Capital Resources

As of April 23, 2026, we employee 2 executives in the United States and 21 employees in Canada including 3 executives who focus primarily on product development and engineering activities. These employees are engaged through our wholly owned Canadian subsidiary, C2 Live Inc., which functions primarily to employ and compensate our Canadian staff. This structure allows us to efficiently manage local payroll, comply with Canadian employment regulations, and support our cross-border operations.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees.

None of our employees is a party to any collective bargaining or similar agreement with us.

39

Facilities

Our principal executive office is located at 7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487, which we lease. The lease commenced on August 1, 2025 and has a term of 24 months. Rent for the period of August 1, 2025 through July 31, 2026 is $3,333 per month (exclusive of signage and sales tax) and $3,450 per month (exclusive of signage and sales tax) for the period August 1, 2026 through July 31, 2027. The lease is guaranteed by our President.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Corporate History and Information

Our address is 7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487. Our telephone number is (561) 482-9336. Our website address is www.c2live.co. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this registration statement is not part hereof.

MANAGEMENT

The following is a list of the persons who are our directors and executives and their ages and positions as of April 23, 2026.

Name and Address	Age	Position(s)
Jonathan Honig	53	President, Principal Executive Officer and Chairman of the Board of Directors
Lamont Wilcott	52	Chief Executive Officer
Melony Valleau	58	Chief Financial Officer
Geoff Kendall	52	Chief Product Officer
Muntasir Mohiuddin	43	Chief Technology Officer
Adam Berk	48	Director
Sari Gabay	51	Director
Maxine Hochhauser	65	Director

Jonathan Honig, President, Principal Executive Officer and Chairman of the Board. Jonathan Honig has served as Chairman of the board of directors, President and Principal Executive Officer of the Company since March 2024 and is responsible for oversight of the Company’s capital formation and financing activities as well as corporate governance matters. Mr. Honig has been the Manager of the Titan Multi-Strategy Fund I, Ltd. since 2005, primarily investing in early-stage and small-cap public companies that include those with significant end markets and strong balance sheets. Earlier in his career, he was Head Trader at Ramius Capital, an investment advisor, and was the founder and principal of Marlins Capital, LLC. Mr. Honig holds a Bachelor of Science in Business and a Masters in Taxation from The George Washington University. We believe Mr. Honig is qualified to serve as a member of our board because of his extensive experience in investment management, capital markets, and corporate finance, as well as his background advising and investing in early-stage and small-cap public companies.

Lamont Wilcott, Chief Executive Officer. Lamont Wilcott has served as Chief Executive Officer since September 2025 and is responsible for the Company’s strategic direction including product development and strategy and execution of the Company’s business plan for the C2 Live platform. He previously served as Chief Operating Officer of Clover Inc., a dating and live streaming platform, from 2014 to 2023, where he helped lead the company’s transition into a global live-streaming and social discovery platform. Prior to Clover, he was the Chief Operating Officer of Keek Inc., a pioneering short-form video app that scaled to over 65 million registered users worldwide. Mr. Wilcott brings over 30 years of leadership experience across consumer technology, live video streaming, and high-growth digital startups. Throughout his career, he has led cross-functional teams spanning product development, monetization, and international expansion. He has an established track record of building scalable platforms, driving user engagement, and developing innovative monetization models in the mobile-first consumer space.

Melony Valleau, Chief Financial Officer. Melony Valleau has served as Chief Financial Officer of the Company since April 2025. From March 2024 to February 2025, she served as Interim Chief Financial Officer of Numinus Wellness, Inc, (“Numinus”), a mental health and wellness company focused on developing and delivering innovative, evidence-based psychedelic-assisted therapies and related services, where she brought over two decades of experience working with publicly listed companies in financial reporting. Ms. Valleau participated in the strategic sale of an operating segment of Numinus as part of a restructuring initiative. Before joining Numinus, from September 2023 to January 2024 she was Chief Accountant Officer at MedMen Enterprises, a cannabis retailer, overseeing treasury, budgeting, audit, tax, accounting, accounts payable, and SEC regulatory filings. Prior to her role at MedMen, from August 2022 to September 2023, Ms. Valleau held the position of Chief Financial Officer at BAR Education, Inc., a post-secondary institution, overseeing the financial operations of multiple campuses across North Carolina, South Carolina, and Florida. From January 2020 to September 2022, she served as the Controller at Stem Holdings, Inc. a multi-state vertically integrated cannabis company involved in manufacturing, distribution, and branding of cannabis in states including Oregon, Nevada, California, Oklahoma, and Massachusetts. Ms. Valleau was also a sole practitioner at MAMB Enterprises, Inc., a company that provided accounting and advisory services and an Audit Manager at Hinkle, Richter & Rhine, LLP, a public accounting firm. Ms. Valleau holds a Bachelor’s Degree in Accounting from Florida State University and has extensive experience in accounting, working in both public and private accounting firms across a variety of industries. Her strengths include general ledger management, financial statements, financial analysis, budgeting, cash management, internal and external reporting, and leadership skills.

40

Geoff Kendall, Chief Product Officer. Geoff Kendall has served as Chief Product Officer of the Company since April 2024 responsible for the platform’s overall creative direction and product design execution. He brings over 30 years of experience leading large-scale projects across both print and digital platforms. Prior to joining C2 Live, Mr. Kendall was Chief Design Officer at Clover from March 2014 to July 2023 and Keek from May 2010 to October 2013, where he helped pioneer early innovations in mobile video and social discovery. His career highlights include leading the product design for Keek, one of the first short-form video social networks; serving as Creative Director for the Toronto 2008 Olympic Bid; and producing award-winning creative work for brands such as the Toronto Raptors and the Cleveland Cavaliers.

Muntasir Mohiuddin, Chief Technology Officer. Muntasir Mohiuddin has served as the Company’s Chief Technology Officer since April 2024. He brings over 20 years of experience in technology leadership, product innovation, and platform scalability. At C2 Live, Mr. Mohiuddin is responsible for overseeing the Company’s technology vision, infrastructure, and software development. Prior to joining C2 Live, from March 2014 to July 2023, he served as Vice President of Technology at Clover Inc., where he led engineering teams supporting the company’s global live-streaming and social discovery platform. Earlier in his career, he held senior technology roles at several high-growth firms, where he led digital transformation efforts and scaled consumer-facing platforms.

Adam Berk, Director. Adam Berk has served as a director of the Company since April 2024. He is visionary entrepreneur with over two decades of experience in capital markets, bringing deep private and public market expertise to the industries he has transformed. As the former CEO of Osmio (now Grubhub), he played a pivotal role in developing the first patented web-based online food ordering system, revolutionizing how people order meals online. Recognizing opportunities in emerging markets, he later founded Driven Deliveries, Inc., the world’s first publicly traded cannabis delivery company, setting new standards for convenience, compliance, and accessibility in the industry. Beyond tech and logistics, Adam co-founded HYD for Men, an artisanal men’s grooming brand dedicated to crafting high-quality, tailored self-care products for modern men. His track record of innovation, leadership, and ability to navigate both private and public markets continues to drive transformative change across multiple industries. Post HYD For Men, Mr. Berk was the CEO and Chairman of Stem Holdings (OTC: STEM), one of the largest multistate operators where he grew the platform across six states and employed 400 people. Following STEM, Mr. Berk was the President of Irwin a well-known vitamin and nutraceutical company in the US, growing sales to over $130 million and distributing products to 100,000 doors. Mr. Berk is currently the CEO of One Bullion, the largest gold mining and exploration company in Botswana. Mr. Berk is a graduate of the Cornell Hotel School and has an MBA from University of Miami. We believe Mr. Berk is qualified to serve as a member of our board because of his extensive experience in investment management, capital markets, and corporate finance, as well as his background advising and investing in early-stage and small-cap public companies.

Sari Gabay, Director. Sari Gabay has served as a director of the Company since July 2025. Ms Gabay is an experienced regulatory, transactional, and litigation attorney and co-founder of Gabay & Bowler, a general practice law firm in New York City which she started in 2006. She has extensive regulatory and compliance experience routinely counseling regulated licensees before the New York State Department of Financial Services and other administrative and government agencies. She also frequently represents businesses and brands, many in the digital commerce space, in a wide range of commercial contracts, intellectual property issues, data privacy, employment matters, and in infringement or enforcement through civil litigations in New York state and federal courts. Prior to co-founding Gabay & Bowler, she was a litigator in the Litigation and Dispute Resolution Department of an international law-firm from 2000 to 2006 where she worked with Fortune 500 companies in a wide range of civil litigation matters. She has taught Continuing Legal Education seminars on legal ethics, regulatory compliance and licensing, intellectual property matters, and on starting and operating a law practice. She was named Insurance Regulatory Lawyer of the Year in 2019 and has published numerous articles as a legal columnist for The Insurance Advocate magazine. Ms. Gabay received her JD from Brooklyn Law School and her Bachelor of Arts degree from the University of Michigan. We believe Ms. Gabay is qualified to serve as a member of our board because of her extensive experience in regulatory compliance, corporate governance, and complex litigation, as well as her deep understanding of legal issues affecting technology and digital commerce companies.

Maxine Hochhauser, Director. Maxine Hochhauser has served as a director of the Company since July 2025. Ms. Hochhauser has over 30 years of C-level health care experience in a variety of public and private companies. She is currently an executive consultant and independent advisor to private equity firms, health systems and health care service providers through Hochhauser & Associates. Since November 2023 she has served on the board of directors of Stance Home Care, since May 2025 she has served on the board of directors TheKey and since October 2023 she has served on the board of directors Levo, a web-based platform for employee engagement. From April of 2023 through September of 2024, she served as Chief Executive Officer of HealthPro-Heritage, a consulting and therapy management firm, and from January of 2019 through April of 2023, she served as the LHC Group President of HCBS, a publicly traded national provider of in-home post acute healthcare services and innovation prior to its acquisition by United Healthcare Optum. Prior to that, she served as Chief Executive Officer and Executive Vice President of Addus Home Care Corporation, Senior Vice-President of Enterprise Operations at Amedisys, Inc., Chief Executive Officer and President of AllianceCare, Inc., Chief Executive Officer and President Visiting Nurse Regional Health Care System; and Chief Operating Officer and Executive Vice President of Metropolitan Jewish Health System. She holds a Bachelor of Science in physical therapy from Boston University and an MBA from Adelphi University. We believe Ms. Hochhauser is qualified to serve as a member of our board of directors because of her extensive executive leadership experience, her deep expertise in operations, strategic growth and regulatory compliance across public and private companies and her proven ability to guide organizations through periods of transformation and scale.

Family Relationships

There are no family relationships among any of our officers or directors.

Board of Directors

The Board consists of four members, including Jonathan Honig, who is also the Company’s President and Principal Executive Officer. In accordance with our Articles of Incorporation our directors each serve for a one-year term, and until their successor is elected and qualified. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the next annual meeting following the election. Directors may be removed from office at any time, with or without cause, by the holders of a majority of the combined voting power of the Company entitled to vote in the election of directors.

41

Committees of the Board of Directors

The Board has the authority to appoint committees to perform certain management and administration functions. The composition and responsibilities of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on the audit committee, compensation committee and nominating and corporate governance committee until their resignation or until otherwise determined by the board. The charters for the audit committee, compensation committee, and nominating and corporate governance committee will be available on our website at www.c2live.co substantially concurrently with the consummation of this offering. Information contained on or accessible through such website is not a part of this prospectus, and inclusion of the website address in this prospectus is an inactive textual reference only.

Audit Committee

The audit committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the audit committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the auditor’s independence, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.

Upon the consummation of this offering, our audit committee will consist of Adam Berk, Sari Gabay and Maxine Hochhauser with Maxine Hochhauser serving as chair.

Our board of directors has affirmatively determined that each member of the audit committee meets the definition of “independent director” under NYSE American rules, and the independence standards under Rule 10A-3 of the Exchange Act. In addition, each member of our audit committee meets the financial literacy requirements of the NYSE American rules. Our board of directors has determined that Maxine Hochhauser qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our website at www.c2live.co substantially concurrently with the consummation of this offering.

Compensation Committee

The compensation committee is responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis;

●	our incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary; and

●	approve or make recommendations to our board of directors regarding the creation or revision of any clawback policy.

Upon the consummation of this offering, our compensation committee will consist of Adam Berk, Sari Gabay and Maxine Hochhauser, with Adam Berk serving as chair. Our board of directors will adopt a written charter for the compensation committee, which will be available on our principal corporate website at www.c2live.co substantially concurrently with the consummation of this offering.

42

Nominating and Corporate Governance Committee

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board of directors;

●	maintaining oversight of our board of directors and our governance functions and effectiveness;

●	considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors, and each director’s independence;

●	establishing standards for service on our board of directors; and

●	advising the board of directors on candidates for our executive offices and conducting appropriate investigation of such candidates.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Adam Berk, Sari Gabay and Maxine Hochhauser, with Sari Gabay serving as chair. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our website at www.c2live.co substantially concurrently with the consummation of this offering.

Code of Ethics and Business Conduct

Prior to the completion of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, www.c2live.co. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American rules concerning any amendments to, or waivers from, any provision of the code.

Clawback Policy

We expect to adopt a Clawback Policy that will be become effective immediately upon the closing of this offering that requires us to recover compensation received on or after             , 2026 erroneously awarded to any current or former Covered Executive (as defined in the Clawback Policy) in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Covered Accounting Restatement”). The Clawback Policy requires us to recover the incremental portion of the incentive-based compensation received by such officer during the three completed fiscal years (together with any interim stub fiscal year period(s) of less than nine months resulting from Company’s transition to different fiscal year measurement dates) immediately preceding the date the Company is deemed (as determined pursuant to the immediately following sentence) to be required to prepare a Covered Accounting Restatement in excess of the amount that would have been paid or payable based on the restated financial results (without regard to any taxes paid), other than in limited circumstances in which an exception to such recovery applies.

43

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation paid to our named executive officers for the fiscal years ended March 31, 2026 and 2025. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and any other highly compensated officers whose salary and bonus for services rendered in all capacities equaled or exceeded $100,000 for the fiscal years ended March 31, 2026 and 2025:

Name and Principal Position	Year Ended March 31,	Salary ($)	Stock Award(s) ($)(1)	Option Awards ($)(1)	Total ($)
Jonathan Honig	2026	$-	-	359,280	359,280
President	2025	$-	-	330,000	330,000
Lamont Wilcott	2026	$165,600	-	104,700	270,300
Chief Executive Officer	2025	$126,462	54,000	275,400	455,862
Geoff Kendall	2026	$135,600	-	-	135,600
Chief Product Officer	2025	$117,122	54,000	275,400	446,522

(1)	Represents the grant date fair value of stock awards and option awards computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 10 to financial statements for a discussion of the assumptions used in calculating such amounts.

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. The base salary for each of our executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. Base salaries are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended March 31, 2025, the base salaries for Messrs. Honig, Wilcott, and Kendall, were $0, $126,462, and $117,112, respectively. For the fiscal year ended March 31, 2026, the base salaries for Messrs. Honig, Wilcott, and Kendall, were $0, $165,600, and $135,600, respectively.

Annual Bonuses and Retention Bonuses

We have historically not paid discretionary annual bonuses.

Employee Benefits and Perquisites

We currently maintain no health or welfare plans (including medical, dental and vision plans) for our employees, including the NEOs provided, however, the Company has agreed to provide Jonathan Honig with health coverage at no cost to Mr. Honig following an initial public offering of the Company. C2 Live Inc. provides its employees with all mandatory benefits and minimum entitlements required under applicable provincial employment standards legislation, including paid vacation, paid public holidays, statutory leaves of absence, and applicable notice or severance pay. In addition, C2 Live, Inc. offers employees a company-paid group benefits plan that includes extended health, dental, and vision coverage for employees and their eligible family members at no cost to the employee.

We currently provide paid vacation, reasonable business reimbursement expenses, and health and welfare plans. Other than these benefits provided described we do not provide any perquisites to NEOs.

No Tax Gross-Ups

We do not make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided.

Employment Agreements

Jonathan Honig Employment Agreement

As of July 1, 2025, the Company entered into a written employment agreement (the “Honig Employment Agreement”) with Jonathan Honig, the Company’s President and Principal Executive Officer. The Honig Employment Agreement provides for an initial term of two years from the date the Company’s common stock commences trading on a national securities exchange, and will renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to expiration. The Honig Employment Agreement provides for a base salary of $180,000 per year, payable in periodic installments in accordance with the Company’s regular payroll practices. Mr. Honig’s base salary may only be increased, but not decreased without Mr. Honig’s written consent.

Mr. Honig may earn an annual bonus in an amount up to 100% of his base salary upon meeting certain Company goals and objectives to be defined by the Company’s compensation committee, in consultation with Mr. Honig. In addition, Mr. Honig is eligible to participate in the Company’s incentive, stock purchase, savings, retirement (401(k)) and welfare benefit plans, in substantially the same manner and at substantially the same levels as the Company makes available to its other managerial or salaried executive employees and/or its senior executive officers.

The Honig Employment Agreement contains certain “clawback” provisions which are triggered if there is a restatement of any Company financial results which were the basis for payment of compensation to Mr. Honig. Under the clawback provisions, Mr. Honig will be required to repay any annual bonus and stock-based compensation determined by reference to any Company financial results which were later restated, to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of Mr. Honig’s employment for any reason, Mr. Honig will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and reimbursement of all reimbursable expenses. Upon termination of Mr. Honig’s employment by reason of (i) a termination by the Company for any reason other than “Cause” as defined in the Honig Employment Agreement, (ii) a termination by Mr. Honig for “Good Reason” as defined in the Honig Employment Agreement, or (iii) Mr. Honig’s resignation within 180 days of the occurrence of a “Change of Control” as defined in the Honig Employment Agreement, in each case, Mr. Honig will also be entitled to: (i) the continuation of his base salary through the greater of (A) the balance of the employment period, as renewed, or (B) 12 months, (ii) continued participation during such period in Company welfare benefit plans (including health benefits) on the same terms as immediately prior to termination and to be paid in full by the Company; and (iii) immediate vesting of all stock options/equity awards. In addition, the Honig Employment Agreement provides, in the event of any termination of employment, the Company will reimburse Mr. Honig for the amount of any COBRA premium paid for COBRA coverage elected by Mr. Honig for himself and his qualified beneficiaries, for a period ending on the earliest of (x) the date Mr. Honig (or any qualified beneficiary) ceases to be eligible for COBRA coverage; (y) the last day of the consecutive 18-month period following his termination date; and (z) the date Mr. Honig (or any qualified beneficiary) is covered by another group health plan.

Pursuant to the Honig Employment Agreement, the Company granted Mr. Honig stock options to purchase 200,000 shares of the Company’s common stock (the “Honig Options”) pursuant to the Company’s 2024 Omnibus Equity Incentive Plan. The Honig Options have an exercise price per share equal to $3.00, which represents the fair market value of the Company’s common stock on the date of grant, as determined by the Company’s board of directors in a manner consistent with the Internal Revenue Code of 1986, as amended (the “Code”). The Honig Options will time vest on the one year anniversary date of the grant. The Honig Options can be exercised for cash, in the form of shares of common stock on a cashless basis or a combination thereof.

This description of the Honig Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Honig Employment Agreement filed as an exhibit to this to the registration statement of which this prospectus is a part.

44

Lamont Wilcott Employment Agreement

As of September 6, 2025, C2 Live Inc., a corporation incorporated under the laws of Ontario and a wholly-owned subsidiary of the Company, entered into a written employment agreement (the “Wilcott Employment Agreement”) with Lamont Wilcott, the Company’s Chief Executive Officer. The Wilcott Employment Agreement shall become effective upon the commencement of trading of the Company’s common stock on a national securities exchange, and shall continue in effect until terminated in accordance with the terms of the Wilcott Employment Agreement. The Wilcott Employment Agreement provides for a base salary of $240,000 per year, payable in periodic installments in accordance with the Company’s regular payroll practices. Mr. Wilcott’s base salary may only be increased, but not decreased, without Mr. Wilcott’s written consent.

Mr. Wilcott may earn an annual bonus in an amount up to 100% of his base salary upon meeting certain Company goals and objectives to be defined by the Company’s compensation committee, in consultation with Mr. Wilcott. In addition, Mr. Wilcott is eligible to participate in the Company’s incentive, stock purchase, savings, registered retirement savings plan matching (if offered), and welfare benefit plans, in substantially the same manner and at substantially the same levels as the Company makes available to its other managerial or salaried executive employees and/or its senior officers.

The Wilcott Employment Agreement contains certain “clawback” provisions which are triggered if there is a restatement of any Company financial results which were the basis for payment of compensation to Mr. Wilcott. Under the clawback provisions, Mr. Wilcott will be required to repay any annual bonus and stock-based compensation determined by reference to any Company financial results which were later restated, to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of Mr. Wilcott’s employment for any reason, Mr. Wilcott will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and reimbursement of all reimbursable expenses. Upon termination of Mr. Wilcott’s employment by reason of (i) a termination by the Company for any reason other than “Cause” as defined in the Wilcott Employment Agreement, (ii) a termination by Mr. Wilcott for “Good Reason” as defined in the Wilcott Employment Agreement, or (iii) Mr. Wilcott’s resignation within 180 days of the occurrence of a “Change of Control” as defined in the Wilcott Employment Agreement, in each case, Mr. Wilcott will also be entitled to: (i) the continuation of his base salary through the greater of (A) the balance of the employment period, as renewed, or (B) 12 months, (ii) continued participation during such period in Company welfare benefit plans (including health benefits) on the same terms as immediately prior to termination and to be paid in full by the Company for a period of not less than 12 months; and (iii) immediate vesting of all stock options/equity awards.

Pursuant to the Wilcott Employment Agreement, on July 1, 2025, the Company granted Mr. Wilcott stock options to purchase 66,667 shares of the Company’s common stock (the “Wilcott 2025 Options”) under the Company’s 2024 Omnibus Equity Incentive Plan. The Wilcott 2025 Options have an exercise price per share equal to $3.00, which represents the fair market value of the Company’s common stock on the date of grant. The Wilcott 2025 Options are subject to time-based vesting and will vest in full on the one year anniversary of the date of grant, subject to Mr. Wilcott’s continued employment through such vesting date.

This description of the Wilcott Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wilcott Employment Agreement filed as an exhibit to this to the registration statement of which this prospectus is a part.

Geoff Kendall Employment Agreement

As of September 7, 2025, C2 Live Inc., a corporation incorporated under the laws of Ontario and a wholly-owned subsidiary of the Company, entered into a written employment agreement (the “Kendall Employment Agreement”) with Geoff Kendall, the Company’s Chief Product Officer. The Kendall Employment Agreement shall become effective upon the commencement of trading of the Company’s common stock on a national securities exchange, and shall continue in effect until terminated in accordance with the terms of the Kendall Employment Agreement. The Kendall Employment Agreement provides for a base salary of $180,000 per year, payable in periodic installments in accordance with the Company’s regular payroll practices. Mr. Kendall’s base salary may only be increased, but not decreased, without Mr. Kendall’s written consent.

Mr. Kendall may earn an annual bonus, in an amount to be determined by the Company’s compensation committee, upon meeting certain Company goals and objectives to be defined by the compensation committee, in consultation with Mr. Kendall. In addition, Mr. Kendall is eligible to participate in the Company’s incentive, stock purchase, savings, registered retirement savings plan matching (if offered), and welfare benefit plans, in substantially the same manner and at substantially the same levels as the Company makes available to its other managerial or salaried executive employees and/or its senior officers.

The Kendall Employment Agreement contains certain “clawback” provisions which are triggered if there is a restatement of any Company financial results which were the basis for payment of compensation to Mr. Kendall. Under the clawback provisions, Mr. Kendall will be required to repay any annual bonus and stock-based compensation determined by reference to any Company financial results which were later restated, to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of Mr. Kendall’s employment for any reason, Mr. Kendall will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and reimbursement of all reimbursable expenses. Upon termination Mr. Kendall’s employment by reason of (i) a termination by the Company for any reason other than “Cause” as defined in the Kendall Employment Agreement, (ii) a termination by Mr. Kendall for “Good Reason” as defined in the Kendall Employment Agreement, or (iii) Mr. Kendall’s resignation within 180 days of the occurrence of a “Change of Control” as defined in the Kendall Employment Agreement, in each case, Mr. Kendall will also be entitled to: (i) the continuation of his base salary through the greater of (A) the balance of the employment period, as renewed, or (B) 12 months, (ii) continued participation during such period in Company welfare benefit plans (including health benefits) on the same terms as immediately prior to termination and to be paid in full by the Company for a period of not less than 12 months; and (iii) immediate vesting of all stock options/equity awards.

This description of the Kendall Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kendall Employment Agreement filed as an exhibit to this to the registration statement of which this prospectus is a part.

45

Equity-Based Incentive Awards

2024 Omnibus Equity Incentive Plan

Effective April 17, 2024, stockholders of Company approved the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”). The 2024 Plan provides for the award of stock options (incentive and non-qualified), restricted stock, restricted stock units, stock appreciation rights and other stock-based awards to officers, directors, employees and consultants who provide services to the Company. An amendment to the 2024 Plan was approved by stockholders on August 28, 2024, increasing the shares reserved for issuance from 1,333,334 shares to 5,000,000 shares. The number of shares reserved for issuance under the 2024 Plan shall be automatically increased on (i) the date the Company undergoes an initial public offering, such that the number of shares available for grant and issuance under the 2024 Plan is equal (immediately following the initial public offering) to 15% of the total number of outstanding shares of the Company’s common stock outstanding (on a fully diluted basis) and (ii) on the first day of each calendar year beginning with January 1 following the effective date of the 2024 Plan and ending with the last January 1 during the initial ten-year term of the 2024 Plan, in an amount equal to the lesser of (A) 5% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year, and (B) such lesser number of shares as determined by the Board. Pursuant to this provision, effective as of January 1, 2026, the number of shares reserved for issuance under the 2024 Plan was further increased by 630,740 shares, to a total of 5,630,740 shares. On April 8, 2026, an amendment to the 2024 Plan was approved by stockholders increasing the shares reserved for issuance from 5,630,740 to 6,730,740. No more than 6,730,740 shares shall be issued pursuant to the exercise of incentive stock options (“ISOs”); provided that such number shall be automatically increased on the first day of each calendar year beginning with the first January 1 following the effective date of the 2024 Plan and ending with the last January 1 during the initial ten-year term of the 2024 Plan, equal to the lesser of (A) 5% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; (B) such lesser number of shares as determined by the Board; and (C) 666,667.

The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

Pursuant to Option Award Agreements dated October 1, 2024, the Company granted each of Mr. Wilcott and Mr. Kendall stock options to acquire 150,000 shares of the Company’s common stock (the “Wilcott 2024 Options” and “Kendall Options,” respectively), pursuant to the 2024 Plan. The Wilcott 2024 Options and Kendall Options have an exercise price per share of $3.00, which represents the fair market value of the Company’s common stock on the date of grant. The Wilcott 2024 Options and Kendall Options are subject to time-based vesting, with one-third of the shares of common stock subject to such options fully vested on the date of grant, and the remaining two-thirds vesting in two equal annual installments on each of the first two anniversaries of the date of grant, subject to the applicable executive’s continued employment through the applicable vesting dates.

Pursuant to Restricted Stock Award Agreements dated April 30, 2024, the Company granted each of Mr. Wilcott and Mr. Kendall 200,000 shares of restricted stock (the “Wilcott Restricted Stock Award” and “Kendall Restricted Stock Award,” respectively) under the 2024 Plan. The Wilcott Restricted Stock Award and Kendall Restricted Stock Award are each comprised of (i) 166,667 time-vesting shares, which vest in twenty equal monthly installments from the date of grant (subject to acceleration in full upon the occurrence of an initial public offering of the Company), and (ii) 33,334 performance-vesting shares, which shall vest in full in the event that the Company maintains a global market capitalization over a consecutive twenty day period of at least $150,000,000 (provided that such event must occur after the occurrence of an initial public offering of the Company, but prior to the three year anniversary of the date of grant), subject in each case to the applicable executive’s continued employment through the applicable vesting dates.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards held by the Company’s named executive officers identified in the Summary Compensation Table as of March 31, 2026:

Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (1)
Jonathan Honig (2)	8/28/2024	1,166,667	666,667	0.27	8/28/2034	-	-	-	-
(4)	7/1/2025	-	200,000	3.00	6/29/2035	-	-	-	-
(5)	8/1/2025	30,000	-	3.00	7/30/2035	-	-	-	-
Lamont Wilcott (2)	10/1/2024	100,000	50,000	3.00	10/1/2034	-	-	-	-
(3)	4/30/2024	-	-	-	-	-	-	33,334.00	100,000
(4)	7/1/2025	66,667	-	3.00	6/29/2035	-	-	-	-
Geoff Kendall (2)	10/1/2024	100,000	50,000	3.00	10/1/2034	-	-	-	-
(3)	4/30/2024	-	-	-	-	-	-	33,334.00	100,000

(1) The dollar amounts shown in in columns (h) and (j) are determined by multiplying the number of shares in columns (g) or (i), by $3.00, the fair market value of the Company’s common stock on March 31, 2026.

(2) One-third of the options were vested on the grant date, with the remaining portion vesting in two equal installments on each of the first and second anniversaries of the grant date.

(3) On April 30, 2024, the Company granted 200,000 shares of restricted stock to the recipient, of which 166,667 shares time vest in 20 equal monthly installments from the grant date (subject to acceleration in full upon the occurrence of an initial public offering of the Company), while the remaining 33,334 are subject to performance vesting in full once the Company obtains a global market capitalization over a consecutive 20-day trading period of at least $150,000,000, provided that such event must happen after an initial public offering, but prior to the three year anniversary of the grant date.

(4) The options vest one year after the grant date.

(5) The options vest immediately upon grant date.

46

Director Compensation

The following table provides information regarding compensation paid to directors during the fiscal years ended March 31, 2026 and 2025.

Name of Director	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Adam Berk	2026	-	-	45,180	-	45,180
	2025	-	54,000	11,000	-	65,000
Sari Gabay	2026	-	-	45,180	-	45,180
	2025	-	-	-	-	-
Maxine Hochhauser	2026	-	-	45,180	-	45,180
	2025	-	-	-	-	-

1.	Amounts reflect the grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. See Note 10 to our financial statements for a discussion of assumptions used in calculating these amounts.
2.

On April 30, 2024, the Company granted Mr. Berk 200,000 shares of restricted stock, of which 166,667 shares time vest in 20 equal monthly installments from the grant date (subject to acceleration in full upon the occurrence of an initial public offering of the Company), while the remaining 33,334 are subject to performance vesting in full once the Company obtains a global market capitalization over a consecutive 20-day trading period of at least $150,000,000, provided that such event must happen after an initial public offering, but prior to the three year anniversary of the grant date.

3.

On August 28, 2024, the Company granted Mr. Berk an option award with respect to 66,667 shares of the Company’s common stock. One-third of the options were fully vested on the grant date, with the remaining portion vesting in two equal installments on each of the first and second anniversaries of the grant date.

4.	On August 1, 2025 the Company granted Mr. Berk, Ms. Gabay, and Ms. Hochhauser option awards with respect to 30,000 shares of the Company’s common stock for each named director. The options were fully vested on the grant date.

The Company has not previously maintained a director compensation policy for its non-employee directors. However, the following non-employee director compensation program has been approved for the fiscal year ending March 31, 2026:

Commencing with the first calendar quarter after our common stock is listed on a national securities exchange, each of our non-employee directors shall be entitled to receive cash compensation for their service. Each of our non-employee directors shall be entitled to a quarterly cash retainer in the amount of $6,000. For each committee of our board upon which a non-employee director serves as a member, he or she shall be entitled to receive an additional quarterly cash retainer in the amount of $2,000.

On an annual basis, each non-employee director shall be entitled to receive an equity award in the form of stock options to purchase 30,000 shares of common stock under the 2024 Plan, with an exercise price equal to fair market value on the date of grant. Such option awards will be fully vested on the applicable date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period from March 28, 2024 (inception) to the date of this prospectus, we have not been a party to any transaction in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. We are not a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the execution of the underwriting agreement for this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, director nominee, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event that the related person is director, immediate family member of a director or an entity with which a director is affiliated;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

Indemnification Agreements

In addition to the indemnification obligations required by our Articles of Incorporation and Bylaws, we will enter into indemnification agreements with each of our directors and officers that provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

47

PRINCIPAL STOCKHOLDERS

The following table shows the beneficial ownership of shares of our common stock as of April 23, 2026 held by: (i) each person, or group of affiliated persons, who beneficially own 5% or more of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 23, 2026 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person. Percentage of ownership before the offering is based on 9,427,611 shares of common stock issued and outstanding as of April 23, 2026. Percentage of ownership after the offering is based on 13,177,611 shares of common stock issued and outstanding as of April 23, 2026 and reflects the sale and issuance by us of 3,750,000 shares of common stock in this offering at the initial public offering price of $4.50 per share (the midpoint of the price range set forth on the cover page of this prospectus). Shares of our common stock that a person has the right to acquire within 60 days of April 23, 2026, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address of each holder listed below, except as otherwise indicated, is C2 Capital Group, Inc., 7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Percentage of Common Stock Beneficially Owned Prior to the Offering	Percentage of Common Stock Beneficially Owned After the Offering
Directors and Executive Officers
Named Executive Officers:
Jonathan Honig	4,924,134	(1)	46.35%	34.26%
Lamont Wilcott	266,667	(2)	2.80%	2.01%
Geoff Kendall	266,667	(3)	2.80%	2.01%
Non-Employee Directors:
Adam Berk	241,111	(4)	2.54%	1.82%
Sari Gabay	30,000	(5)	*	*
Maxine Hochhauser	30,000	(6)	*	*
Officers and Directors as a Group (8 persons)	5,811,913		52.78%	39.73%

*	Represents less than 1%.

(1) Represents (i) 3,727,467 shares of common stock and (ii) options to purchase up to 1,196,667 shares of common stock. Excludes options to purchase up to 866,667 shares of common stock.

(2) Represents (i) 166,667 shares of common stock and (ii) options to purchase up to 100,000 shares of common stock. Excludes (i) options to purchase up to 116,667 shares of common stock and (iii) 33,333 restricted stock units.

(3) Represents (i) 166,667 shares of common stock and (ii) options to purchase up to 100,000 shares of common stock. Excludes (i) options to purchase up to 50,000 shares of common stock and (ii) 33,333 restricted stock units.

(4) Represents (i) 166,667 shares of common stock and (ii) options to purchase up to 74,444 shares of common stock. Excludes (i) options to purchase up to 22,223 shares of common stock and (ii) 33,334 restricted stock units.

(5) Represents options to purchase up to 30,000 shares of common stock.

(6) Represents options to purchase up to 30,000 shares of common stock.

48

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our Articles of Incorporation and Bylaws, each of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

General

The Company’s authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 23, 2026, there are 9,427,611 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock on all matters submitted to a vote of the stockholders. Under our Bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors will be elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the NRS and our Articles, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time-to-time by the Company’s board out of legally available funds.

Liquidation, Dissolution and Winding Up

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive and Other Rights

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our board of directors have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

49

Warrants

As of April 23, 2026, there were warrants to purchase up to 60,588 shares of our common stock outstanding with a weighted average exercise price of $3.75 per share.

Options

Our 2024 Plan provides for us to sell or issue shares restricted shares of common stock, or to grant incentive stock options or nonqualified stock options, stock appreciation rights and restricted stock unit awards for the purchase of shares of common stock, to employees, members of the board of directors, consultants ana advisors. As of April 23, 2026, options to purchase 3,126,670 shares of common stock were outstanding. For additional information regarding the terms of the 2024 Plan, see “Executive and Director Compensation - 2024 Omnibus Equity Incentive Plan.”

Exclusive Forum

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of us or on our behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent to us or our stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of our Articles of Incorporation or Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock are deemed to have notice of and consented to this provision.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of the NRS, our Articles of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the NRS, our Articles of Incorporation and our Bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our Company.

Set forth below is a summary of the provisions of our Articles of Incorporation and Bylaws that could have the effect of delaying or preventing a change in control of our Company. The following description is only a summary, and it is qualified by reference to the Articles of Incorporation, Bylaws and relevant provisions of the NRS.

50

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction.

Board of Directors Vacancies

Our Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called by our president, our board of directors or a committee of our board of directors that has been duly designated by our board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W. 37th St., Suite 602, New York, NY 10018 and its phone number is (212) 575-5757.

Stock Market Listing

We have applied to have our shares of common stock listed for trading on the NYSE American under the symbol “CCLV.” No assurance can be given that such listing will be approved.

51

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although we have applied to list our common stock listed on the NYSE American, we cannot assure you that there will be an active public market for our common stock.

Upon the closing of this offering, we will have outstanding an aggregate 13,177,611 shares of our common stock, assuming the issuance of 3,750,000 shares of our common stock offered by us in this offering, if the underwriters do not exercise the over-allotment option. In the event the underwriters exercise the over-allotment option in full, we will have 13,740,111 shares of common stock issued and outstanding.

Of these shares, all shares of common stock sold in this offering and the shares of common stock sold by the selling stockholders will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, would only be able to be publicly sold in compliance with the conditions of Rule 144 described below, other than the holding period requirement.

The remaining outstanding shares of our common stock will be “restricted securities” as defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, each of which is summarized below.

Subject to the lock-up agreements described below and the provisions of Rule 144 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Date	Number of Shares
On the date of this prospectus	615,214
180 days after the date of this prospectus	5,200,143

52

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we or any of our successors will not without the prior written consent of the Representative, during the period of twelve months from the effective date of this registration statement:

(i)	offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or

(ii)	subject to certain exceptions, file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, officers and holders of 5% or more of the Company’s outstanding shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a twelve-month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. In addition, holders of less than 5% of the Company’s outstanding shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a six-month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at their discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of Company shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of conversion of common stock equivalents. See “Underwriting” for more information.

53

Rule 144

Rule 144, as currently in effect, generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144. If such stockholder has beneficially owned the shares of our common stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell, in reliance upon Rule 144, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or
●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our common stock made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale, and notice conditions of Rule 144. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of a registration statement under the Securities Act is entitled to sell such shares 90 days after such effective date in reliance on Rule 144. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than “affiliates,” as defined in Rule 144 without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144.

Rule 701 also permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up periods described herein.

Equity Incentive Plan

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the common shares that are issuable pursuant to our 2024 Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

54

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority and no such ruling will be requested. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

Non-U.S. holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder (other than a partnership) is any holder of our common stock other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never paid and we do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a non-taxable return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or at such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us (or the applicable withholding agent) with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax. In order to obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a non-U.S. holder that is a corporation that are effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

55

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding the non-U.S. holder’s disposition of our common stock, or (ii) the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market during the calendar year in which such sale, exchange or other tax disposition of shares of our common stock occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period.

Non-U.S. holders described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may generally be offset by U.S. source capital losses for the year (provided such non-U.S. holders have timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to non-U.S. holders, their names and addresses and the amount of tax withheld, if any. A similar report will be sent to non-U.S. holders. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in a non-U.S. holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to non-U.S. holders may be subject to information reporting and backup withholding at a current rate of 24% unless such non-U.S. holders establish an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding tax at a rate of 30% on dividends on our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

56

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement (“Underwriting Agreement”) entered into by and between the Company and D. Boral Capital LLC, acting as the representative of the underwriters named in the Underwriting Agreement, the underwriters have severally agreed to purchase from us, and we have agreed to sell to them, severally, on a firm commitment basis the following respective number of shares of common stock at the public price less the underwriting discount set forth on the cover page of this prospectus:

Underwriters	Number of Shares of common stock
D. Boral Capital LLC
Total

All of the shares of common stock to be purchased by the underwriters will be purchased from us.

The Representative and any other underwriters named in the Underwriting Agreement are collectively referred to as the Representative and the “underwriters”, respectively. The underwriters are obligated severally, but not jointly, to purchase all of the shares of common stock offered by us if any shares are purchased, other than those shares covered by the over-allotment option described below. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are offering the shares of common stock offered by this prospectus subject to their acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to satisfactory completion of due diligence examination of the Company by the Representative, the approval of certain legal matters by their counsel and to certain other conditions.

The Underwriting Agreement provides that the underwriters are committed to purchase all of the shares of common stock being sold in this offering if they buy any of them.

All sales of shares of common stock offered and sold in this offering in the United States will be made through United States registered broker-dealers.

Our common stock is offered subject to a number of conditions, including:

●	receipt and acceptance of our common stock by the underwriters; or

●	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the Representative or securities dealers may distribute prospectuses electronically.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common stock offered by us in this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The common stock is offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken, other than those shares covered by the option to purchase up to 562,500 additional shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-allotment Option

We have granted the underwriters an option to purchase up to an additional 15% of the number of common stock sold in this offering at the initial public offering price solely for the purpose of covering the over-allotment option. The underwriters have 45 days from the date of this prospectus to exercise this over-allotment option. If the underwriters exercise the over-allotment option, they will purchase additional common stock approximately in proportion to the amounts specified in the table above.

Discounts and Commissions

We will pay the underwriters a fee/commission equivalent to 8% of the gross proceeds of this offering. The Representative has advised us that they propose to offer the common stock sold in the offering at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Representative may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock sold in the offering are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares of common stock are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the Underwriting Agreement, the underwriters will be obligated to purchase the shares of common stock at the prices and upon the terms stated therein.

57

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to         additional shares of common stock.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discount (8%) (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the Representative equal to 1.0% of the gross proceeds received in this offering which is not included in the underwriting discounts and commission.

We have agreed to pay the Representative’s accountable expenses, including the representative’s legal fees, as well as other fees, expenses and disbursement up to a maximum amount of $210,000 in connection with the offering. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and financial advisory fees, but excluding underwriting discounts and commissions, will be approximately $815,000 all of which are payable by us.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we or any successors of us will not without the prior written consent of the Representative, during the period of twelve months from the effective date of this registration statement:

(i)	offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or

(ii)	subject to certain exceptions, file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, officers and holders of 5% or more the Company’s outstanding shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a twelve-month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. In addition, holders of less than 5% of the Company’s outstanding shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a six-month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. The foregoing restrictions are, subject to further exceptions, not applicable to: (A) transactions of securities acquired in open market transactions after the completion of this offering; (B) transfers of securities as a bona fide gift; (C) transfers of securities by will or intestacy; (D) transfers of securities to a family member or trust partnership, limited liability company or other legal entity used for estate planning purposes which is established for the direct or indirect benefit of the lock-up party and/or one or more family members, (E) transfers of securities to a charity or educational institution or other not-for-profit organization; (F) if the lock-up party directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of securities to any such entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (G) to the Company to satisfy tax obligations; (H) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the lock-up party, (2) to limited partners, limited liability company members or shareholders of the lock-up party or holders of similar equity interests in the lock-up party, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the lock-up party or any other change of control of the lock-up party; (I) if the lock-up party is a trust, to the beneficiary of such trust; (J) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; or (K) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s locked-up securities involving change of control of the Company. In addition, subject to certain exceptions, the lock-up restriction shall not restrict or prohibit the entry into or modification of a 10b5-1 plan. The lock up does not apply to the issuance of shares upon the exercise of conversion of common stock equivalents.

58

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at their discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of Company shares prior to the expiration of the lock-up period.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Listing

We have applied to list our common stock on the NYSE American under the symbol “CCLV”. The approval of our common stock for listing on NYSE American is a condition to the closing of this offering. We cannot assure you that such listing will be approved.

Tail Financing Payments

We have also agreed to pay D. Boral a cash fee equal to 8% of the gross proceeds received from the sale of any equity, debt and/or equity derivative instruments to any investor who was contacted by D. Boral during the term of its engagement, and such financing is consummated at any time during the engagement period with D. Boral or within the 18-month period following the termination or expiration of our engagement agreement with D. Boral.

Determination of Offering Price

Prior to this offering, there was no public market for our common stock. The initial public offering price will be determined by negotiation between us and the underwriters. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our common stock or that the common stock will trade in the public market at or above the initial public offering price.

Electronic Distribution

A prospectus in electronic format may be made available on the internet or through other online services maintained by the underwriters, or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus in electronic format, the information on the underwriter’s website is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as underwriter and should not be relied upon by investors.

59

Price Stabilization, Short Positions and Penalty Bids

In accordance with Regulation M under the Exchange Act, the underwriters may engage in any of the activities written below that stabilize, maintain or otherwise affect the price of our common stock. The underwriters are prohibited from conducting any prohibited short sale activity in the underlying security including, but not limited to, sales of shares in excess of the number of shares the underwriters are obligated to purchase and/or conducting any naked short sale activity. The underwriters are permitted to conduct the following activities without limitation:

●	Stabilizing transactions, which permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price, as set forth in Regulation M.

●	Passive market making, which involve market makers in our common stock who are underwriters or prospective underwriters, subject to limitations, making bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

●	Short sales and over-allotments, which occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions, which are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	Penalty bids, which is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock. These transactions may occur on the NYSE American or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

No Prior Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our common stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

D. Boral Capital LLC acted as a broker in connection with the Company’s recent capital raise and was issued 133,334 shares of our common stock as part of its compensation for such services. Except as described herein, D. Boral Capital LLC and the other underwriters named herein have no material relationship with us or our affiliates.

Offers Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

60

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the common stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the common stock, as principal, if the offer is on terms that the common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the common stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the common stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The common stock is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

61

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of the Company and its subsidiaries as of March 31, 2025 and 2024, and for the fiscal year ended March 31, 2025 and the period from March 28, 2024 (Inception) to March 31, 2024 has been audited by dbbmckennon an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Access to these electronic filings is available as soon as practicable after filing with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 7700 Congress Avenue, Suite 3105, Boca Raton, FL 33487, Attention: CFO.

62

C2 CAPITAL GROUP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
C2 Capital Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of C2 Capital Group, Inc. (the “Company”) as of March 31, 2025 and 2024, the related statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2025 and the period from March 28, 2024 (“Inception”) to March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the year ended March 31, 2025 and the period from Inception to March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained net losses, used cash from operations and will be dependent on additional funding sources until profitability is achieved. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2025

Newport Beach, California

October 31, 2025, except for the effects of the reverse stock split discussed in Note 9 to the financial statements, as to which the date is April 10, 2026

F-2

C2 Capital Group, Inc.

Balance Sheets

	March 31,	March 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$2,282,018	$-
Accounts receivable	85,504	-
Total Current Assets	2,367,522	-

Non-Current Assets
Property and equipment, net	8,122	-
Intangible assets, net	80,000	-
Total Non-Current Assets	88,122	-
TOTAL ASSETS	$2,455,644	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$999	$-
Accrued expenses	17,602	-
Creator liability	154,244	-
Deferred revenue	22,151	-
Total Current Liabilities	194,996	-

TOTAL LIABILITIES	194,996	-

Commitments and contingencies (Note 11)

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding as of March 31, 2025 and 2024, respectively	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 8,535,946 and 0 shares issued and outstanding as of March 31, 2025 and 2024, respectively	854	-
Additional paid-in capital	4,502,122	-
Accumulated deficit	(2,242,328)	-
TOTAL STOCKHOLDERS’ EQUITY	2,260,648	-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,455,644	$-

The accompanying notes are an integral part of these financial statements

F-3

C2 Capital Group, Inc.

Statements of Operations

	Year ended	For the Period From March 28, 2024 (Inception)
	March 31,	To March 31,
	2025	2024

Revenue	$1,637,704	$-
Cost of revenue	1,563,569	-
Gross profit	74,135	-

Operating expenses
General and administrative	863,236	-
Sales and marketing	327,909	-
Research and development	1,171,041	-
Total operating expenses	2,362,186	-

Loss from operations	(2,288,051)	-

Other Income:
Other income	45,723	-
Total other income	45,723	-

Net Loss	$(2,242,328)	$-

Loss per share of common stock - basic and diluted	$(0.32)	$-
Weighted average number of shares of common stock outstanding - basic and diluted	7,007,585	-

The accompanying notes are an integral part of these financial statements

F-4

C2 Capital Group, Inc.

Statement of Stockholders’ Equity

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at Inception, March 28, 2024	-	$-	-	$-	$-	$-	$-
Net Loss	-	-	-	-	-	-	-
Balance - March 31, 2024	-	$-	-	$-	$-	$-	$-

Common stock issued for cash, net of issuance cost	-	-	8,127,608	813	3,747,301	-	3,748,114
Common stock issued for services, net of issuance cost	-	-	133,334	13	(13)	-	-
Common stock issue for vested restricted stock units	-	-	275,004	28	(28)	-	-
Stock-based compensation - restricted stock units	-	-	-	-	81,000	-	81,000
Stock-based compensation - options	-	-	-	-	663,862	-	663,862
Capital contribution	-	-	-	-	10,000	-	10,000
Net loss	-	-	-	-	-	(2,242,328)	(2,242,328)
Balance - March 31, 2025	-	$-	8,535,946	$854	$4,502,122	$(2,242,328)	$2,260,648

The accompanying notes are an integral part of these financial statements

F-5

C2 Capital Group, Inc.

Statements of Cash Flows

	Year Ended	For the Period From March 28, 2024 (Inception)
	March 31,	to March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,242,328)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	744,862	-
Depreciation and amortization	20,784	-
Changes in operating assets and liabilities:
Accounts receivable	(85,504)	-
Accounts payable	999	-
Accrued expenses	17,602	-
Creator liability	154,244	-
Deferred revenue	22,151	-
Net cash used in operating activities	(1,367,190)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(8,906)	-
Purchase of software and other intangible assets	(100,000)	-
Net cash used in investing activities	(108,906)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	3,748,114	-
Capital contributions	10,000	-
Net cash provided by financing activities	3,758,114	-

Net change in cash	2,282,018	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$2,282,018	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-6

C2 Capital Group, Inc.

Notes to the Financial Statements

1. Nature of Operations and Going Concern

C2 Capital Group, Inc. (“C2” or the “Company”) is a Nevada corporation incorporated on March 28, 2024. C2 is a next-generation live social commerce platform that helps creators turn passive followers into engaged superfans. Our mission is to build a unified super app that combines live entertainment, interactive shopping, and direct-to-fan services—enabling creators to monetize content, grow communities, and deliver unique, immersive experiences.

Going Concern

At March 31, 2025, the Company held approximately $2.3 million in cash and cash equivalents, with a working capital of $2.2 million. Since its inception, the Company has experienced ongoing negative cash flows from operations and sustained net losses. It is anticipated that the Company will continue to depend on additional funding sources until it achieves profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These audited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

Management believes it has access to capital through the public issuance of equity securities; however, if the Company is unable to raise additional capital, it may be required to curtail operations and take other measures to conserve cash, including reducing its workforce and limiting expenditures. The accompanying financial statements do not include any adjustments that might become necessary should the Company be unable to continue operations.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the period presented. The financial statements include the accounts of the Company. The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions.

Use of Estimates

Preparation of financial statements in conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Fair value of Financial Instruments

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly, or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company’s cash is primarily maintained in financial institutions it deems to be credit worthy. These balances may, at times, exceed the U.S. Federal Deposit Insurance Corporation insurance limits. As of March 31, 2025, the Company’s balances included cash and cash equivalents of $2,282,018, which were primarily invested in money market funds. The Company has not experienced any losses on deposits of cash and cash equivalents.

Accounts Receivable and Allowance for Credit Losses

Accounts receivables are reported on the balance sheet net of an allowance for credit losses, in accordance with Accounting Standards Codification (“ASC”) 326, Financial Instruments—Credit Losses. Accounts receivable consists primarily of amounts due from app stores or marketplaces for in-app purchases of virtual currency (coins) used to gift gems to creators. These receivables are expected to be collected in full due to the high creditworthiness of these stores and marketplaces and the short-term nature of the payment terms. To estimate expected credit losses over the contractual life of its receivables, the Company evaluates the credit quality of its counterparties, current economic conditions, and reasonable and supportable forecasts of future economic conditions. As of March 31, 2025, the Company determined that no allowance for credit losses was necessary.

F-8

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

The Company estimates useful lives as follows:

Computers and electronic equipment	3 years

Intangible Assets

Intangible assets deemed to have finite useful lives are amortized on a straight-line basis over their estimated useful lives, which represent the period over which the asset is expected to contribute directly or indirectly to the Company’s future cash flows. The Company reviews amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment exists if the carrying amount of the asset exceeds its fair value. The remaining useful life of intangible assets is evaluated at least annually.

Asset Type	Useful Life
Software	5 years

Intangible assets with indefinite useful lives are not amortized and are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired. The Company may first perform a qualitative assessment to determine whether a quantitative impairment test is necessary. If the qualitative assessment indicates that impairment is more likely than not, a quantitative test is performed. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value, and the loss establishes a new cost basis for the asset. Subsequent reversal of impairment losses is not permitted.

During the year ended March 31, 2025, the Company determined that no impairment of intangible assets had occurred.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, which include property and equipment (e.g., office equipment) and finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances suggest that the carrying value of an asset or asset group may not be recoverable. The Company evaluates potential impairment indicators at least annually and more frequently if events occur that could materially affect the asset’s value.

Recoverability is assessed by comparing the projected undiscounted net cash flows associated with the asset or asset group over its remaining useful life to its carrying amount. If the carrying amount exceeds the projected cash flows, an impairment loss is recognized equal to the excess of the carrying amount over fair value. Fair value is generally determined using discounted cash flows or market value if readily determinable. The remaining useful lives of assets are adjusted prospectively if a shorter useful life is determined.

During the year ended March 31, 2025, the Company determined that no impairment losses were necessary.

Creator Liability

The Company records a creator liability for amounts owed to content creators in connection with activity on the Company’s platform. Creator liability consists of two primary components:

1.	Virtual Gem Liability – The Company’s platform includes virtual gems, which represent in-app virtual currency earned by creators through user engagement and gifting. Virtual gems are redeemable for cash by creators once certain minimum payout thresholds are met and are paid out in fixed increments in accordance with the Company’s policies. The Company records a liability for the estimated cash value of virtual gems earned and outstanding as of the balance sheet date that are eligible for redemption or are expected to become redeemable.

2.	Contractual Creator Payout Liability – The Company enters into agreements with certain creators that provide for fixed or variable compensation based on streaming time, performance metrics, or other contractual terms. The Company records a liability for earned but unpaid amounts due to creators under the terms of these agreements as of the reporting date.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

F-9

The Company’s primary performance obligation is to provide a platform where customers may purchase virtual coins and redeem them to gift gems to online creators. Revenue is recognized at a point in time when a user redeems coins to gift gems, as this is when control is transferred and the Company’s performance obligation is satisfied.

Amounts received from the sale of coins that have not yet been redeemed are recorded as deferred revenue. To the extent that coins remain unredeemed, revenue is not recognized until the coins are redeemed or the user’s account is terminated. At the time of account termination, all unredeemed coins are recognized as revenue. Deferred revenue is expected to be recognized within one year, upon redemption or, if earlier, upon account termination, subject to certain limitations based on the terms of service.

The Company does not currently recognize breakage related to unredeemed coins or unpaid gems, as there is insufficient historical information to reliably estimate breakage. The Company will evaluate the recognition of breakage in future periods as sufficient data becomes available.

Cost of Revenue

Our cost of revenue consists of expenses associated with the delivery and distribution of our products. These mainly include expenses related to our technical infrastructure, such as cloud hosting and video streaming fees, as well as content costs from creator earnings, merchant fees, platform commission, credit card and other fees related to processing customer transactions. Our content costs are mostly related to payments to content providers to generate virtual coin sales and increase engagement on the platform. We pay fees to these content providers based on revenue generated, a flat fee, or both. Expensed content costs are included in cost of revenue on our consolidated statements of operations.

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and consist primarily of contract labor costs for R&D activities and stock-based compensation expense related to options granted to R&D contractors.

Share-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. Stock-based awards granted to employees, directors, and non-employee consultants are measured at fair value on the grant date and recognized as compensation expense over the requisite service period, which is generally the vesting period of the award. For awards with service-based vesting conditions, compensation expense is recognized on a straight-line basis over the vesting period. For awards with performance-based vesting conditions, expense is recognized only when it becomes probable that the performance condition will be achieved. If the performance condition is an initial public offering, it is not considered probable until the event occurs; therefore, no stock-based compensation expense is recognized until that time. Stock-based compensation expense is classified in the statements of operations consistent with the classification of the related award recipient’s costs.

Income Taxes

We are subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in determining our provision for income taxes and income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws.

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We recognize the deferred income tax effects of a change in tax rates in the period of the enactment.

F-10

We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized. We consider all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing tax planning strategies in assessing the need for a valuation allowance.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. We recognize interest and penalties related to uncertain tax positions as a component of the provision for income taxes.

Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of March 31, 2025, and 2024, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of March 31, 2025 are as follows:

March 31,
2025
Options to purchase common stock	2,606,669
Restricted Stock Units	325,000
Total potentially dilutive securities	2,931,669

Advertising Expense

Advertising costs are expensed when incurred and are included in sales and marketing within our statements of operations. We incurred advertising expenses of $217,196 for the year ended March 31, 2025.

Related parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

F-11

Segment reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker (“CODM”) organizes segments for making operating decisions, assessing performance, and allocating resources. The Company’s CODM has been identified as the Chief Executive Officer. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates the Company.

Management has determined that the Company’s operations currently constitute a single reportable segment in accordance with ASC 280. The CODM evaluates the Company’s operations on a consolidated basis and does not allocate resources or assess performance separately by geography or product.

Significant segment revenue and operating expenses that are provided to the CODM on a regular basis and are included within reported measure of segment profit or loss are revenue, costs of revenue, research and development, sales and marketing and general and administrative.

The statements of operations for the periods presented reflect the significant segment revenue and expenses, as well as the balance sheets as of March 31, 2025, and 2024, for the one reportable segment.

Recent Accounting Guidance

Income Taxes – Improvements to Income Tax Disclosures

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, a standard to enhance the transparency and decision usefulness of income tax disclosures. This standard requires public companies to disclose (i) specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, (ii) the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by material individual jurisdictions, and (iii) income from continuing operations before income tax expense disaggregated between domestic and foreign and income tax expense from continuing operations disaggregated by federal, state, and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Accordingly, we will adopt the standard for our fiscal year ending March 31, 2026, with early adoption permitted. We expect this standard to impact our disclosures with no material impacts to our results of operations, cash flows, or financial condition.

In November 2024, the FASB issued ASU 2024-03, a standard requiring disaggregated information about certain income statement expense line items to be disclosed on an annual and interim basis. We are required to adopt these disclosures for our annual period ending March 31, 2028 and interim periods within annual periods after December 15, 2025, with early adoption permitted. We expect this standard to impact our disclosures with no material impacts to our results of operations, cash flows, or financial condition.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. Property, Plant & Equipment

Property and equipment consist of the following:

	March 31,	March 31,
	2025	2024
Property and equipment	$8,906	$-
Accumulated depreciation	(784)	-
Property and equipment, net	$8,122	$-

Depreciation expense was $784 for the year ended March 31, 2025. Depreciation expense is included in general and administrative expenses.

F-12

4. Intangible Assets, net

Intangible assets consist of the following:

	March 31,	March 31,
	2025	2024
Purchased software	$100,000	$-
Accumulated amortization	(20,000)	-
Intangible assets, net	$80,000	$-

Amortization expense was $20,000 for the year ended March 31, 2025. Amortization expense is included in general and administrative expenses.

5. Related Party

In April 2024, the Company received $10,000 as a capital contribution from a related party to facilitate the formation of the Company.

6. Deferred Revenue

The Company operates an online streaming platform where users purchase virtual currency (“coins”), which can be converted into “gems” for tipping or gifting creators during live sessions. As of March 31, 2025, deferred revenue totaled $22,151. This amount represents virtual coin purchases by users that have not yet been converted into gems or gifted to online creators. Deferred revenues are expected to be recognized within one year.

7. Creator Liability

As of March 31, 2025, the creator liability totaled $154,244. Virtual gems represent in-app currency that users can redeem for cash upon reaching certain thresholds and are paid out in set increments.

8. Income Taxes

For the year ended March 31, 2025, the Company did not record a current or deferred income tax expense or benefit due to current losses incurred by the Company. The Company’s losses before income taxes consist solely of losses from domestic operations.

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

March 31, 2025
Income taxes at U.S. statutory rate	21.0%
State income taxes	4.3
Stock-based compensation	38.5
Capitalized R&D	61.1
Other	0.5
Change in valuation allowance	(125.4)
Total provision for income taxes	0.0%

F-13

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets and liabilities as of March 31, 2025, are comprised of the following:

Year Ended March 31, 2025

Deferred tax assets
Net operating loss carryforwards	$110,736
Stock-based compensation	168,256
Capitalized R&D	267,120
Other	1,676
Total deferred tax assets	547,788

Less valuation allowance	(547,788)
Net deferred tax assets (liabilities)	$-

For the year ended March 31, 2025, the expected tax benefit, temporary timing differences and long-term timing differences are calculated at a combined effective tax rate, which it estimated to be approximately 26.5%. The effective rate is reduced to 0% due to the full valuation allowance on its net deferred tax assets.

At March 31, 2025, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $437 thousand. The federal and state net operating loss carryforwards are indefinite, as such do not expire under the current tax law.

During the fiscal year ended March 31, 2025, the Company did not incur interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions since inception. The Company currently does not have any years under examination by any jurisdiction.

F-14

9. Shareholders’ Equity

On April 1, 2026, the Company effected a 3-for-2 reverse stock split of its common stock. All issued and outstanding shares and per share amounts presented in the accompanying financial statements have been retroactively adjusted to reflect the reverse stock split for all periods presented.

Authorized Capital Stock

On March 28, 2024, the Company filed its Articles of Incorporation in the state of Nevada which authorized the Company to issue 60,000,000 shares. The Company has authorized 50,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. The Company shall have the authority to issue the shares of preferred stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Company.

Common Stock

During the year ended March 31, 2025, the Company issued 8,127,608 shares of common stock for cash proceeds of $3,748,114, net of offering costs. Additionally, the Company issued 133,334 shares of common stock for services rendered in connection with offering costs and 275,004 shares of common stock upon the settlement of vested restricted stock units (RSUs).

Preferred Stock

As of March 31, 2025, the Company does not have any issued and outstanding preferred shares.

10. Stock Based Compensation

Stock Options

In April 2024, our Board of Directors adopted the C2 Capital Group, Inc. 2024 Omnibus Equity Incentive Plan (the “2024 Omnibus Plan”). The 2024 Omnibus Plan provides for the grant of equity awards to employees and consultants, including stock options, stock purchase rights, and restricted stock units to purchase shares of our common stock. Initially, up to 1,333,334 shares of our common stock were reserved for issuance pursuant to awards granted under the 2024 Omnibus Plan. On August 28, 2024, the Board approved the first Amendment to the 2024 Omnibus Equity Plan, increasing the number of shares of common stock reserved for issuance to 5,000,000. The 2024 Omnibus Plan is administered by our Board of Directors and expires ten years after adoption, unless terminated earlier by the Board.

In fiscal 2025, the Company granted 2,606,669 stock options under the 2024 Omnibus Plan to various employees and contractors. The granted options had exercise prices ranging from $0.27 - $3.00 per share, expire in ten years, and vested a third at the grant date, and the remaining over a two-year period. The stock options were valued using the Black-Scholes pricing model as indicated below:

For the Year Ended
March 31,
2025
Exercise price	$0.27 - $3.00
Expected term (years)	5.51
Expected stock price volatility	65.5%
Risk-free rate of interest	3.96% - 4.61%
Expected dividend rate	0%

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Forfeitures are recognized as they occur. Determining the appropriate fair value of stock-based awards requires the input of assumptions.

F-15

A summary of option activity under the for the year ended March 31, 2025, is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Intrinsic Value
Outstanding as of April 1, 2024	-	$-	-	$-
Granted	2,606,669	0.84	10.00	-
Outstanding as of March 31, 2025	2,606,669	0.84	9.44	5,642,000
Options vested and exercisable	868,895	2.51	9.44	1,880,667
Outstanding and expected to vest as of March 31, 2025	2,606,669	$0.84	9.44	$5,642,000

During the year ended March 31, 2025, the Company granted stock options to purchase 2,606,669 shares of common stock with a weighted-average exercise price of $0.84 per share. The weighted-average grant-date fair value of options granted during the year was approximately $0.51 per option.

Estimated future stock-based compensation expense relating to unvested stock options is approximately $670,000 as of March 31, 2025, which will be recognized over a weighted average period of approximately 1.5 years.

Restricted Stock Units

A summary of non-employee restricted stock unit (“RSU”) activity for the year ended March 31, 2025, is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested as of April 1, 2024	-	$-
Granted	600,000	0.27
Vested	(300,000)	0.27
Forfeited	-	-
Unvested as of March 31, 2025	300,000	$0.27

During the year ended March 31, 2025, the Company granted 400,000 shares of restricted stock units to employees and 200,000 shares of restricted stock units to a non-employee, with a weighted average grant date fair value of $0.27 per share. Of these, 500,000 shares are time-vested, vesting at a rate of 5% per month over a period of 20 months (1 year and 8 months), with full vesting of any unvested shares occurring immediately upon an initial public offering (“IPO”). As of March 31, 2025, 300,000 of the time-vested shares were vested. The remaining 100,000 shares are performance-vested, subject to the Company maintaining a global market capitalization over a consecutive twenty (20) trading-day period of at least one hundred and fifty million dollars ($150,000,000), provided that such event must happen after an IPO and before the three year anniversary of the date of the grant. No shares were forfeited during the period. The Company recognized $81,000 in compensation expense related to restricted stock units for the year ended March 31, 2025, with $54,000 of unrecognized compensation cost as of March 31, 2025, expected to be recognized over a weighted average period of eight months. The fair value of performance awards is $27,000, for which the expense will be recognized when it is probable the performance will be met. The Company has yet to issue common stock for 25,000 vested RSUs.

F-16

Stock-based Compensation Expense

Stock-based compensation expense for the year ended March 31, 2025, was comprised of the following:

Years Ended March 31,
2025
Restricted Stock Units	$81,000
Stock options	663,862
Total stock-based compensation	$744,862

The total stock-based compensation expense of $744,862 for the year ended March 31, 2025, is included in the statements of operations within operating expenses as follows: $416,341 in general and administrative expenses, $31,867 in sales and marketing expenses, and $296,654 in research and development expenses.

11. Commitments and contingencies

Contingencies

The Company may be involved in legal proceedings, claims, and regulatory, tax or government inquiries and investigations that arise in the ordinary course of business. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. Additionally, we are required to comply with various legal and regulatory obligations around the world, and we regularly become subject to new laws and regulations in the jurisdictions in which we operate. The requirements for complying with these obligations may be uncertain and subject to interpretation and enforcement by regulatory and other authorities, and any failure to comply with such obligations could eventually lead to asserted legal or regulatory action. With respect to these matters, asserted and unasserted, we evaluate the associated developments on a regular basis and accrue a liability when we believe that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. We record such losses as general and administrative expenses on our statements of operations.

If we determine that a loss is probable or reasonably possible and the loss or range of loss can be reasonably estimated, we disclose the possible loss in the accompanying notes to the consolidated financial statements to the extent material.

12. Subsequent events

On April 3, 2025, the Company incorporated a wholly owned subsidiary, C2 Live Inc., in Ontario, Canada, to support its operations and employ its Canadian workforce. Prior to incorporation, the Company was a single entity.

Subsequent to March 31, 2025, the Company entered into a lease agreement for its new corporate headquarters located in Boca Raton, Florida. The lease, which commences on August 1, 2025, covers approximately 1,000 square feet of office space and has a term of 24 months. The base rent for the first year is $40.00 per square foot, resulting in a monthly base rent expense of $3,333, totaling $3,563 including signage and sales tax. In the second year, the base rent increases to $41.40 per square foot, with a corresponding monthly base rent expense of $3,450.

In September 2025, the Company entered into subscription agreements pursuant to which we sold an aggregate of 666,665 shares of its common stock at a purchase price of $3.75 per share, for gross proceeds of $2.5 million. After deducting placement agent fees of $204,480 and stock transfer fees of $7,600, the Company received net proceeds of approximately $2,287,920.

Management has evaluated subsequent events through October 31, 2025, the date the financial statements were available to be issued.

F-17

C2 Capital Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	March 31,
	2025	2025

ASSETS
Current Assets
Cash	$2,005,900	$2,282,018
Accounts receivable	117,661	85,504
Prepaid expenses	26,344	-
Total Current Assets	2,149,905	2,367,522

Non-Current Assets
Deposits	7,383	-
Property and equipment, net	16,079	8,122
Right-of-use asset	62,142	-
Intangible assets, net	65,000	80,000
Total Non-Current Assets	150,604	88,122
TOTAL ASSETS	$2,300,509	$2,455,644

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$23,102	$999
Accrued expenses	76,596	17,602
Creator liability	617,949	154,244
Operating lease liability, current portion	38,550	-
Deferred revenue	40,981	22,151
Total Current Liabilities	797,178	194,996

Operating lease liability, long term	23,861	-
TOTAL LIABILITIES	821,039	194,996

Commitments and contingencies (note 13)

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2025, and March 31, 2025	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 9,427,611 and 8,535,946 shares issued and outstanding as of December 31, 2025, and March 31, 2025, respectively	943	854
Additional paid-in capital	7,513,669	4,502,122
Accumulated deficit	(6,035,142)	(2,242,328)
TOTAL STOCKHOLDERS’ EQUITY	1,479,470	2,260,648
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,300,509	$2,455,644

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-18

C2 Capital Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Nine Months Ended December 31,
	2025	2024

Revenue	$3,340,965	$1,012,075
Cost of revenue	3,754,079	832,335
Gross profit (loss)	(413,114)	179,740

Operating expenses
General and administrative	1,268,226	646,048
Sales and marketing	752,994	176,789
Research and development	1,403,241	775,340
Total operating expenses	3,424,461	1,598,177

Loss from operations	(3,837,575)	(1,418,437)

Other Income:
Other income	44,761	24,823
Total other income	44,761	24,823
Net Loss	$(3,792,814)	$(1,393,614)

Loss per share of common stock - basic and diluted	$(0.42)	$(0.22)
Weighted average number of shares of common stock outstanding - basic and diluted	8,941,226	6,330,192

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-19

C2 Capital Group, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(unaudited)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance - March 31, 2024	-	$-	-	$-	$-	$-	$-
Common stock issued for cash, net of issuance cost	-	-	8,127,608	813	3,747,302	-	3,748,115
Common stock issued for services, net of issuance cost	-	-	133,334	13	(13)	-	-
Stock-based compensation - restricted stock units	-	-	175,002	18	60,733	-	60,751
Stock-based compensation - options	-	-	-	-	555,403	-	555,403
Capital contribution	-	-	-	-	10,000	-	10,000
Net loss	-	-	-	-	-	(1,393,614)	(1,393,614)
Balance -December 31, 2024	-	$-	8,435,944	$844	$4,373,425	$(1,393,614)	$2,980,655

Balance - March 31, 2025	-	-	8,535,946	854	4,502,122	(2,242,328)	2,260,648
Common stock issued for cash, net of issuance costs	-	-	666,665	67	2,107,385	-	2,107,452
Common stock issued for vested restricted stock units	-	-	225,000	22	(22)	-	-
Stock-based compensation - restricted stock units	-	-	-	-	54,000	-	54,000
Stock-based compensation - options	-	-	-	-	827,537	-	827,537
Stock-based compensation - warrants	-	-	-	-	22,647	-	22,647
Net loss	-	-	-	-	-	(3,792,814)	(3,792,814)
Balance -December 31, 2025	-	$-	9,427,611	$943	$7,513,669	$(6,035,142)	$1,479,470

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-20

C2 Capital Group, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,792,814)	$(1,393,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	904,185	616,154
Depreciation and amortization	19,102	15,093
Amortization of right-of-use asset	15,536	-
Changes in operating assets and liabilities:
Accounts receivable	(32,157)	(90,642)
Deposits and prepaid expenses	(33,727)	-
Accounts payable	22,103	26,781
Accrued expenses	58,994	16,037
Creator liability	463,705	53,312
Operating lease liability	(15,267)	-
Deferred revenue	18,830	19,614
Net cash used in operating activities	(2,371,510)	(737,265)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(12,059)	(3,356)
Purchase of intangible assets	-	(100,000)
Net cash used in investing activities	(12,059)	(103,356)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of costs	2,107,451	3,748,115
Capital contributions	-	10,000
Net cash provided by financing activities	2,107,451	3,758,115

Net change in cash	(276,118)	2,917,494
Cash at beginning of period	2,282,018	-
Cash at end of period	$2,005,900	$2,917,494

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Recognition of right-of-use asset and corresponding lease liability	$77,678	$-
Warrants issued for offering costs	$90,589	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-21

Notes to Condensed Consolidated Financial Statements

Unaudited

1. Nature of Operations and Going Concern

C2 Capital Group, Inc. (“C2” or the “Company”) is a Nevada corporation incorporated on March 28, 2024. C2’s live streaming platform, known as C2 Live, is a competitive, creator-first live streaming platform focused on maximizing earnings through high-impact virtual gifting and gamified monetization (“C2 Live”). Built on a modern technology stack, C2 Live offers a next-generation destination for real-time connection, live performance, and community-driven interaction.

On April 3, 2025, the Company incorporated a wholly owned subsidiary, C2 Live Inc., in Ontario, Canada, to support its operations and employ its Canadian workforce.

Going Concern

At December 31, 2025, the Company held approximately $2.0 million in cash and had working capital of $1.4 million. Since its inception, the Company has incurred recurring losses and experienced negative cash flows from operations. The Company expects to continue to incur losses for the foreseeable future and will require additional financing to fund its operations until it achieves profitability. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business.

We believe the Company has access to capital through the potential public issuance of equity securities or other financing arrangements. However, there can be no assurance that such financing will be available on acceptable terms, if at all. If the Company is unable to obtain additional capital, it may be required to reduce operating costs, curtail development activities, or implement other cost-saving measures. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations applicable to interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a compete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this registration statement.

Principles of Consolidation

These consolidated condensed financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company transactions and balances have been eliminated upon consolidation.

F-22

Notes to Condensed Consolidated Financial Statements

Unaudited

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. U.S. GAAP requires us to make estimates and judgments in several areas, including, but not limited to, breakage on deferred revenue and creator payout liabilities, and stock-based compensation. These estimates are based on management’s knowledge about current events, interpretation of regulations, and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar (“USD”). The functional currency of the Company’s Canadian subsidiary is the Canadian dollar (“CAD”). The financial statements of the Canadian subsidiary are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities, and the average exchange rates during the period for revenues and expenses. Translation gains and losses resulting from this process are included in other comprehensive income (loss) as a component of stockholders’ equity.

Foreign currency transaction gains and losses are recognized as incurred in earnings.

Fair value of Financial Instruments

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements) and the lowest priority to unobservable inputs (“Level 3” measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly, or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

There were no level 2 or 3 assets or liabilities as of December 31, 2025, and March 31, 2025.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company’s cash is primarily maintained in financial institutions it deems to be credit worthy in both the United States and Canada. Cash held in U.S. financial institutions may, at times, exceed U.S. Federal Deposit Insurance Corporation insurance limits. Cash held in Canadian financial institutions is subject to applicable Canadian deposit insurance limits. The Company has not experienced any losses on deposits of cash and cash equivalents.

F-23

Notes to Condensed Consolidated Financial Statements

Unaudited

Accounts Receivable and Allowance for Credit Losses

Accounts receivables are reported on the balance sheet net of an allowance for credit losses, in accordance with Accounting Standards Codification (“ASC”) ASC 326, Financial Instruments—Credit Losses. Accounts receivable consists primarily of amounts due from app stores or marketplaces for in-app purchases of virtual currency (coins) used to gift gems to creators. These receivables are expected to be collected in full due to the high creditworthiness of these stores and marketplaces and the short-term nature of the payment terms. To estimate expected credit losses over the contractual life of its receivables, the Company evaluates the credit quality of its counterparties, current economic conditions, and reasonable and supportable forecasts of future economic conditions. As of December 31, 2025, the Company determined that no allowance for credit losses was necessary.

Creator Liability

The Company records a creator liability for amounts owed to content creators in connection with activity on the Company’s platform. Creator liability consists of two primary components:

1.	Virtual Gem Liability – The Company’s platform includes virtual gems, which represent in-app virtual currency earned by creators through user engagement and gifting. Virtual gems are redeemable for cash by creators once certain minimum payout thresholds are met and are paid out in fixed increments in accordance with the Company’s policies. The Company records a liability for the estimated cash value of virtual gems earned and outstanding as of the balance sheet date that are eligible for redemption or are expected to become redeemable.

2.	Contractual Creator Payout Liability – The Company enters into agreements with certain creators that provide for fixed or variable compensation based on streaming time, performance metrics, or other contractual terms. The Company records a liability for earned but unpaid amounts due to creators under the terms of these agreements as of the reporting date.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s primary performance obligation is to provide a platform where customers may purchase virtual coins and redeem them to gift gems to online creators. Revenue is recognized at a point in time when a user redeems coins to gift gems, as this is when control is transferred and the Company’s performance obligation is satisfied.

Amounts received from the sale of coins that have not yet been redeemed are recorded as deferred revenue. To the extent that coins remain unredeemed, revenue is not recognized until the coins are redeemed or the user’s account is terminated. At the time of account termination, all unredeemed coins are recognized as revenue. Deferred revenue is expected to be recognized within one year, upon redemption or, if earlier, upon account termination, subject to certain limitations based on the terms of service.

F-24

Notes to Condensed Consolidated Financial Statements

Unaudited

The Company does not currently recognize breakage related to unredeemed coins or unpaid gems, as there is insufficient historical information to reliably estimate breakage. The Company will evaluate the recognition of breakage in future periods as sufficient data becomes available.

Cost of Revenue

Our cost of revenue consists of expenses associated with the delivery and distribution of our products. These mainly include expenses related to our technical infrastructure, such as cloud hosting and video streaming fees, as well as content costs from creator earnings, merchant fees, platform commission, credit card and other fees related to processing customer transactions. Our content costs are mostly related to payments to content providers to generate virtual coin sales and increase engagement on the platform. We pay fees to these content providers based on revenue generated, a flat fee, or both. Expensed content costs are included in cost of revenue on our consolidated statements of operations.

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and consist primarily of contract labor costs for R&D activities and stock-based compensation expense related to options granted to R&D contractors.

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether an arrangement contains a lease at inception. Operating lease right-of-use (“ROU”) assets and related lease liabilities are recognized on the balance sheet at the lease commencement date based on the present value of future lease payments over the lease term. The Company’s leases generally include office space. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Share-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense for using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved. The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2025, and 2024, diluted net loss per share is the same as basic net loss per share for each period. Potentially dilutive items outstanding as of December 31, 2025, and 2024 are as follows:

	December 31,	December 31,
	2025	2024
Options to purchase common stock	3,126,670	2,606,669
Restricted Stock Units	100,000	600,000
Warrants	60,588	-
	3,287,258	3,206,669

F-25

Notes to Condensed Consolidated Financial Statements

Unaudited

Advertising Expense

Advertising costs are expensed when incurred and are included in sales and marketing within our statement of operations. We incurred advertising expenses of $542,380 and $102,130 for the nine months ended December 31, 2025, and 2024, respectively.

Related parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Income Taxes

We are subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in determining our provision for income taxes and income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws.

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We recognize the deferred income tax effects of a change in tax rates in the period of the enactment.

We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized. We consider all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing tax planning strategies in assessing the need for a valuation allowance.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. We recognize interest and penalties related to uncertain tax positions as a component of the provision for income taxes.

Segment reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker (“CODM”) organizes segments for making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates the Company.

Management has determined that the Company’s operations currently constitute a single reportable segment in accordance with ASC 280. The CODM evaluates the Company’s operations on a consolidated basis and does not allocate resources or assess performance separately by geography or product and uses net loss to allocate resources in the annual budgeting and forecasting process, along with using that measure as a basis for evaluating financial performance quarterly.

F-26

Notes to Condensed Consolidated Financial Statements

Unaudited

Significant segment expenses that are provided to CODM on a regular basis and are included within reported measure of segment profit or loss are research and development, sales and marketing and general and administrative.

The condensed consolidated unaudited statements of operations for the nine months ended December 31, 2025, and 2024 reflect the net loss and significant segment expenses for the Company’s one reportable segment. The condensed consolidated balance sheets as of December 31, 2025, and March 31, 2025, also relate to the Company’s one reportable segment.

Recent Accounting Guidance

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, which enhances the transparency and decision usefulness of income tax disclosures. This standard requires public companies to disclose (i) specific categories in the rate reconciliation and additional information for reconciling items that meet a quantitative threshold, (ii) income taxes paid disaggregated by federal, state, and foreign taxes, as well as by material individual jurisdictions, and (iii) income from continuing operations before income tax expense disaggregated between domestic and foreign, and income tax expense from continuing operations disaggregated by federal, state, and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 for the year ended December 31, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements, as the guidance impacts disclosures only.

In November 2024, the FASB issued ASU 2024-03, which requires disaggregated information about certain income statement expense line items to be disclosed on an annual and interim basis. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Accordingly, the Company will adopt the standard for its fiscal year beginning April 1, 2027 (year ending March 31, 2028), and for interim periods within the fiscal year beginning April 1, 2028. Early adoption is permitted. The Company is currently evaluating the impact of this guidance and does not expect the adoption of this standard to have a material impact on its consolidated financial statements, as the guidance impacts disclosures only.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. Property, Plant & Equipment

Property and equipment consist of the following:

	December 31,	March 31,
	2025	2025
Property and equipment	$20,965	$8,906
Accumulated depreciation	(4,886)	(784)
Property and equipment, net	$16,079	$8,122

Depreciation expense was $4,102 and $93 for the nine months ended December 31, 2025, and 2024, respectively. Depreciation expense is included in general and administrative expenses.

4. Intangible Assets, net

Intangible assets consist of the following:

	December 31,	March 31,
	2025	2025
Purchased software	$100,000	$100,000
Accumulated amortization	(35,000)	(20,000)
Intangible assets, net	$65,000	$80,000

Amortization expense was $15,000 and $15,000 for the nine months ended December 31, 2025, and 2024, respectively. Amortization expense is included in general and administrative expenses.

F-27

Notes to Condensed Consolidated Financial Statements

Unaudited

5. Deferred Revenue

The Company operates an online streaming platform where users purchase virtual currency (“coins”), which can be converted into “gems” for tipping or gifting creators during live sessions. As of December 31, 2025, and March 31, 2025, deferred revenue totaled $40,981 and $22,151, respectively. This amount represents virtual coin purchases by users that have not yet been converted into gems or gifted to online creators. Deferred revenues are expected to be recognized within one year.

6. Creator Liability

As of December 31, 2025, and March 31, 2025, the creator liability totaled $617,949 and $154,244, respectively. Virtual gems represent in-app currency that users can redeem for cash upon reaching certain thresholds and are paid out in set increments.

7. Shareholders’ Equity

On April 1, 2026, the Company effected a 3-for-2 reverse stock split of its common stock. All issued and outstanding shares and per share amounts presented in the accompanying financial statements have been retroactively adjusted to reflect the reverse stock split for all periods presented.

Authorized Capital Stock

On March 28, 2024, the Company filed its Articles of Incorporation in the state of Nevada which authorized the Company to issue 60,000,000 shares. The Company has authorized 50,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. The Company shall have the authority to issue the shares of preferred stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Company.

Common Stock

On September 26, 2025, the Company issued 666,665 shares of common stock at $3.75 per share for cash proceeds of $2,107,452, net of offering costs. As part of the capital raise, the Company also issued 48,470 warrants to purchase common stock at an exercise price of $3.75 per share. The warrants expire five years from the issuance date. Additional information regarding the warrants is provided below under Warrants.

The Company issued 225,000 shares of common stock for vested restricted stock units.

During the nine months ended December 31, 2024, the Company issued an aggregate 8,127,608 shares of common stock (including 3,666,667 shares of the Company’s common stock to Jonathan Honig, the Company’s President, Principal Executive Officer and a member of the Board of Directors) for cash proceeds of $3,748,115, net of offering costs. In September 2024, the Company issued 133,334 shares of common stock for services rendered in connection with offering costs. Additionally, in November 2024, the Company issued 175,002 shares of common stock for vested restricted stock units.

Preferred Stock

As of December 31, 2025, and March 31, 2025, the Company did not have any issued and outstanding preferred shares.

F-28

Notes to Condensed Consolidated Financial Statements

Unaudited

8. Stock-Based Compensation

Stock Options

In April 2024, our Board of Directors adopted the C2 Capital Group, Inc. 2024 Omnibus Equity Incentive Plan (the “2024 Omnibus Plan”). The 2024 Omnibus Plan provides for the grant of equity awards to employees and consultants, including stock options, stock purchase rights, and restricted stock to purchase shares of our common stock. The 2024 Omnibus Plan authorizes the issuance of up to 5,000,000 shares of common stock. The 2024 Omnibus Plan is administered by our Board of Directors and expires ten years after adoption, unless terminated earlier by the Board.

During the nine months ended December 31, 2025, the Company granted 520,001 stock options under the 2024 Omnibus Plan to employees and non-employees. The options granted have an exercise price of $3.00 per share, expire in ten years, and are time vested or vest upon specific events based on the executed option award agreements.

During the nine months ended December 31, 2024, the Company granted 66,667 stock options to a board member and 2,000,000 stock options to Jonathan Honig, the Company’s President, Principal Executive Officer and a member of the Board of Directors, pursuant to the 2024 Omnibus Plan. The options have an exercise price of $0.27 per share, expire in ten years, and are subject to time-based vesting. On September 5, 2025, the President assigned 166,667 of his stock options to a consultant as compensation for legal services related to the Company’s S-1 registration statement. The Company recorded $462,500, representing the fair value of the options on the assignment date, as offering costs within additional paid-in capital, consistent with the treatment of costs directly attributable to the issuance of securities. Also, during the nine months ended December 31, 2024, the Company granted 540,002 stock options under the 2024 Omnibus Plan to employees and non-employees. The options granted have an exercise price of $3.00 per share, expire in ten years, and are time vested or vest upon specific events based on the executed option award agreements.

The stock options were valued using the Black-Scholes pricing model as indicated below:

	For the Nine Months Ended
	December 31,
	2025	2024
Exercise price	$3.00	$0.27 - $3.00
Expected term (years)	4.53 - 5.5	5.51
Expected stock price volatility	53% - 54.4%	67%
Risk-free rate of interest	3.7% - 3.943%	3.69%
Expected dividend rate	0%	0%

A summary of option activity under 2024 Omnibus Plan the for the nine months ended December 31, 2025, is presented below:

	Number of Shares	Weighted Average Exercise Price	Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of March 31, 2025	2,606,669	$0.84	$-	9.44
Granted	520,001	3.00	-	9.77
Outstanding as of December 31, 2025	3,126,670	$1.20	$-	8.82
Options vested and exercisable	1,882,789	$1.99	$-	8.82
Outstanding and expected to vest as of December 31, 2025	3,118,336	$1.19	$-	8.82

Estimated future stock-based compensation expense relating to unvested stock options is approximately $657,000 as of December 31, 2025, which will be recognized over a weighted average period of approximately 9 months.

F-29

Notes to Condensed Consolidated Financial Statements

Unaudited

Restricted Stock Units

A summary of restricted stock unit activity for the nine months ended December 31, 2025, is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested as of March 31, 2025	300,000	$0.27
Granted	-	-
Vested	(200,000)	0.27
Forfeited	-	-
Unvested as of December 31, 2025	100,000	$0.27

On April 30, 2024, the Company granted 200,000 shares of restricted stock to a non-employee, and 400,000 shares of restricted stock to employees. The granted shares had a weighted average grant date fair value of $0.27 per share. Of these, 500,000 shares are time-vested, vesting at a rate of 5% per month over a period of 20 months (1 year and 8 months), with full vesting of any unvested shares occurring immediately upon an initial public offering (“IPO”). The remaining 100,000 shares are performance-vested, subject to the Company maintaining a global market capitalization over a consecutive twenty (20) trading-day period of at least one hundred and fifty million dollars ($150,000,000), provided that such event must happen after an IPO and before the three (3) year anniversary of the date of the grant. As of December 31, 2025, 500,000 of the time-vested shares were vested. No shares were forfeited to date. The Company recognized $54,000 and $60,750 in compensation expense related to Restricted Stock Units for the nine months ended December 31, 2025, and 2024, respectively.

The performance based awards are not currently probable to vest, consequently, compensation expense has not been recognized to date for the 100,000 performance-vested restricted shares because the related performance condition has not yet been deemed probable of achievement. If the performance condition becomes probable, the Company expects to recognize approximately $27,000 of compensation expense over the remaining requisite service period.

Warrants

During the nine months ended December 31, 2025, the Company issued a total of 60,588 warrants.

In connection with the capital raise completed in September 2025, the Company issued 48,470 warrants with an exercise price of $3.75 per share and a five-year term. The fair value of the warrants was estimated using the Black-Scholes option-pricing model with assumptions consistent with those used for the option grants described above (expected volatility of approximately 53%, risk-free interest rate of 3.76%, and expected term of five years). The issuance of the warrants resulted in an increase and a corresponding decrease to additional paid-in capital, with no impact on the Company’s statement of operations.

On September 30, 2025, the Company entered into an Advisory Agreement with Dominari Securities LLC (the “Advisor”), pursuant to which the Advisor agreed to provide financial advisory services to the Company for a term of three months. The services include introducing the Company to potential business development opportunities, strategic partners, acquisition targets, executive candidates, and other professional advisors.

As consideration for the advisory services, the Company issued to the Advisor warrants to purchase 12,118 shares of common stock (the “Advisor Warrants”). The Advisor Warrants were earned and fully vested upon execution of the agreement, have an exercise price of $3.75 per share, a five-year term, and include customary piggyback registration rights.

F-30

Notes to Condensed Consolidated Financial Statements

Unaudited

The fair value of the Advisor Warrants was determined using the Black-Scholes option-pricing model based on the following assumptions: 5 year expected term, 53% volatility, 3.76% risk-free interest rate, and $0 dividend yield. The total fair value of the Advisor Warrants was recorded as an expense of $22,647 within general and administrative expenses for the nine months ended December 31, 2025.

Stock-based Compensation Expense

Stock-based compensation expense for the nine months ended December 31, 2025, and 2024, was comprised of the following:

	Nine Months Ended December 31,
	2025	2024
Restricted Stock Units	$54,000	$60,750
Warrants	22,647	-
Stock options	827,538	555,404
Total stock-based compensation	$904,185	$616,154

The total stock-based compensation expense of $904,185 for the nine months ended December 31, 2025, is included in the statement of operations as follows: $691,530 in general and administrative expenses, $16,970 in sales and marketing expenses, and $195,685 in research and development expenses.

The total stock-based compensation expense of $616,154 for the nine months ended December 31, 2024, is included in the statement of operations as follows: $323,357 in general and administrative expenses, $26,313 in sales and marketing expenses, and $266,484 in research and development expenses.

9. Commitments and contingencies

Commitments

On August 1, 2025, the Company entered into an operating lease agreement for its corporate headquarters located in Boca Raton, Florida. The lease covers approximately 1,000 square feet of office space and has a term of 24 months. The base rent over the term of the agreement ranges from $3,333 to $3,450 per month. The lease does not contain any renewal, purchase, or termination options and is classified as an operating lease under ASC 842.

Lease Costs

Nine Months Ended
December 31, 2025
Components of total lease costs:
Operating lease expense	$16,958
Total lease costs	$16,958

Lease Term and Discount Rate

Remaining lease term – operating lease	19 months
Discount rate – operating lease	5%

F-31

Notes to Condensed Consolidated Financial Statements

Unaudited

Cash Flows

Cash paid for amounts included in the measurement of lease liabilities:
Cash paid for operating leases	$16,667

The future annual minimum lease payments under the leases are as follows:

Fiscal Year Ending	Total Payments
March 31, 2026	$10,000
March 31, 2027	40,933
March 31, 2028	13,800
Total future minimum lease payments	64,733
Less: Lease imputed interest	(2,322)
Total	$62,411

Loss Contingencies

The Company may be involved in legal proceedings, claims, and regulatory, tax or government inquiries and investigations that arise in the ordinary course of business. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. Additionally, we are required to comply with various legal and regulatory obligations around the world, and we regularly become subject to new laws and regulations in the jurisdictions in which we operate. The requirements for complying with these obligations may be uncertain and subject to interpretation and enforcement by regulatory and other authorities, and any failure to comply with such obligations could eventually lead to asserted legal or regulatory action. With respect to these matters, asserted and unasserted, we evaluate the associated developments on a regular basis and accrue a liability when we believe that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. We record such losses as general and administrative expenses on our statement of operations.

If we determine that a loss is probable or reasonably possible and the loss or range of loss can be reasonably estimated, we disclose the possible loss in the accompanying notes to the unaudited financial statements to the extent material.

10. Subsequent events

Management has evaluated subsequent events through March 6, 2026, the date the financial statements were available to be issued.

In January 2026, the Board of Directors approved a 5% increase in the number of shares authorized under the 2024 Omnibus Plan, increasing the reserve by 630,740 shares.

F-32

                  Shares of Common Stock

C2 CAPITAL GROUP, INC.

__________________________________

PROSPECTUS

__________________________________

D. Boral Capital

             , 2026

Through and including      , 2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with our initial public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$2,995
NYSE American fee	$55,000
FINRA filing fee	$3,978
Printing expenses	$7,500
Legal fees and expenses	$600,000
Accounting fees and expenses	$135,000
Miscellaneous	$10,527
Total	$815,000

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, or (ii) any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.7502 of the NRS provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, Bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NRS further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

II-1

Section 78.752 of the NRS provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Our Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted the NRS, indemnify any and all persons whom it shall have the power to indemnify.

In addition to the indemnification obligations required by our Articles of Incorporation and Bylaws, we will enter into indemnification agreements with each of our directors and officers that provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these Articles of Incorporation provisions, Bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

2025

In March 2025, the Company issued an aggregate of 100,000 shares of common stock to officers and a director of the Company for services. The common stock was issued in reliance upon the exemption from registration provided by Rule 701 under the Securities Act.

In July 2025, the Company issued an aggregate of 225,000 shares of common stock to officers and a director of the Company for services. The common stock was issued in reliance upon the exemption from registration provided by Rule 701 under the Securities Act.

In September 2025, the Company sold an aggregate of 666,665 shares of common stock at a purchase price of $3.75 per share for aggregate gross proceeds of $2,500,000 to accredited investors. The common stock was offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 promulgated thereunder.

2024

In April 2024, the Company sold 3,666,667 shares of common stock to an executive officer and director of the Company for approximately $0.03 per share for gross proceeds of $115,000.

From May 2024 through July 2024, the Company sold an aggregate of 3,518,505 shares of common stock at a purchase price of $0.27 per share for aggregate proceeds of approximately $949,990 to accredited investors. The common stock was offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 promulgated thereunder.

In September 2024, the Company issued 133,334 shares of common stock to a placement agent for services. The common stock was offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 promulgated thereunder.

From October 2024 to December 2024, the Company sold an aggregate of 942,436 shares of common stock at a purchase price of $3.00 per share for aggregate gross proceeds of $2,827,250 to accredited investors. The common stock was offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 promulgated thereunder.

In November 2024, the Company issued an aggregate of 175,002 shares of common stock to officers and a director of the Company for services. The common stock was issued in reliance upon the exemption from registration provided by Rule 701 under the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of Incorporation of the Company
3.2*	Certificate of Amendment to the Articles of Incorporation of the Company dated April 1, 2026
3.3*	Bylaws of the Company
4.1*	Specimen Stock Certificate evidencing the shares of common stock
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1*+	C2 Capital Group, Inc. 2024 Omnibus Equity Incentive Plan
10.2+*	First Amendment to C2 Capital Group, Inc. 2024 Omnibus Equity Incentive Plan
10.3+*	Second Amendment to C2 Capital Group, Inc. 2024 Omnibus Equity Incentive Plan
10.4+*	Form of Option Agreement
10.5+*	Form of Restricted Stock Award Agreement
10.6*	Form of Elite Creator Contract
10.7+*	Executive Employment Agreement by and between the Company and Jonathan Honig dated July 1, 2025
10.8+*	Executive Employment Agreement by and between the C2 Live Inc., a wholly owned subsidiary of the Company, and Lamont Wilcott, dated September 6, 2025
10.9+*	Executive Employment Agreement by and between the Company and Geoff Kendall dated September 7, 2025
10.10*	Form of indemnification agreement for officers and directors
21.1*	Subsidiaries of the registrant
23.1*	Consent of dbbmckennon, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this registration statement)
107*	Filing Fee Table

* Filed herewith.

** Previously filed.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

II-3

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on April 29, 2026.

C2 CAPITAL GROUP, INC.

By:	/s/ Jonathan Honig
Name:	Jonathan Honig
Title:	President, Principal Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Honig	President, Principal Executive Officer and Chairman of the Board	April 29, 2026
Jonathan Honig	(Principal Executive Officer)

/s/ Lamont Wilcott	Chief Executive Officer	April 29, 2026
Lamont Wilcott

*	Chief Financial Officer	April 29, 2026
Melony Valleau	(Principal Financial and Accounting Officer)

*	Chief Product Officer	April 29, 2026
Geoff Kendall

*	Chief Technology Officer	April 29, 2026
Muntasir Mohiuddin

*	Director	April 29, 2026
Adam Berk

*	Director	April 29, 2026
Sari Gabay

*	Director	April 29, 2026
Maxine Hochhauser

* By:	/s/ Jonathan Honig
Jonathan Honig, Attorney-In-Fact

II-5

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2026

PROSPECTUS

1,000,000 Shares of Common Stock

The selling stockholders plan to sell an aggregate of up to 1,000,000 shares of common stock.

The selling stockholders must sell their shares at a fixed price per share of $4.50, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of 3,750,000 shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

We have applied to list the shares of our common stock on the NYSE American under the symbol “CCLV” which listing is a condition to this offering.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 7 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2026

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with an initial public offering of 3,750,000 shares of our common stock through the underwriters (excluding 562,500 shares which may be sold upon exercise of the underwriters’ over-allotment option). Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 651,214 shares of our common stock (the “Resale Shares”).

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 9,427,611 shares of common stock issued and outstanding as of April 21, 2026.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)		Percentage of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering(2)	Percentage of Common Stock Beneficially Owned After this Offering(2)
SLS GROUP INC. (3)	33,334		*	33,334	0	-
IDO ZAKEN	33,334		*	33,334	0	-
PETER BENZ	190,667		2.02%	33,334	157,333	1.67%
DAPS INVESTCO LLC (4)	66,667		*	66,667	0	-
BRIEN WLOCH	25,185		*	6,667	18,518	*
CLAYTON STRUVE	61,944		*	26,667	35,277	*
CARMINE DEMARZO	6,667		*	6,667	0	-
MELVILLE INGALLS	27,445		*	13,334	14,111	*
RICHARD MOLINSKY	263,334		2.79%	13,334	250,000	2.65%
PATRICK ROGAN	26,667	(5)(6)	*	13,334	13,333	*
OLYPHANT RE DEVELOPMENT LLC (6)	13,334		*	13,334	-	-
ALKIS ZINGAS & MARIA T. VLACHAKI JT TEN	6,667		*	6,667	-	-
DONALD SESTERHENN	14,426		*	2,667	11,759	*
ALBERT GENTILE & HEIDI GENTILE TEN COM	20,750	(7)	*	13,334	7,416	*
TRISTAN CHAUDHRY	33,334		*	33,334	-	-
ROSS TERESI	13,334		*	13,334	-	-
ERICA GROUSSMAN	26,667		*	26,667	-	-
JASMINDER SINGH	40,000		*	40,000	-	-
CHERYL HINTZEN	75,556		*	13,334	62,222	*
CLAUDE JAMES PRIEUR & KAREN PRIEUR JT TEN	31,519		*	8,000	23,519	*
STETSON CAPITAL INVESTMENTS LLC (8)	33,334		*	33,334	-	-
AKAA FAMILY LLLP (9)	66,667		*	66,667	-	-
MIKLOS JOHN GULYAS	33,334		*	33,334	-	-
YOUNGJUN YOUN	13,334		*	13,334	-	-
UNICORN CAPITAL PARTNERS LLC (10)	33,334		*	33,334	-	-
DLJJ HOLDINGS LLC (11)	145,334		1.54%	45,334	100,000	*
GRACE ZHONG	8,534		*	8,534	-	-
TOTAL				651,214

* Less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days of April 21, 2026 through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3)	SLS Group LLC (“SLS”) is controlled by Champion Industries Inc. and Sanskirt LLC. Joe Thomas is the President of Champion Industries Inc. and Harvey Carmichael is the President of Sanskirt LLC and, in such capacity, Joe Thomas and Harvey Carmichael have the right to vote and dispose of the securities held by SLS. The address of SLS is 6582 S. Big Cottonwood Canyon Road, Suite 200, Salt Lake City, UT 84121.

(4)	Paul Sohn is the Managing Member of DAPS INVESTCO LLC (“DAPS”) and, in such capacity, has the right to vote and dispose of the securities held by DAPS. The address of DAPS is 301 East Hopkins, Suite 201, Aspen, CO 81611.

(5)	Includes (i) 13,334 shares of common stock held by Patrick Rogan and (ii) 13,334 shares of common stock held by Olyphant RE Development LLC.

(6)	Patrick Rogan a Member of Olyphant RE Development LLC (“Olyphant”) and, in such capacity, has the right to vote and dispose of the securities held by Olyphant. The address of Olyphant is 113 Marcaby Lane, S. Abington Township, PA 18411.

(7)	Excludes 18,519 shares of common stock held by Albert Gentile.

(8)	John Stetson is the Managing Member of Stetson Capital Investments LLC (“Stetson Capital”) and, in such capacity, has the right to vote and dispose of the securities held by Stetson Capital. The address of Stetson Capital is 2300 E. Las Olas Blvd., 5th Floor, Fort Lauderdale, FL 33301.

(9)	Douglas Perera is the Managing Member of AKAA Family LLLP (“AKAA”) and, in such capacity, has the right to vote and dispose of the securities held by AKAA. The address of AKAA is 1815 Pointe Drive, Talbott, TN 37877.

(10)	Andrew Haag is the Managing Member of Unicorn Capital Partners LLC (“Unicorn”) and, in such capacity, has the right to vote and dispose of the securities. The address of Unicorn is 1688 Meridian Avenue, Suite 600, Miami Beach, FL 33139.

(11)	Darren Roberts is the Manager of DLJJ Holdings LLC and, in such capacity, has the right to vote and dispose of the securities. The address of DLJJ Holdings LLC is 17115 Avenue Le Rivage, Boca Raton, FL 33496.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the Resale Shares are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at a price of $ per share until our shares are listed on the NYSE American and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In general, a person who has beneficially owned restricted shares of our common stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the Resale Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the Resale Shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Resale Shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the Resale Shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell Resale Shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the Resale Shares outside of the ordinary course of business or, at the time of the purchase of the Resale Shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the Resale Shares. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Resale Shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the Resale Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Resale Shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the Resale Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in passive market-making activities with respect to the Resale Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of the Resale Shares made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The shares of common stock may be sold in one or more transactions at a price of $4.50 per share until our shares are listed on the NYSE American and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.